Exhibit 10.1

SERVICES AGREEMENT

Between

SUPERVALU INC.

And

Moran Foods, LLC

Effective Date: December 5, 2016

Confidential Treatment Requested by SUPERVALU INC.

Services Agreement	General Terms and Conditions

Services Agreement

Between

SUPERVALU INC. (“Supplier” or “SUPERVALU”)
a Delaware corporation with offices at 11840 Valley View Road, Eden Prairie, Minnesota 55344

And

Moran Foods, LLC (“Customer” or “Save-A-Lot”)
a Delaware limited liability company with offices at 100 Corporate Office Dr., Earth City, Missouri 63045

(collectively, Customer and Supplier “Parties” or singularly “Party”)

Effective Date:    December 5, 2016

This Services Agreement (“Agreement”) consists of this signature document, plus the attached GENERAL TERMS AND CONDITIONS, GLOSSARY, Schedule A (Services) (and its attached Schedules listed on the next page and the Attachments thereto), and Schedule B (Charges) (and its attached Schedules listed on the next page, and Exhibits 1-6.

Intending to be legally bound, each of the undersigned Parties has caused its duly authorized representative to execute this Agreement as of the Effective Date.

	SUPERVALU INC.		Moran Foods, LLC
By:	/s/ Randy Burdick	By:	/s/ Eric Claus
Printed:	Randy Burdick	Printed:	Eric Claus
Title:	EVP Professional Services & Chief Information Officer	Title:	Chief Executive Officer & President

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

Services Agreement	General Terms and Conditions

SERVICES AGREEMENT
TABLE OF CONTENTS

Services Agreement	General Terms and Conditions
Page i

3.3	Governance and Management	8

3.4	Compliance with Laws	8

3.5	Powers of Attorney	8

3.6	Change Control Procedure	9

3.7	Supplier and Customer Policies	11

4.	SUPPLIER PERSONNEL AND SUBCONTRACTING	11

4.1	General Requirements for Supplier Personnel	11

4.2	Subcontracting	11

4.3	Non-Hiring of Employees	12

5.	CHARGES	12

6.	CUSTOMER RESPONSIBILITIES	13

6.1	General	13

6.2	Customer Facilities and Resources	14

6.3	Required Consents	14

7.	DATA SECURITY AND PROTECTION	15

7.1	Data Security	15

7.2	PCI Compliance	15

8.	CONFIDENTIALITY	17

8.1	“Confidential Information” Defined	17

8.2	Confidentiality Obligations	17

8.3	Exceptions	18

8.4	Compelled or Permitted Disclosure	18

8.5	Term	18

8.6	Termination	19

8.7	No Implied Rights	19

8.8	Securities Laws	19

Services Agreement	General Terms and Conditions
Page ii

8.9	Public Disclosures	19

9.	INTELLECTUAL PROPERTY RIGHTS	19

9.1	Independent IP	19

9.2	Work Product; Developed Material	20

9.3	Deliverables	20

9.4	Licenses Survive Bankruptcy	21

9.5	Non-Interference	21

9.6	Mental Impressions	21

10.	TERM AND TERMINATION	21

10.1	Term	21

10.2	Termination by Customer	21

10.3	Termination by Supplier	23

10.4	Disengagement Assistance	24

10.5	Other Obligations at Termination or Expiration.	25

10.6	Effect of Termination or Expiration	26

11.	AUDITS AND RECORDS	26

12.	WARRANTIES	26

12.1	Deliverables	26

12.2	Viruses	26

12.3	DISCLAIMER	26

13.	INSURANCE	27

14.	INDEMNIFICATION	27

14.1	Indemnification by Customer	27

14.2	Indemnification by Supplier	28

14.3	Indemnification Procedures	29

15.	LIABILITY	30

Services Agreement	General Terms and Conditions
Page iii

15.1	Limitation of Liability and Exclusions	30

15.2	Force Majeure	30

16.	DISPUTE RESOLUTION	31

16.1	Disputes	31

16.2	Proceedings	31

16.3	Arbitration	31

16.4	Remedies	32

16.5	Governing Law	32

16.6	Jurisdiction and Venue	32

17.	MISCELLANEOUS	33

17.1	Waiver	33

17.2	Certain Equitable Remedies; Remedies Cumulative	33

17.3	Assignment	33

17.4	Permitted Assignment	33

17.5	Notices	34

17.6	Interpretation	34

17.7	Order of Precedence	35

17.8	Severability	35

17.9	Counterparts	35

17.10	Third Party Beneficiaries	35

17.11	Contract Amendments and Modifications	35

17.12	Survival	35

17.13	Entire Agreement	35

Services Agreement	General Terms and Conditions
Page iv

SCHEDULES
Schedule A    Services
Schedule A-1     (Technical Services)
Schedule A-2     (HR Services)
Schedule A-3     (Finance Services)
Schedule A-4     (Miscellaneous Services)
Schedule A-5     (Service Level Agreements)
Schedule A-6     (Disengagement Assistance)

Schedule B    Charges
Schedule B-1    Base Charge
Schedule B-2    Monthly Baselines
Schedule B-3     Rate Card
Schedule B-4     Pass Through Expenses
Schedule B-5    Purchase Order Fees
Schedule B-6    Form of Invoice
Schedule B-7    Supplier Hourly Rates
Schedule B-8    Audits
Schedule B-9    Oracle Migration Plan and Acceptance Criteria
Schedule B-10 Business Intelligence Migration Plan and Acceptance Criteria
Schedule B-11 Dedicated Applications
Schedule B-12    IP/IT Expenses

EXHIBITS

Exhibit 1	Illustrative Examples
Exhibit 2	Supplier and Customer Organizations
Exhibit 3	Governance Meetings
Exhibit 4	Project Order Form
Exhibit 5	Change Order Form
Exhibit 6	PCI Responsibility Matrix

Services Agreement	General Terms and Conditions
Page v

GENERAL TERMS AND CONDITIONS

1.	PREAMBLE

1.1Background and Purpose
This Agreement is made and entered into with reference to the following:

(a)
Customer is a hard discount grocery retailer and distributor (“Hard Discount Business”). Until the Effective Date, Customer and its Subsidiaries were Subsidiaries of Supplier. On the Effective Date, Supplier separated Customer from Supplier’s business, resulting in Customer becoming an independent enterprise (the “Separation”).

(b)	As part of the Separation, Customer requires the continued provision of certain Functions that were previously provided by Supplier before the Separation.

(c)	Supplier is a grocery wholesaler and retailer and a service provider that until the Effective Date performed for Customer such Functions.

(d)	This Agreement is a services agreement that documents the terms and conditions pursuant to which Customer will obtain from Supplier the Services described in Schedule A (Services).

1.2Defined Terms
Many capitalized terms used in this Agreement are defined in the first instance where they are used. The GLOSSARY that follows these GENERAL TERMS AND CONDITIONS lists each defined term used in this Agreement and sets forth either its definition or a cross-reference to the document containing the definition.

2.	SERVICES

2.1Scope of Services
During the Term, Supplier will provide, or shall cause its Subsidiaries, its Affiliates or Subcontractors designated by Supplier to provide, to Customer and its Subsidiaries the following services, as they may evolve and be supplemented, modified or replaced during the Term, in accordance with the terms and conditions of this Agreement (collectively “Services”):

(a)	the Functions for which Supplier is expressly responsible as set forth on Schedule A (Services);

(b)	any Project Services that Customer contracts with Supplier to perform pursuant to a Project Order; and

(c)	any Enhancements or New Services that Customer contracts with Supplier to perform pursuant to a Change Order.

Subject to Sections 2.6 and 4.1, Customer acknowledges and agrees that all management decisions and final conclusions in any way related to its receipt of the Services are the sole responsibility of Customer. Except as provided under Section 3.5 below, this Agreement does not impose any obligation upon Supplier to, and Supplier will not, perform any management functions or make any management or other business decisions or conclusions for or on behalf of Customer in its performance of the Services. Under no circumstances will the Services include any opinion, advice

Services Agreement	General Terms and Conditions Page 1

or representation to Customer or other legal services for or on behalf of Customer (including, without limitation, legal opinions or advice, tax opinions or advice, compliance opinions or advice) and the Parties understand and acknowledge that Customer is negotiating for the provision of environmental services from Albertson’s LLC (collectively “Excluded Services”). Each Service shall be provided in accordance with Section 5 below or as the Parties may otherwise agree in writing. Each Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth in this Agreement and in the Schedules. As used in this Agreement, references to the “Supplier” shall also refer to any Affiliates, Subsidiaries or Subcontractors designated by Supplier to provide Services as appropriate.

Supplier shall have the right to shut down temporarily for planned maintenance purposes the operation of any facilities that provide a Service to any Service Recipient; provided, however, that Supplier (a) shall provide reasonable advance notice to the applicable Service Recipient of such planned maintenance, (b) will use commercially reasonable efforts to schedule maintenance during Customer’s non-business hours and not unduly burden Customer’s business, and (c) will use commercially reasonable efforts to cooperate with the affected Service Recipient to minimize the effect of such maintenance on such Service Recipient in at least the same manner as such effects are minimized for similar shutdowns the Supplier implements for its own business or, if more favorable for such Service Recipient, for other recipients of similar services from Supplier. Subject to the foregoing, Supplier shall be relieved of its obligations to provide the Services affected by such shutdown during the period that its facilities are so shut down in accordance with this Section.

2.2	Use of the Services
The Services may be received and used by Customer and its Subsidiaries (each, a “Service Recipient”) for its Hard Discount Business in the United States and in the U.S. territories and foreign countries where the Service Recipients operate from time to time on the terms and conditions set forth in this Agreement. The Services shall only be used by individuals who are (x) employees or independent contractors of the Service Recipients, (y) acting solely for the benefit of the Service Recipients and (z) only to the extent their use of the Services requires them to be exposed to Confidential Information of Supplier subject to confidentiality obligations at least as restrictive as those contained in the Agreement. No Service Recipient shall (a) except as expressly provided in this Agreement, assign, license, sublet, resell, pass through or transfer any of the Services to any person or entity whatsoever or (b) except as expressly provided in this Agreement, permit the use of the Services by any entity other than a Service Recipient; provided, however, that Customer shall remain liable for (i) its obligations hereunder and (ii) any breach by its Subsidiary of this Agreement. Notwithstanding the foregoing, certain Services may be used, to the extent requested by Customer, for the benefit of licensee stores of Customer (“Customer Licensees”) to the extent such Services were provided by Supplier to Customer Licensees (whether directly or through the Service Recipients) in the ordinary course of business within twelve (12) months prior to the Effective Date; provided, however, Supplier shall have no direct responsibility or obligation to any Customer Licensee, except as specifically described in this paragraph, and Customer shall remain liable for (i) its obligations hereunder and (ii) any breach by such Customer Licensees of this Agreement.

2.3	Projects
“Project Services” mean discrete non-recurring Functions that Supplier is to perform under this Agreement as a Project.

Services Agreement	General Terms and Conditions Page 2

2.4	Enhancements
“Enhancement” means (a) a change made in the ordinary course of business to (i) the quality or features of a Service, but without a change to the nature of the Services (which is addressed in clause (ii)), (ii) the nature of a Service, including a change to components or methodologies used to implement Services, which change is in response to a change in the business environment, or the methods by which Supplier provides the Services or (iii) the frequency of the Services; or (b) immaterial changes to the Services. Exhibit 1 (Illustrative Examples) contains illustrative examples of Enhancements and New Services. Without limiting the generality of the foregoing, Customer’s request for provision of Services to new stores shall not constitute an Enhancement, but instead shall be subject to Section 2.2 of Schedule B (Charges).

2.5	New Services
“New Services” mean the introduction of a materially new or different service that Supplier agrees to perform under this Agreement (other than Project Services or Enhancements), except to the extent explicitly addressed in the Agreement including as provided in Schedule B Charges). Without limiting the generality of the foregoing, Customer's request for provision of Services to new stores shall not constitute a New Service, but instead shall be to subject to Section 2.2 of Schedule B (Charges).

2.6	Relationship of the Parties
Each Party, in performing its obligations under this Agreement, is acting as an independent contractor. As between Supplier and Customer, Supplier has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier Personnel under this Agreement. Neither Party is an employee or agent of the other Party or its Affiliates and has no authority to represent or bind the other Party or its Affiliates as to any matters.

2.7	IT Systems
Subject to Section 2.4 of Schedule B (Charges) and with respect to those IT Systems for which Supplier is providing Services or is using to provide Services, Supplier and Customer shall reasonably cooperate to maintain current, common and compatible IT Systems (including, without limitation, Customer’s conversion to Oracle Cloud Services consistent with Schedule B-9 (Oracle Migration Plan and Acceptance Criteria). Such cooperation will include giving the other Party reasonable advance notice of any changes to its IT Systems that are likely to have a substantial effect on the other Party or the Services. Customer shall complete Customer IT System changes (whether new, upgrades, or updates) related to the Services only after consultation and design review with Supplier and consistent with the IT Release Calendar, IT Change Management, and IT Freeze Periods. Nothing herein shall prohibit Customer from making such changes to its businesses or operations as it deems necessary in its sole and absolute discretion (including upgrading or changing technology, software or its IT Systems, or migrating to IT Systems that are not current, common or compatible with Supplier’s IT Systems); provided, that Customer’s IT Systems (including changes thereto) must be supportable, secure and compliant such that Supplier may continue to provide the Services to Customer including with respect to PCI compliance. Any Customer IT Systems that become materially different from Supplier’s IT Systems or upgrade plans or any Customer IT Systems changes that Supplier reasonably determines, after consultation and design review with Customer, will materially impact Supplier’s IT Systems or ability to provide the Services will be a New Service subject to the Change Control Procedure. Nothing herein shall prohibit Supplier from making such changes to its businesses or operations as it deems necessary in its sole and absolute discretion (including upgrading or changing technology, software or IT Systems used by it in connection with this Agreement) and applying such changes, to the extent applicable, to the Services; provided,

Services Agreement	General Terms and Conditions Page 3

however, that any such upgrade or change shall not result in a degradation of any Service in any material respect, including as to security and reliability, or any increase in the Charges hereunder or Customer’s costs of receiving the Services. Supplier may from time to time, and upon request by the Customer shall, logically and/or physically separate Customer’s data within Supplier’s IT Systems, subject in the case of physical separation to the provisions of Schedule B (Charges).

2.8	Omitted Services
The Parties acknowledge and agree that Schedule A (Services) does not constitute an exhaustive list of the Services to be provided hereunder and that their intent is that Supplier shall continue to provide to Customer all of the services that it provided during the twelve (12) month period prior to the Effective Date in the ordinary and recurring course of Customer's business, other than Excluded Services and services that (i) Customer discontinued or terminated in accordance with this Agreement after the Effective Date; (ii) that Supplier is no longer obligated to perform under the terms of Sections 2.9 through 2.13 below; or (iii) that Supplier discontinued or terminated in accordance with Section 10.3 this Agreement after the Effective Date. To the extent that any services not specified in Schedule A (Services) (other than Excluded Services and services that either Party discontinued or terminated in accordance with this Agreement after the Effective Date or that Supplier is no longer obligated to perform under the terms of Sections 2.9 through 2.13 below), were provided in Customer’s ordinary and recurring course of business by Supplier to Customer immediately prior to the Effective Date, Supplier shall continue to provide such Services without any increase to the Base Charge and the Parties shall reasonably cooperate in good faith to document such services in an amended version of Schedule A (Services) upon written notice sent by Customer to Supplier within six (6) months following the Effective Date.

2.9	Migrations
Customer desires to convert to a separate instance of Oracle and Business Intelligence software for its exclusive use and will require Supplier's assistance.

(a)
Customer and Supplier shall fulfill their respective responsibilities under Schedule B-9 (Oracle Migration Plan and Acceptance Criteria). Following the Effective Date, the Parties will cooperate in good faith to amend Schedule B-9 (Oracle Migration Plan and Acceptance Criteria) to include a detailed project plan consistent with the provisions of and timeline set forth in Schedule B-9 (Oracle Migration Plan and Acceptance Criteria). Once a separate instance of Oracle is fully functional, the Oracle-related Services set forth in Schedule A-1 (Technical Services) (including the “Fin IT Services” and “Finance and Accounting Services” referred to on Schedule B-1) will remain the same as set forth therein. In the event that the migration of Oracle software falls behind the schedule set out in Schedule B-9 (Oracle Migration Plan and Acceptance Criteria), as amended, by more than [**], at Customer's option Customer may elect to receive a credit against Charges to Supplier in an amount equal to [**]. If the migration of Oracle software falls behind the schedule set out in Schedule B-9 (Oracle Migration Plan and Acceptance Criteria), as amended, by more [**], Customer may elect to terminate the Oracle-related Services pursuant to Section 10.2(a)(iii). Any delay attributable to the failure of Customer to fulfill Customer Responsibilities shall not be included in the duration that Supplier is deemed to be behind the schedule of migration for purposes of this Section 2.9(a), so long as the Supplier complies with its

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement	General Terms and Conditions Page 4

obligations in clauses (ii) and (iii) of the last paragraph of Section 6.1. Supplier shall not use the instance of Oracle implemented under this Section 2.9(a) to provide services or support any entity other than a Service Recipient or a Customer Licensee under this Agreement. Credits against the Charges and the right to terminate the Oracle-related Services under this Section 2.9(a). shall be the sole remedy available to Customer in case of any breach by Supplier of Section 2.9(a) and Schedule B-9 (Oracle Migration Plan and Acceptance Criteria).

(b)
Until the completion of the migration of Oracle software, Supplier will provide to Customer fiscal calendar reconciliation services [**]. These calendar reconciliation services will consist of providing financial and accounting services on the basis of fiscal quarters and fiscal years ending on the Saturday closest to the calendar quarter-end and year-end, and providing a manual roll-forward or roll-back, as applicable, of financial and/or accounting information from such Saturday to the applicable calendar quarter-end and year-end.

(c)
Customer and Supplier shall fulfill their respective responsibilities under Schedule B-10 (Business Intelligence Migration Plan and Acceptance Criteria). Once a separate instance of the Business Intelligence software is fully functional, the Business Intelligence-related Services set forth in Schedule A-1-5 will be updated according to its terms, subject to transition costs Charges as specified in Section 2.4 of Schedule B (Charges). In the event that Supplier’s performance of its obligations with respect to the migration of Business Intelligence software falls behind the schedule set out in Schedule B-10 (Business Intelligence Migration Plan and Acceptance Criteria) [**], at Customer's option Customer may elect to receive a credit against Charges to Supplier in an amount equal to [**]. If the migration of Business Intelligence software falls behind the schedule set out in Schedule B-10 (Business Intelligence Migration Plan and Acceptance Criteria) [**], Customer may elect to terminate the Business Intelligence-related Services pursuant to Section 10.2(a)(iii); provided that any delay attributable to the failure of Customer to fulfill Customer Responsibilities shall not be included in the duration that Supplier is deemed to be behind the schedule of migration for purposes of this Section 2.9(c), so long as Supplier complies with its obligations in clauses (ii) and (iii) of the last paragraph of Section 6.1.

(d)
Customer will cooperate with Supplier in good faith, including by providing interfaces to Supplier’s related IT Systems and training Customer’s personnel using training materials and instructor training provided by Supplier, to move the Human Resources/PeopleSoft and Microsoft Office 365 applications of Customer from the current premise based environment to a cloud environment (which may or may not be a shared environment) before the [**].

2.10Finance and Accounting Services
Customer has notified Supplier that it intends to provide for itself the Finance and Accounting Related Services listed at the end of this Section (the "Transitional Finance and Accounting Services") and it therefore requires such services for only a transitional time period. The Transitional Finance and Accounting Services will be provided for a term of six (6) months, and Customer may terminate individual Transitional Finance and Accounting Services by giving Supplier at least thirty (30) days' written notice and the Parties will reasonably cooperate to effect an orderly transition period consistent with the Disengagement Assistance. Customer may extend the term for such Transitional Finance and Accounting Services for up to one (1) additional 90-day term upon sixty (60) days

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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written notice to Supplier. Notwithstanding anything to the contrary set forth in Section 10.2(c), Customer will have no termination liability in connection with the termination of such Transitional Finance and Accounting Services in accordance with the terms of this Section 2.10. For the avoidance of doubt, termination of Transitional Finance and Accounting Services shall not result in any reduction of the Base Charge. The Transitional Finance and Accounting Services are as follows:

No	Sub-Team
A-3-2	Compensation / Benefit Accounting
A-3-3	Corporate Accounting
A-3-6	Fixed Asset / Lease Accounting
A-3-7	General Ledger
A-3-9	Indirect And Strategic Sourcing
A-3-10	(i) Internal Audit SOX, (ii) SOX Business Process Controls and ITGC's is not a Transitional Finance and Accounting Service
A-3-12	IT Finance
A-3-16	Risk Finance
A-3-17	Sales, Cash Control And It Retail Systems
A-3-19	Treasury
A-3-21	Retail Store Audit

2.11	Transitional Miscellaneous Services
Customer has notified Supplier that it intends to provide for itself the Transitional Miscellaneous Services listed at the end of this Section (the "Transitional Miscellaneous Services") and it therefore requires such services for only a transitional time period. The Transitional Miscellaneous Services will be provided for a term of six (6) months, and Customer may terminate individual Transitional Miscellaneous Services by giving Supplier at least thirty (30) days' written notice. Customer may extend the term for such Transitional Miscellaneous Services for up to one (1) additional 90-day terms upon sixty (60) days written notice to Supplier. Notwithstanding anything to the contrary set forth in Section 10.2(c), Customer will have no termination liability in connection with the termination of such Transitional Miscellaneous Services in accordance with the terms of this Section 2.11. For the avoidance of doubt, termination of Transitional Miscellaneous Services shall not result in any reduction of the Base Charge. The Transitional Miscellaneous Services are as follows:

No	Sub-Team
A-4-3	Facilities Management
A-4-4	Energy Management

2.12	Transitional Claims Management Services
Supplier has agreed to provide claims management Services for Customer (“Transitional Claims Management Services”) for only a transitional time period. For the avoidance of doubt, the Transitional Claims Management Services shall not include legal opinions or advice, tax opinions or advice, compliance opinions or advice. The Transitional Claims Management Services will be provided for a term of up to six (6) months. Customer may terminate the Transitional Claims Management Services by giving Supplier at least sixty (60) days' written notice. For the avoidance

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of doubt, termination of Transitional Claims Management Services shall not result in any reduction of the Base Charge.

2.13	Transitional Use of Taleo
Supplier has agreed to provide application tracking services provided through Taleo platform (“Taleo Services”) only for a transitional time period. The Taleo Services will be provided for a term from the Effective Date through September 1, 2017. Customer may terminate the Taleo Services by giving Supplier at least sixty (60) days' written notice. For the avoidance of doubt, termination of Taleo Services shall not result in any reduction of the Base Charge.

2.14	Process Documentation
Supplier has provided to Customer certain documentation of end to end processes for the Services (the “Process Documentation”). Supplier shall maintain the Process Documentation on a reasonably current basis to reflect the end to end processes then being used to provide the Services. Without limiting the foregoing, reasonably promptly following any termination of this Agreement or any individual Service, Supplier shall update all of the Process Documentation or the Process Documentation for the terminated Service, respectively, and provide it to Customer.

3.	PERFORMANCE

3.1Time of Performance
Supplier will perform the Services in accordance with any applicable time schedules set forth in this Agreement and in the Schedules. If any failure of Customer to perform Customer Responsibilities prevents or delays the timely performance of Services by Supplier, then Supplier shall give Customer reasonably prompt written notice (which may be by email) and use commercially reasonable efforts to perform its own responsibilities on a timely basis. If, having done so and having met the other conditions set forth in clauses (ii) and (iii) of the last paragraph of Section 6.1, Supplier's performance is nevertheless delayed, Supplier will make an equitable adjustment to the schedule for performance and to the performance levels (“Service Levels”) related thereto set forth in Schedule A-5 (Service Level Agreements).

3.2	Manner of Performance
Supplier shall render the Services as set forth in Schedule A (Services) in a professional and workmanlike manner that is in a manner, scope, nature and quality and standard of care that is no less than, in all material respects, the manner, scope, nature, quality and standard of care as such Services were performed by Supplier for Customer during the six (6) month period prior to the Effective Date or any Change Order or Project Order. Schedule A-5 (Service Level Agreements) sets forth performance levels for certain Services. For the avoidance of doubt, the service level credits set forth in Schedule A-5 (Service Level Agreements) and the termination rights set forth in Sections 10.2(a)(ii) and 10.2(d), shall be the sole and exclusive remedies of Customer against Supplier for Supplier’s failure to meet such performance levels; provided that Customer may also pursue monetary damages at law against Supplier if Customer terminates this Agreement or a Service Category under Section 10.2(a) after Supplier makes a written public announcement in a national press release or a filing with the Securities and Exchange Commission specifically stating that Supplier intends to terminate or wind down (or has terminated or wound down) its professional services business (it being understood that the termination of the business of any individual customer of Supplier’s professional services business shall not be deemed to be a termination or wind down of Supplier’s professional services business).

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3.3	Governance and Management
The Parties will use the following mechanisms, processes, committees, and meetings to govern and manage their relationship and activities under this Agreement (“Governance”):

(a)
The Parties’ overall organization structure to support this Agreement as of the Effective Date is depicted on Exhibit 2 (Customer and Supplier Organization) which illustrates how Customer’s and Supplier’s management-level organizational units involved in the performance of this Agreement align with one another.

(b)
The Parties will form two governance bodies to support Governance: (i) the Relationship Steering Committee, and (ii) Executive Management Committee. The Relationship Steering Committee is responsible for resolving issues brought forward by Customer and Supplier business teams. If the issue cannot be resolved by the Relationship Steering Committee, it will take the issue forward to the Executive Management Committee. The Relationship Steering Committee will consist of representatives from both Customer and Supplier. The Executive Management Committee will consist of key leadership roles within the Customer and Supplier organizations including Supplier’s EVP - Professional Services and Supplier’s CIO. Within ten (10) days after the Effective Date, Customer and Supplier will identify the individuals who will be members of the Relationship Steering Committee and the Executive Management Committee, as well as name the individuals who will fill the other roles depicted in Exhibit 3 (Governance Meetings). Nothing in this Section 3.3(b) shall limit either Party’s right to seek dispute resolution in accordance with Section 16.

(c)	Governance of the Agreement will include conducting the regular quarterly, monthly and weekly meetings as described in Exhibit 3 (Governance Meetings).

3.4Compliance with Laws

(a)
As applicable to the performance of this Agreement and except as set forth in either Section 6.3 of this Agreement or the Separation Agreement, each Party will, at its cost and expense, obtain from regulatory or governmental agencies any necessary approvals, licenses, and permits applicable to its business (except to the extent that Supplier is providing Services in connection with certain Customer licenses or permits as set forth in the Schedules) and comply with Laws to which such Party is subject, as such Laws may be revised from time to time. Supplier shall provide Services in accordance with Laws applicable to provision of such Services to Customer.

(b)
Without prejudice to the provisions of the Separation Agreement or the Merger Agreement, any international usage (including any imports, exports and other transfers outside of the United States) of data, technical information or software provided by Customer to Supplier in connection with New Services or Enhancements will only be permitted if Customer has obtained all required authorizations and provides documentation of such authorizations to Supplier; provided that Customer shall have no obligation to obtain such authorizations or provide such documentation. Neither Party will use, distribute, transfer, or transmit any data, products, software or technical information (even if incorporated into other products) in connection with this Agreement in violation of any Applicable Laws.

3.5Powers of Attorney
Customer agrees to execute and deliver any particular forms of powers of attorney as may be reasonably requested by Supplier in connection with the provision of the Services. Notwithstanding

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anything to the contrary in this Agreement, if Customer does not provide to Supplier any power of attorney reasonably necessary to provide any Service or otherwise perform Supplier’s obligations under this Agreement, Supplier shall not be deemed to be in breach of this Agreement for any such failure to perform to the extent attributable to the lack of such power of attorney. The powers of attorney and any authority granted to Supplier hereunder or thereunder shall terminate upon the termination or expiration of this Agreement.
3.6Change Control Procedure
(a)    Any Enhancements, or New Services, or implementation of a Project must be made in accordance with the processes and procedures set forth in this Section and implemented through a Project Order in the form set forth on Exhibit 4 (Project Order Form), or a Change Order in the form set forth on Exhibit 5 (Change Order Form), as the case may be (collectively, the “Change Control Procedure”). No Enhancements will be made, and no New Services or Projects will be performed, except in accordance with the Change Control Procedure. Supplier will continue to provide Services pending negotiation of any Change Order or Project Order (as the case may be), however, Supplier will not be required to perform New Services or Projects until a Change Order or a Project Order (as the case may be) has been agreed upon in good faith by the Parties.
(b)    Each Change Order and Project Order entered into under this Agreement, when duly executed by both Parties, shall become part of the Agreement as if fully set out in its text and shall be subject to all of terms and conditions of these GENERAL TERMS AND CONDITIONS, except as otherwise expressly provided in the Change Order or Project Order (as the case may be). Supplier may only reject a Request (or Change Order or Project Order) for Projects and Enhancements submitted by Customer if (A) Supplier does not employ or have access to resources through its existing subcontracts who have the skills required to perform the work described in the Request; (B) the Request (or Change Order or Project Order) does not include a reasonable description of the work to be performed; (C) the Request (or Change Order or Project Order) includes terms that conflict with this Agreement; (D) the Request (or Change Order or Project Order) specifies a time for completion that is not reasonable or proposes the addition of new Service Levels other than in accordance with Schedule A-5; (E) Customer has other reasonably available alternatives at a reasonable cost for implementing the Project or making the Enhancements; or (F) implementation of the Project or making the Enhancements is reasonably likely to subject Supplier to significant civil or criminal liabilities or other similar risks.
(i)    Subject to Section 3.6(b)(ii), to the extent that Supplier rejects a change order under clause (A) or (E) of Section 3.6(b) above, Supplier hereby agrees to reasonably cooperate with Customer and its selected third party service provider, including by (A) providing Customer and such provider reasonable access to the equipment, software, facilities and personnel used to provide the Services, at Customer’s expense and (B) performing, as a Project, such tasks with respect to Supplier’s networks and infrastructure as may be reasonably requested, in each case, solely to the extent necessary to permit Customer and the third party service provider to perform the work requested under the Change Order or Project Order that was rejected by Supplier.
(ii)    Supplier shall not be obligated under Section 3.6(b)(i) to either: (A) provide access to its networks and infrastructure; or (B) take steps that would be likely to adversely affect the operation or security of Supplier’s systems.
(c)     Requests.

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(i) Supplier shall inform Customer of any Enhancement or New Service resulting from modifications in the scope or manner of performance of the Services, and either Party may request or propose an Enhancement, New Service or a Project, by submitting a Request to the other Party.
(ii)    The Request will describe in reasonable detail or indicate, to the extent known: (A) the nature of the proposed Request; (B) the objectives or purposes of the Request; (C) the requested prioritization and timeline for implementing the Request; and (D) where applicable, whether the requesting Party considers the Services to carry out the Request to constitute an Enhancement, a New Service or a Project.
(d)    Proposals.
(i)    Upon its own initiative (in the case of a Request made by Supplier), or within ten (10) Business Days or such longer period as may be reasonably required by Supplier under the circumstances, after receiving a Change Request or a Project Request (as the case may be) from Customer, Supplier will deliver to Customer a written proposal for carrying out the Request, including any new or amended Charges (a “Proposal”).
(A)     A Proposal for a Project may only include new or increased Charges if (I) the Project is not necessary to meet existing, agreed Service Levels as set forth in Schedule A-5-1 or other requirements under this Agreement or (II) the Project requires the performance of work for which Supplier is expressly entitled to charge under the terms of this Agreement.
(B)    A Proposal for an Enhancement may only include new or increased Charges if the Enhancement (I) is a change to the quality, nature or frequency of the Services required under the Agreement that will result in an increase (other than in a de minimis respect) to Supplier’s recurring costs (other than the natural evolution of the services under Section 2.1) or (II) arises from a circumstance described in Section 9 or 10 of Schedule B.
(ii)    The form of the Proposal will vary, depending on whether the proposed work will be carried out as: (A) a Project, in which case the Proposal will be in the form of a draft Project Order prepared using the Project Order Form attached as Exhibit 4 (Project Order Form) to the Agreement; or (B) an Enhancement or a New Service, in which case the Proposal will be in the form of a draft Change Order prepared using the Change Order Form attached as Exhibit 5 (Change Order Form) to the Agreement.
(e)    Customer Approval or Rejection.
(i)    Following Customer’s review of a Proposal, Customer will have ten (10) Business Days or such longer period as may be reasonably required by Customer under the circumstances, to accept or reject the Proposal or engage in additional discussion or negotiation of the Proposal with Supplier. Failure to respond or engage in additional discussion or negotiations within such ten (10) Business Day period shall be deemed to constitute rejection of the Proposal by Customer.
(ii)    Upon approval of the Project Order or Change Order (as applicable) by both Parties, the Parties will execute it. No Project Order or Change Order will be effective,

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and Supplier shall have no obligation to perform or prepare for the subject matter of the Project Order or Change Order (as applicable), until both Parties have executed it.
(iii)    Notwithstanding the foregoing, Customer may elect, but only with respect to Enhancements and Projects, in each case that Supplier is prohibited from rejecting in Section 3.6(b), to reject the Proposal and instead have Supplier perform the Enhancement contemplated by a Change Order on a time and materials basis at Supplier Hourly Rates except to the extent the Enhancement or Project requires skillsets of personnel who are employed neither by Supplier or one of its existing subcontractors.
(f)    Request Tracking and Reporting. Supplier will maintain a historical log of Requests throughout the Term (the “Request Log”).
(g)    Costs and Expenses. Each Party will be responsible for all costs and expenses incurred by its employees, agents and subcontractors with respect to its participation in, and responsibilities and obligations under, the Change Control Procedure unless the Parties expressly agree otherwise in writing.

3.7	Supplier and Customer Policies
At all times during the Term, in connection with the Services, each Party will comply with the other Party’s Acceptable Use Policy, Code of Business Conduct, Information Security Policy, Technology Security Policy-Access Management Standard, and any other generally applicable policies of such other Party, as posted or otherwise communicated to such Party, as those policies may be modified by such other Party from time to time, provided that a Party shall not be required to comply with any such modifications that negatively and substantially affect such Party, except to the extent such other Party is required to make such modifications by applicable Law or PCI DSS.

4.	SUPPLIER PERSONNEL AND SUBCONTRACTING

4.1General Requirements for Supplier Personnel
“Supplier Personnel” means any and all personnel furnished or engaged by Supplier to perform any part of the Services, including employees and independent contractors of (a) Supplier, (b) its Subsidiaries and Affiliates and (c) Subcontractors. As between Supplier and Customer, Supplier will manage, supervise and provide direction to Supplier Personnel in connection with the performance of the Services. As between Supplier and Customer, Supplier is responsible for the payment of all wages, salaries and other amounts due Supplier Personnel, and for all tax withholdings, unemployment insurance premiums, pension and social welfare plan contributions, and other employer obligations with respect to Supplier Personnel. Supplier has sole and exclusive control over Supplier Personnel and the labor and employee relations policies and policies related to wages, hours, working conditions, or other conditions of the Supplier’s Personnel. Supplier has sole and exclusive rights to manage, supervise, direct, hire, transfer, suspend, lay off, recall, assign, discipline, adjust grievances, and discharge Supplier Personnel.

4.2	Subcontracting
Supplier, in its sole discretion, may delegate the performance of Functions to one or more of its Subsidiaries, Affiliates or Subcontractors, provided that Supplier shall be responsible for managing such designated Subsidiaries, Affiliates or Subcontractors and shall remain responsible for the Functions delegated to such designated Subsidiaries, Affiliates or Subcontractors and their acts and omissions to the same extent as if such Functions were performed by Supplier and shall cause such Subsidiaries, Affiliates and Subcontractors to comply with the provisions of this Agreement

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applicable to the performance of the Services including use of Customer Resources, Confidentiality, Data Security and Protection, and Intellectual Property. Supplier will provide Customer with reasonable advance written notice of any changes to its Subcontractors that perform material Services for Customer. Supplier will be Customer’s sole point of contact regarding the Services and subcontracted Functions, including with respect to payment.

4.3	Non-Hiring of Employees

(a)
During the Term and for twelve (12) months thereafter, neither Party shall directly or indirectly, solicit for employment or employ, any Covered Employee of the other Party without that Party’s written approval.

(b)
The term “Covered Employee” shall mean: (i) as to Supplier, any current or former Supplier Personnel who was involved in the provision of Services under this Agreement, unless (A) a period of at least twelve (12) months has elapsed from the last date such person performed Services for Customer under this Agreement, or (B) a period of at least twelve (12) months has elapsed from the last date such person was employed by Supplier or one of its Affiliates or Subcontractors; and (ii) as to Customer, any current or former employee of Customer or one of its Affiliates who is directly involved with the Services, unless (X) a period of at least twelve (12) months has elapsed from the last date such person was directly involved with the Services, or (Y) a period of at least twelve (12) months has elapsed from the last date such person was employed by Customer or one of its Affiliates.

(c)
Notwithstanding any provisions of this Section to the contrary, general solicitations for employment, such as advertisements in newspapers, magazines, or websites, that are not directed specifically at Covered Employees of the other Party shall not be deemed a solicitation of employment in violation of this Section and either Party’s offer to employ, or employing, Covered Employees of the other Party who respond to such general solicitations shall not be deemed to be in violation of this Section unless the Party solicited the Covered Employee’s response to such general solicitation.

5.	CHARGES

(a)
Schedule B (Charges) sets forth all of the charges (as may be modified by Section 10.2 or by any amendment thereto, including pursuant to Section 3.6 or 17.11) payable to Supplier for performing the Services and invoicing and payment terms. Except as expressly provided in this Agreement, any costs paid or borne by Customer related to this Agreement shall not impact or reduce the Charges under Schedule B (Charges) and no cost paid or borne by Supplier or its Affiliates or Subcontractors in connection with the performance of the Services will be reimbursable by Customer.

(b)
If this Agreement expressly requires the use of checks issued or other fund transfers by Supplier (or a Subsidiary, Affiliate or Subcontractor designated by Supplier) on behalf of Customer as Customer’s payment agent (each a “Payment”), Supplier (or a Subsidiary, Affiliate or Subcontractor designated by Supplier), following reasonable notice to Customer, shall be obligated to issue such checks or make such fund transfers only to the extent they are adequately funded by Customer prior to such check issuance or fund transfer. For this purpose, Customer shall establish a deposit account with a depositary bank (the “Depositary Bank”) in the name of the Customer (the “Customer Expense Account”). Supplier shall be authorized by Customer to withdraw funds and write checks in connection with Payments

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until the Customer terminates Suppliers access to the Customer Expense Account pursuant to written notice to the Supplier and Depositary Bank.

6.	CUSTOMER RESPONSIBILITIES

6.1General
Customer will, at its own cost and expense, perform those tasks and fulfill those responsibilities of Customer expressly set forth in this Agreement, including, without limitation, those set forth in subsections (a) through (d) below (collectively, the “Customer Responsibilities”).

(a)
Customer will provide Supplier with timely access to appropriate Customer personnel, information and materials reasonably requested by Supplier to enable Supplier to provide the applicable Services, and will arrange for Supplier Personnel to have suitable and safe access to Customer Facilities and IT Systems. As applicable, Customer will also provide suitable office space and associated resources for Contractor personnel working on-site, including all necessary office support resources.

(b)
Customer will respond reasonably promptly to any request by Supplier to provide information, approvals, decisions or authorizations in connection with the Services. If this Agreement does not specify a period for Customer’s response, Supplier may specify a reasonable time period for Customer’s response in the context of the request. Such request may also describe the course of action Supplier intends to follow if it does not receive a timely response from Customer, which may include suspension of the affected Services. Supplier will be entitled to follow the described course of action in the absence of a timely response from Customer.

(c)
Customer will (i) replace non-functional or obsolete IT Systems reasonably necessary for Supplier to provide the Services and Customer to receive the Services; (ii) subject to the Separation Agreement, maintain licenses to IT Systems reasonably necessary for Customer to receive the Services and renew or replace licenses upon expiration thereof; and (iii) acquire new IT Systems required by Customer to receive Enhancements and New Services provided under this Agreement.

(d)
Customer will cooperate with Supplier regarding the receipt of Services, including by making its employees and representatives reasonably available to communicate with Supplier’s employees and representatives and to coordinate the provision and receipt of Services by Customer and Supplier, respectively.

Supplier shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented by an authorized representative of the applicable Service Recipient in connection with this Agreement regarding events that occurred or changes to policies or systems that were implemented after the Effective Date.

Supplier shall not be liable under this Agreement to the extent that (i) its performance is prevented by Customer’s failure to fulfill Customer Responsibilities (including by reason of Customer's provision of inaccurate, incomplete, or misleading information from Customer and/or the applicable Service Recipient or its authorized representatives), (ii) Supplier, to the extent reasonably practicable under the circumstances, expeditiously gives the applicable Service Recipient notice of such circumstances and uses commercially reasonable efforts to perform notwithstanding such failure and

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(iii) Supplier provides the applicable Service Recipient with a reasonable opportunity to correct such circumstances.

6.2	Customer Facilities and Resources

(a)
“Customer Resources” means Customer Software, Customer Equipment, and Customer Facilities made or to be made available to Supplier pursuant to this Agreement as is necessary for use in providing the Services.

(b)
Subject to Section 6.3 (Required Consents), Customer hereby grants to Supplier, solely to perform and provide the Services, the same rights during the Term (or the term of any governing Customer lease or license, if shorter) as Customer has (or later obtains) to use Customer Resources. Supplier shall comply with use and non-disclosure restrictions imposed on Customer (or its applicable Affiliate) by any third-party leases, licenses or other contracts governing such Customer Resources that have been disclosed in writing to Supplier prior to the offending conduct and shall use the Customer Resources for the sole purpose of performing the Services for Customer hereunder.

(c)
Supplier will take, and shall direct any Subsidiary, Affiliate or Subcontractor designated by Supplier to take, reasonable precautions to safeguard Customer Resources while in the possession of Supplier or any Subsidiary, Affiliate or Subcontractor thereof. When Customer Resources made available to Supplier under Section 6.2(b) are no longer required for performance of the Services:

(i)
In the case of Customer Software, Supplier shall, and shall direct any Subsidiary or Affiliate of Supplier or any Subcontractor designated by Supplier to, destroy the Customer Software in its possession (or return such Customer Software if Customer so elects); and

(ii)
In the case of Customer Equipment and Customer Facilities, Supplier shall, and shall direct any Subsidiary or Affiliate of Supplier or any Subcontractor designated by Supplier to return, Customer Equipment in its possession and any Customer Facilities to Customer (or its applicable Affiliate) in substantially the same condition they were in when Supplier began use of them, subject to reasonable wear and tear.

(d)
Supplier’s right to use Customer Facilities does not constitute a leasehold or other property interest in favor of Supplier. Supplier will comply with applicable leases and other requirements that have been disclosed to Supplier in writing regarding access to and use of Customer Facilities. Supplier will permit Customer and its agents and representatives to enter into those portions of the Customer Facilities occupied by Supplier Personnel at any time to perform inspections or facilities-related services.

6.3Required Consents
Following the Effective Date, and without limiting Supplier’s obligations under the Separation Agreement, Supplier and Customer shall reasonably cooperate to obtain or cause to be obtained any and all consents or similar rights necessary or advisable to allow Supplier to provide the Services or Customer to receive them, including the use of Customer Resources by Supplier in providing the Services (the “Required Consents”).  Except as to any items for which [**] is responsible under the stand-alone cost and profit

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and loss expense details set forth as Schedule B-12 (IP/IT Expenses), [**].  To the extent Supplier recommends or makes any such changes, subject to the limitations set forth in  Section 2.7, Customer will reasonably cooperate with Supplier to make any changes that affect Customer’s IT Systems.  Furthermore, in the event that Supplier recommends an alternative solution for any IT System related to the Services that is used by both Customer and Supplier, Customer will reasonably cooperate with Supplier to make the applicable changes [**].  If Customer fails to so cooperate under such circumstances, Customer shall be responsible for obtaining all licenses or similar usage rights and paying for any and all costs arising out of Customer’s decision to not make such change. Any costs paid by either Party related to such Required Consents shall not impact or reduce the Charges.  In the event the Parties are unable to obtain a Required Consent despite their reasonable best efforts and cooperation, unless and until such Required Consent is obtained, Supplier shall determine and adopt such alternative commercially reasonable approaches as are necessary and sufficient to provide the Services in accordance with the terms hereof without such Required Consent and in a manner [**].

7.	DATA SECURITY AND PROTECTION

7.1Data Security
Supplier shall, and shall direct any Subsidiaries, Affiliates or Subcontractors to, maintain commercially reasonable safeguards designed to protect against the destruction, loss or alteration of, or unauthorized access to, Customer’s Confidential Information in the possession or control of Supplier; provided, however, that Customer understands and agrees that Supplier cannot (and does not) guarantee Customer’s Confidential Information against destruction, loss, alteration, interruption or unauthorized access. If Supplier becomes aware of any loss, destruction, alteration of, or unauthorized access to, any of Customer’s Confidential Information in its possession or control, it shall notify Customer as promptly as commercially practicable in the circumstances and reasonably cooperate with Customer and relevant governmental authorities in investigating such incident.
7.2PCI Compliance

(a)
“Cardholder Data” shall have the same meaning as it has in the PCI DSS (as defined below), and includes, as to any payment card, the full magnetic stripe (and all data encoded in it), the primary account number (PAN), the cardholder’s name, the expiration date, and the service code.

(b)
Subject to the terms and conditions of this Agreement, Supplier agrees that if, as part of performing the Services, it or its agents possess, store, process, handle or transmit Cardholder Data or could materially affect the security of Cardholder Data, it and its agents shall comply with the Payment Card Industry Data Security Standard, as set forth by the PCI Security Standards Council or its successors (the “PCI DSS”), to the extent that the PCI DSS applies to Supplier in providing the Services. Any change in the PCI DSS after the Effective Date which has the effect of increasing the costs to Supplier of providing the Services shall be handled in accordance with Section 10.3(c).

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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(c)
Notwithstanding any provisions of this Section 7.2 to the contrary, to the extent that Customer has access to, or ownership of Equipment within, the Supplier managed systems, Customer shall maintain and use such access and Equipment in compliance with PCI DSS and in a manner that avoids impacting Supplier’s ability to maintain Supplier’s PCI DSS compliance and security of the managed systems.

(d)
Supplier agrees that it shall use the Cardholder Data that it accesses, possesses, stores, handles, or transmits pursuant to providing the Services only as necessary to perform the Services and as necessary to comply with the PCI DSS and applicable Laws. Supplier agrees that if it or its subcontractors have access to, store, process, handle, or transmit Cardholder Data as part of performing Services hereunder, it and its agents shall maintain appropriate business continuity procedures and systems to maintain its security of Cardholder Data in the event of a disruption, disaster, or failure of Supplier’s primary data systems.

(e)
If Supplier discovers that unauthorized access has been gained to Cardholder Data to which it had access or has possessed, stored, processed, handled, or transmitted pursuant to providing the Services, then subject to law enforcement restrictions, Supplier shall notify Customer as promptly as commercially practicable in the circumstances and will comply with all contractual and legal requirements for notifying applicable card brand companies and acquiring financial institutions. Supplier shall also reasonably cooperate with Customer and relevant governmental authorities in investigating such incident. Supplier shall provide Customer with a detailed description of the incident, the Cardholder Data accessed, and the identity of affected individuals. Supplier shall investigate the incident and, depending on the results of such investigation, the parties shall take appropriate reasonable steps to identify, mitigate, and prevent the effects of such unauthorized access, including notification of any affected consumers as required under Law.

(f)
At least on an annual basis (or at such other frequency as may be required by PCI DSS), Supplier shall, at its own cost and expense (but not including expenses related to Customer’s own PCI DSS obligations, which are Customer’s responsibility), provide Customer with an attestation of compliance with the PCI DSS with respect to the performance of the Services expressly contemplated by this Agreement and its compliance with this Section as may be reasonably requested by Customer to enable Customer to be certified as being in compliance with PCI DSS. As of the Effective Date, but subject to any changes in PCI DSS or the Services to be provided by Supplier and/or assumed by Customer during the during the Term of this Agreement, Supplier and Customer shall comply with Exhibit 5 (PCI Responsibility Matrix) which compliance may include scope reductions as approved by applicable acquiring financial institutions, other actions approved by a party’s Qualified Security Assessor, and/or use of compensating controls. Customer shall obtain and maintain an annual PCI DSS Report on Compliance (ROC) during the Term.

(g)
In addition to any Charges set forth in this Agreement, Customer shall separately at its cost acquire and/or implement the appropriate hardware and software as reasonably recommended by Supplier from time to time to allow for Supplier and Customer to be compliant with PCI DSS and other applicable Law. Supplier will obtain attestations of compliance with PCI DSS from its service providers (e.g., gift card service providers) that it uses in the provision of Services to Customer, to the extent necessary for Supplier to obtain an attestation of compliance with PCI DSS for Supplier.

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8.	CONFIDENTIALITY

8.1“Confidential Information” Defined
The term “Confidential Information” as used in this Agreement shall mean any non-public information or materials, in whatever form, belonging to, concerning, or possessed by a Party or its Affiliates (including non-public information or materials that are the property of third parties) which are provided to the Receiving Party (as defined below) by the Disclosing Party (as defined below) in connection with this Agreement and that are of a proprietary or sensitive nature. Confidential Information shall include all notes, extracts, compilations, correspondence, or other materials containing or derived from the Confidential Information described above and all copies of Confidential Information made by the Receiving Party, including copies in electronic format. The “Disclosing Party” shall mean a Party to this Agreement, or one of its Affiliates, that is disclosing, or has disclosed, its Confidential Information to another Party to this Agreement, or one of that other Party’s Affiliates (or in the case of Customer, Customer Licensees) in connection with this Agreement (the “Receiving Party”).

8.2	Confidentiality Obligations
The Receiving Party shall keep in confidence all Confidential Information of the Disclosing Party that is disclosed to it or to which it has access pursuant to this Agreement; shall not disclose that Confidential Information to any individual or entity, except as expressly allowed by this Agreement or with the prior written consent of the Disclosing Party; and shall not use that Confidential Information for any purpose other than exercising its rights or privileges under this Agreement or performing its obligations under this Agreement (the “Purpose”). The Receiving Party shall protect the Confidential Information disclosed to it by the Disclosing Party against unauthorized access, use, dissemination, or publication by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Party uses to protect its own confidential or proprietary information of a like nature. The Receiving Party shall limit the disclosure of the Confidential Information only to such officers, directors, employees, agents, representatives of the Receiving Party or its Affiliates or its or their respective actual or potential financing sources or acquirors, and with respect to Supplier, its Subcontractors who legitimately need to know such information to accomplish the Purpose and the financial auditors and legal counsel of it or its Affiliates (such officers, directors, employees, agents, representatives, financial auditors, and legal counsel, and with respect to Supplier, its Subcontractors, are collectively referred to as “Representatives”). The Receiving Party shall notify its Representatives of the proprietary and confidential nature of the Confidential Information before disclosing the Confidential Information to them. The Receiving Party shall be responsible for any use or disclosure of the Disclosing Party’s Confidential Information in violation of this Agreement by its Representatives. If the Receiving Party discovers that any Confidential Information disclosed to it by the Disclosing Party has been used or disclosed in violation of this Agreement or that unauthorized access has been, or is reasonably likely to have been, gained to any of that Confidential Information, it will, to the extent permitted by applicable Law, promptly notify the Disclosing Party of such use, disclosure, or access and will cooperate with the Disclosing Party and take such actions as may be reasonably requested by the Disclosing Party to investigate and minimize that use, disclosure, or access and mitigate the harm resulting from it. The obligations set forth in this Section 8.2 shall be referred to as the “Confidentiality Obligations”. In the case that the Receiving Party is a Customer Licensee, Customer shall be responsible for any use or disclosure of Supplier’s Confidential Information in violation of this Agreement by the Customer Licensee to the extent the Customer Licensee received the Confidential Information from or on behalf of Customer or received such information in connection with receipt of Services under this Agreement.

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8.3	Exceptions
The Confidentiality Obligations shall not apply to any information or materials which (a) at the time they are disclosed by the Disclosing Party to the Receiving Party, are known to, or in the possession of, the Receiving Party without any obligation to the Disclosing Party or any third party to keep them confidential; (b) are or become publicly known or publicly available other than by the Receiving Party’s or its Representative’s act or fault or breach of this Section 8; (c) are received by the Receiving Party in good faith from a third party (other than a Representative of the Disclosing Party) who is not known by the Receiving Party to be disclosing such information or materials in violation of any obligation of confidentiality to the Disclosing Party; or (d) have been independently developed by or on behalf of the Receiving Party without reference to the Confidential Information of the Disclosing Party.

8.4	Compelled or Permitted Disclosure
If the Receiving Party is required to disclose any Confidential Information of the Disclosing Party under any Law, subpoena, discovery request, court order, governmental action or listing agreement with any national securities exchange, it shall not disclose that Confidential Information until, to the extent permitted by Law, it has given the Disclosing Party prompt notice of the required disclosure and has given the Disclosing Party a reasonable opportunity to obtain, at the Disclosing Party’s expense, a protective order that is reasonably satisfactory to the Disclosing Party or to limit the scope of the required disclosure. At the Disclosing Party’s request, the Receiving Party will reasonably cooperate, at the Disclosing Party’s expense, with the Disclosing Party’s efforts to obtain a protective order or to limit the scope of the required disclosure. In any event, the Receiving Party will disclose only Confidential Information that it determines, in its reasonable judgment, after consultation with counsel, it is legally required to disclose. Confidential Information so disclosed will continue to be deemed Confidential Information under this Agreement, except as provided otherwise in Section 8.3 (Exceptions). Neither this Section 8 nor Section 16.3 shall restrict a Party from using or disclosing Confidential Information as necessary to enforce its rights under this Agreement.

8.5	Term
The Confidentiality Obligations of the Receiving Party as to any of the Disclosing Party’s Confidential Information shall be in effect throughout the term of this Agreement, and despite the termination or expiration of this Agreement, such Confidentiality Obligations shall remain in effect as follows: (a) for Confidential Information that is the property of a third party and that has been marked or identified by the Disclosing Party as being the property of a third party, the Confidentiality Obligations of the Receiving Party shall continue in effect after the term of this Agreement until the Disclosing Party notifies the Receiving Party that the Disclosing Party is no longer subject to obligations of confidentiality as to that information; (b) for Confidential Information that is identifiable personal information about any individual, the Confidentiality Obligations of the Receiving Party shall continue in effect after the term of this Agreement in perpetuity; and (c) for all other Confidential Information, the Confidentiality Obligations of the Receiving Party shall continue in effect until the later of the end of the term of this Agreement or the third anniversary of the date that Confidential Information was disclosed by the Disclosing Party to the Receiving Party.

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8.6	Termination
Upon the termination or expiration of this Agreement (subject to any Disengagement Assistance related to the transfer of Confidential Information to be provided pursuant to Section 10.4) or upon the written request of the Disclosing Party at any time, the Receiving Party shall destroy or return to the Disclosing Party (at its discretion) all Confidential Information of the Disclosing Party in its possession that is in tangible or electronic form and confirm such destruction to the Disclosing Party in writing except for any software or other tangible embodiments of Intellectual Property to which the Receiving party retains a license that survives termination of this Agreement and except for the Process Documentation (which Customer may use and copy on a perpetual basis in connection with the performance, whether by itself or by Subsidiaries or Subcontractors, of services similar to the Services for the business of the Service Recipients and Customer Licensees). Notwithstanding the foregoing provisions to the contrary, the Receiving Party may retain archival copies of Confidential Information to the extent necessary for legal or regulatory compliance, or to the extent necessary to exercise its rights and privileges under this Agreement.

8.7	No Implied Rights
As between the Receiving Party and the Disclosing Party, the Confidential Information of the Disclosing Party will be and remain the property of the Disclosing Party, and the Receiving Party will not have any license or other proprietary rights in the Confidential Information of the Disclosing Party or have or assert any lien on that Confidential Information. Nothing contained in this Agreement will be construed as obligating a Party to disclose its Confidential Information to the other Party.

8.8	Securities Laws
Each Party acknowledges that it is aware that securities Laws prohibit any person who has received material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any person while such information is non-public under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Party agrees to comply with all such Laws, and shall advise its agents who perform Services in accordance with this Agreement of such Laws.

8.9	Public Disclosures
Subject to Section 8.4, including with respect to any filing obligations with the United States Securities and Exchange Commission, without the written consent of the other Party, neither Party may make or issue any public announcement, media release, advertisement, or promotional materials that refer to the other Party, to this Agreement, or to the subject matter of this Agreement except that Customer agrees that Supplier may make or issue marketing materials that refer to Customer (“Marketing Materials”). Customer grants to Supplier a limited, non-exclusive, perpetual, worldwide, irrevocable right to use Customer’s name and trademark as part of such Marketing Materials; provided that references to Customer and any use of its name or trademark will be truthful and not misleading and will be made in a manner that is not intended to or reasonably likely to harm or disparage Customer or any Affiliate thereof or any of their reputation or goodwill.

9.	INTELLECTUAL PROPERTY RIGHTS

9.1Independent IP
As between the Parties, each Party will have and retain all of its right, title, and interest in and to its Independent IP (which in the case of Customer is referred to herein as “Customer Independent IP” and in the case of Supplier is referred to herein as “Supplier Independent IP”), subject to any rights and licenses expressly granted by such Party under the Agreement. The applications related to Services identified as both “Custom” and exclusive to Customer on the sub-schedules under Schedule

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A-1 (Technical Services) are Customer Independent IP and all other applications identified as “custom” are Supplier Independent IP.

(a)
Customer grants Supplier a limited, nonexclusive, non-transferable, no-charge license during the Term to use, operate, or copy the Customer Independent IP in accordance with this Agreement solely for the purpose of providing the Services to Customer.

(b)
Supplier grants Customer a limited, nonexclusive, non-transferable, no-charge license during the Term for the Service Recipients to use the Supplier Independent IP in accordance with this Agreement solely for the purpose of receiving the Services.

9.2	Work Product; Developed Material
Subject to Section 9.3 and except as otherwise expressly agreed in writing by the Parties and subject to the rights and licenses granted herein, Supplier will own all Intellectual Property Rights in, and have the sole right to all work product (including all inventions, processes, templates, designs, reports, recommendations, analyses, software, code or algorithms, documentation, and data) created by or on behalf of Supplier (including, jointly with Customer) in the performance of this Agreement (collectively, “Developed Material”), subject to Customer’s ownership of any Customer Independent IP incorporated therein; provided that any such work product that consists of software, code or algorithms that is created without (a) the substantial participation of personnel exclusively dedicated to providing Services to the Service Recipients, (b) the substantial participation of personnel in the course of providing Services under this Agreement, and (c) without the Service Recipient’s substantial participation shall be Supplier Independent IP and not Developed Material. Customer grants to Supplier a perpetual, nonexclusive, worldwide, royalty free, irrevocable license to use, operate, copy, modify, create derivative works of and sublicense any Customer Independent IP incorporated into Developed Material in connection with Supplier’s business and operations; provided, however, that with respect to any Developed Material incorporating software, code or algorithms developed by Customer after the Effective Date that is Customer’s Independent IP, Supplier’s license as to such Customer Independent IP shall only be for use only in providing Services to Customer. Supplier hereby grants to Customer a perpetual, nonexclusive, worldwide, royalty free, irrevocable license for the Service Recipients and their third party service providers to use, operate, copy, modify, create derivative works of and sublicense any Developed Material; provided, however, that such license shall permit the exercise of such rights solely in connection with the performance of services for or receipt of services by the Service Recipients and the Customer Licensees.

9.3	Deliverables
Any Deliverable created in the course of a Project performed for Customer under this Agreement with respect to which Customer performs its payment obligations hereunder, except as otherwise expressly agreed in writing by the Parties and subject to the rights and licenses granted herein, shall be owned by Customer. Customer hereby grants to Supplier a license as to such Deliverables (of the same scope as set forth in Section 9.1(a)). Subject to the provisions of the preceding sentence, Supplier hereby assigns all right, title, and interest, including all Intellectual Property Rights therein, in and to such Deliverable to Customer.

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9.4	Licenses Survive Bankruptcy
All licenses granted under or pursuant to this Agreement shall be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights in “intellectual property” as defined under the Bankruptcy Code.

9.5	Non-Interference
Nothing in this Agreement shall be deemed or construed to prevent Supplier from providing services similar to the Services to others or carrying on its business or developing for itself or others materials that are similar to or competitive with those produced as a result of the Services provided that in so doing, Supplier complies with its obligations to Customer under this Agreement including under Sections 8 and 9 hereof. Nothing in this Agreement shall be deemed or construed to prevent Customer from purchasing or obtaining services similar to the goods or Services from third parties or from providing such goods or services for itself.

9.6	Mental Impressions
“Mental Impressions” means general ideas, concepts, know-how, methodologies, processes, technologies, algorithm, techniques, or skills which either Party, individually or jointly, develops or discloses under this Agreement and which are retained in the unaided memory of a Party’s and or any of its Affiliates’ personnel involved in performance of this Agreement without deliberately memorizing such information for purposes of reuse. Each Party and its Affiliates may use the Mental Impressions of their personnel in their business activities provided that in doing so they do not: (a) breach their obligations under this Agreement with respect to data privacy; (b) disclose Confidential Information of the other Party in violation of the confidentiality obligations under this Agreement; or (c) misappropriate or infringe the Intellectual Property Rights of the other Party or third parties who have licensed or provided materials to the other Party.

10.	TERM AND TERMINATION

10.1Term
The term of this Agreement will commence on the Effective Date and will continue, unless terminated earlier pursuant to this Section 10, until the fifth anniversary of the Effective Date (such period, the “Term”). On or before the third anniversary of the Effective Date, Customer and Supplier shall enter into good faith negotiations regarding an extension of the Agreement; provided, however, that the foregoing will not limit Customer's right to engage in negotiations with other potential service providers to provide the Services or similar services or provide the Services for itself.

10.2	Termination by Customer
Customer may terminate this Agreement or an individual Service Category as of a date specified in a written notice of termination given to Supplier as set forth in the following circumstances:

(a)	For Breach.

(i)
Customer may terminate this Agreement if Supplier commits a material breach of this Agreement and does not cure such material breach within forty-five (45) days after the date Supplier receives written notice in reasonable detail of the breach from Customer;

(ii)
Customer may terminate, in whole but not in part, a Service Category (but not the Agreement as a whole) if Supplier commits a breach material to such Service Category as a whole (which may include a Minimum Service Level Default on a single CPI in such Service Category) if the adverse impact on one or more Service Recipients’ businesses is significant to the Service Recipients’ businesses, taken as

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a whole (i.e., measured against all of the businesses of the Service Recipients collectively), and does not cure such breach within forty-five (45) days after the date Supplier receives written notice in reasonable detail of the breach from Customer;
provided in each case, however, that this Subsection 10.2(a) will not give rise to a termination right in respect of a Force Majeure Event affecting Supplier’s performance unless such Force Majeure Event causes the breaches described above to continue for more than thirty days;

(iii)
Customer may terminate the Oracle-related Services or Business Intelligence-related Services as described in and in accordance with Section 2.9(a) or Section 2.9(c), respectively (but not other Services or this Agreement as a whole); or

(iv)
Customer may terminate this Agreement if Supplier breaches Section 5.15(b) of the Merger Agreement in any material respect or undergoes a Change of Control where the acquirer or any direct or indirect parent of the acquirer (or any subsidiary of any of the foregoing), at the time of the acquisition or thereafter, would be in breach of Section 5.15(b) of the Merger Agreement if it were a party thereto.

In case of termination of a Service Category pursuant to this Section 10.2(a), the Base Charge for the period from and after the effective date of termination of such Services [**] with respect to termination of this Agreement or any Service Category under this Section 10.2(a).

(b)
Termination for Bankruptcy or Insolvency. Customer may terminate this Agreement in the event Supplier becomes insolvent or unable to pay its debts as they come due or enters into or files (or has filed or commenced against it that is not dismissed within sixty (60) days) a petition, arrangement, application, action or other proceeding seeking relief or protection from creditors under the bankruptcy Laws or similar Laws of the United States or any state of the United States. In such event Customer shall not be liable for any termination related fees or liability with respect thereof.

(c)
Termination Without Cause. Customer may terminate, in whole but not in part, (i) any individual Service Category (but not this Agreement) at any time by giving not less than six months prior written notice to the Supplier. In the event of any such termination of Service Categories under this Section 10.2(c), the Base Charges with respect to such terminated Service Categories in year 4 and year 5 will be reduced by the Service Base Charge(s) for such Service Categories, provided, however, that no reduction under this Section 10.2(c) will reduce the Base Charges below the amounts specified in Section 2.1(a)(iii) of Schedule B (Charges). Except as set forth in this Section 10.2(c), the Charges payable to Supplier under this Agreement for the remainder of the Term shall otherwise remain payable by Customer in accordance with the terms of this Agreement without modification or abatement and there will be no other termination related fees or liability, other than any Charges due for Disengagement Assistance. Supplier will provide Disengagement Assistance for such terminated Services in accordance with and subject to Section 10.4 below. This Section 10.2(c) does not apply to Services terminated under Section 2.9-2.13 of this Agreement, in which event Customer shall not be liable for any termination related fees or liability with respect thereof, other than any Charges due for Disengagement Assistance; provided, however, that the conversion services contemplated under Section 2.9 shall not be considered

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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to be Disengagement Assistance and, accordingly, shall be provided for the Charges stated therein.

(d)	Failure to Meet Service Levels. Customer may terminate, in whole but not in part, any individual Service Category if there is a Minimum Service Level Default of one or more
CPIs which impacts such Service Category in each of [**] or more Periods in any [**] period. For the avoidance of doubt, a Service Category will be deemed to have been impacted only to the extent that the level of failure to meet Service Levels exceeds the Minimum Service Level Default threshold. As an example only, with respect to SLA #1 set forth in Schedule A-5-1, if [**] occur in a Period and [**] are not resolved within [**], then a Minimum Service Level Default will be deemed to have occurred only as to the Service Category impacted by [**]. In case of termination of any individual Service Category pursuant this Section 10.2(d), the Base Charges for the periods from and after the effective date of termination of such Services will be [**]. Except as set forth in this Section 10.2(d), the Charges payable to Supplier under this Agreement for the remainder of the Term shall otherwise remain payable by Customer in accordance with the terms of this Agreement without modification or abatement and there will be no other termination related fees or liability.

10.3Termination by Supplier
Supplier may terminate this Agreement as of a date specified in a written notice of termination given to Customer in any of the following circumstances:

(a)	For Breach. Supplier may terminate for default if:

(i)	Customer does not pay any Charges in full when due and fails to cure such payment default within 10 Business Days after the date Customer receives written notice thereof; or

(ii)
Customer commits a material breach of this Agreement (other than failure to pay any Charge when due covered by Section 10.3(a)(i) above) and Customer does not cure such breach within forty-five (45) days after the date Customer receives written notice in reasonable detail of the breach from Supplier; provided, however, that this Section 10.3(a)(ii) will not give rise to a termination right in respect of a Force Majeure Event affecting Customer’s performance unless such Force Majeure Event causes the breach described above to continue for more than thirty days.

Customer’s exercise of its right to withhold or pay into escrow, as the case may be, disputed amounts in accordance with Section 11.2 of Schedule B shall not be a “payment default” under Section 10.3(a)(i).

(b)
Termination for Bankruptcy or Insolvency. Supplier may terminate this Agreement in the event Customer becomes insolvent or unable to pay its debts as they come due or enters into or files (or has filed or commenced against it that is not dismissed within sixty (60) days) a petition, arrangement, application, action or other proceeding seeking relief or protection from creditors under the bankruptcy Laws or similar Laws of the United States or any state of the United States.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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(c)	Legal or Regulatory Reason.

(i)	Supplier may terminate the provision of any Service upon reasonable advance written notice (with a reduction in Charges commensurate with the Service(s) being terminated as agreed to in good faith by the Parties as promptly as practicable following such termination) under this Agreement if a change in any applicable Law or PCI DSS, new Law or regulatory authority prohibits Supplier from continuing to provide such Services (through no fault of Supplier or its Subsidiaries or Subcontractors), and, to the extent that such prohibition affects a majority of Services, Supplier may terminate the Agreement in whole upon thirty (30) days prior written notice to Customer.

(ii)
If changes in Laws or PCI DSS including any new Laws (excluding Laws to the extent related to taxes) have the effect of increasing the cost to Supplier of providing a particular Service listed on Schedule B-1 (Base Charges) by more than five percent (5%) on an annualized basis, in relation to the annual cost of the particular Service prior to such change(s), as reasonably determined by Supplier, Customer may agree to pay for its pro rata share of such increased cost pursuant to a Change Order for a New Service. Customer’s pro rata share will be determined by multiplying such increased costs to Supplier to provide the Service to itself, Customer and its other service customers by a fraction, the numerator of which represents Customer’s volume of the affected Service and the denominator which represents the sum of Supplier’s own and its other customers’ volumes of the affected Service (“Customer’s Share”). Supplier will provide Customer and its designated accountants with supporting information reasonably required by Customer to verify the accuracy of Supplier’s determination of such change. Customer may, acting in good faith, submit any objections with respect to Supplier’s determination of the increase of the costs no later than fifteen Business Days following the day on which the notice of such increase of the costs was delivered to Customer. Customer and Supplier shall attempt to resolve the objections in good faith. In the event the objections are not resolved within 30 days, either Party may refer any remaining objections to an accounting firm, mutually acceptable to the Parties (the “Accounting Firm”). Accounting Firm within 30 days will resolve such dispute by determining the actual amount of Customer’s Share of the costs and such determination will be final, binding and non-appealable by the Parties. Customer will bear the fees and expenses of the accounting firm if the accounting firm’s calculation is within 10% of the amount determined by Supplier and Supplier will bear the costs and expenses of the Accounting Firm otherwise. If Customer does not agree to pay for such increased cost, Supplier may terminate the affected Service(s), and the termination shall be deemed to be a termination by Customer without cause and shall be governed by Section 10.2(c).

10.4Disengagement Assistance

(a)
“Disengagement Assistance” means the reasonable and customary assistance and cooperation to assist with the transition of Services from Supplier to Customer or a successor provider of services in the event of a termination (other than by Supplier under Section 10.3(a)(i)) or expiration of this Agreement or any Services for any reason.

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(b)	Disengagement Assistance shall include the provision by Supplier, [**], of a copy, in a format reasonably specified by Customer and agreed by Supplier, of Customer’s data stored on the Supplier’s IT Systems, it being understood that following the provision of such data after Supplier’s obligation under Section 10.5(a) to provide the applicable Services have ceased, the Supplier shall not be obligated under this Agreement to store, maintain and preserve any such data. Disengagement Assistance will also include the items mentioned in Schedule A-6 (Disengagement Assistance). Supplier will cooperate in good faith with Customer’s development of a detailed plan for delivery of Disengagement Assistance in a timely manner and execute the plan in accordance with its terms.

(c)
All Disengagement Assistance in connection with a termination by Customer under Section 10.2(b) or (c) or by Supplier under Section 10.3(b) or (c) will be provided by Supplier to Customer [**]. All Disengagement Assistance in connection with a termination by Supplier under Section 10.3(a) will be provided by Supplier to Customer [**]. Supplier shall perform Disengagement Assistance in connection with expiration of the Agreement or a termination by Customer under Section 10.2(a) or (d) for [**]. Payment for Disengagement Services shall not impact any of the other fees and payments payable under this Agreement.

(d)
Charges for Disengagement Assistance shall be invoiced by Supplier and shall be paid by Customer in accordance with Schedule B (Charges). If this Agreement is terminated pursuant to Section 10.3(a)(i) or Section 10.3(b), Customer shall pre-pay Supplier’s [**] as a condition to providing Disengagement Assistance and if at any time Supplier reasonably expects that the amount pre-paid by Customer will be exceeded at any time before completion of the Disengagement Assistance, Customer shall pre-pay [**] to complete the Disengagement Assistance as a condition to completing the Disengagement Assistance.

10.5Other Obligations at Termination or Expiration.

(a)
As requested by Customer, Supplier shall continue to provide the Services provided immediately prior to the expiration or termination of the Agreement to the Service Recipients (including for the benefit of the Customer Licensees) on a wind-down basis, consistent with Schedule A-6 and on the terms and conditions, and for the Charges, set forth herein for up to eighteen (18) months following termination or expiration of the Agreement; provided, however, that: (i) there shall be no limitation on the application of RRCs or on the reduction or elimination of Service Base Charges from the Base Charge to account for terminated Services during such eighteen (18) month period; and (ii) Customer shall use its reasonable best efforts to migrate and terminate the Services as promptly as practicable.

(b)
Customer may elect to purchase (and Supplier hereby agrees to sell) any equipment that is exclusively dedicated to the provision of Services to Customer hereunder at Supplier’s net book value as of the effective date of purchase (as established by reasonable evidence and calculated in accordance with standard accounting rules).

(c)	Supplier shall have no obligation under this Section 10.5 if the reason for termination of the Agreement was non-payment of undisputed Charges under Section 10.3(a)(i).

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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10.6Effect of Termination or Expiration
Subject to Section 10.4 and 10.5, upon the termination or expiration of this Agreement, the obligation of Supplier to provide or cause to be provided any Service shall cease. In addition to any other payments required pursuant to this Agreement, in the event of a termination of this Agreement, Supplier shall be entitled to the immediate payment of, and Customer shall within ten (10) Business Days pay to Supplier, all accrued amounts for Services, taxes and other amounts due under this Agreement (including any amounts owed to third parties) as of the date of termination or expiration.

11.	AUDITS AND RECORDS

Supplier’s obligation to perform audits related to the Services is set forth in Schedule A-3-10 (Internal Audit).

12.	WARRANTIES

12.1Deliverables
Supplier warrants that each Deliverable produced by (or on behalf of) Supplier under this Agreement will not, from the time of delivery to Customer and for ninety (90) days following such delivery, deviate in a material respect from the specifications and requirements for such Deliverable. If Customer notifies Supplier in writing and reasonable detail of a breach of this warranty within the period specified above, Supplier will use commercially reasonable efforts to promptly correct and redeliver the affected Deliverable(s) at no additional charge to Customer if correction is possible. If Supplier does not complete such correction, and redelivery within a reasonable period of time, Supplier shall refund the amounts paid by Customer for the affected Deliverable to the extent so affected.

12.2	Viruses
Each Party warrants that it will not knowingly introduce a Virus into the other Party’s systems or the systems used to provide the Services and that each Party will exercise commercially reasonable efforts (consistent with Supplier’s policies, practices and specifications) to prevent a Virus from being so introduced. Each Party will inform the other Party of any known Virus in any system used by either Party in the performance of this Agreement that the other Party determines may materially interfere with the Services.

12.3	DISCLAIMER
EXCEPT AS SET FORTH IN THIS AGREEMENT, NONE OF THE PARTIES MAKES ANY WARRANTIES WITH RESPECT TO THE SERVICES OR THE OTHER MATTERS CONTEMPLATED BY THIS AGREEMENT AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY MAKES ANY WARRANTY THAT THE IT SYSTEMS USED OR ANY SERVICES PROVIDED HEREUNDER WILL BE UNINTERRUPTED OR ERROR-FREE.

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13.	INSURANCE
Without in any way limiting or expanding the Parties’ respective rights and obligations under this Agreement, each Party agrees to maintain insurance covering its obligations under this Agreement that is reasonable and customary in light of the Services to be performed under this Agreement and that is in amounts that are standard in its industry. Without limiting the foregoing, each Party shall maintain at all times at least (1) Ten Million Dollars ($10,000,000) of commercial general liability insurance (which may include umbrella insurance), including coverage for bodily injury and property damage, (2) Twenty Million Dollars ($20,000,000) in cyber-liability insurance, including privacy breach response coverage and privacy/network security coverage and coverage for services under this Agreement, to the extent coverage for such services is commercially available at reasonable terms, and (3) Ten Million Dollars ($10,000,000) in fidelity insurance, with Supplier’s policy extending to theft of Company property by Supplier’s employees. In addition, Supplier shall maintain Twenty Million Dollars ($20,000,000) in professional liability insurance, to the extent coverage for such services is commercially available at reasonable terms. All insurance required to be maintained by a Party under this Section shall meet the following requirements: (a) shall be underwritten on a U.S. policy by one or more insurance carriers that are listed in Best’s Insurance Reports as having a Financial Strength Rating of at least A‑ and as being in a Financial Size Category of at least VII; (b) with respect to the commercial general liability insurance described above, each Party’s policy shall name the other Party as an additional insured and shall provide for severability of interests; and (c) must waive the insurer’s rights of subrogation against the other Party and provide insurance that is primary and non-contributory with other insurance to the degree allowable for each Party’s insurers. Each Party shall give notice to the other Party at least thirty (30) days before any insurance that it is required to maintain under this Section is canceled or materially changed before its expiration date. Upon execution of this Agreement, each Party shall provide the other Party certificates of insurance evidencing all insurance required to be maintained under this Section. Customer shall send all certificates of insurance and notices as to the insurance it is required to maintain under this Section to: SUPERVALU INC., Attn: Records Center-COI, 250 E. Parkcenter Blvd., Boise, ID 83706 with an electronic copy sent to Insurance.Certificates@supervalu.com.

14.	INDEMNIFICATION

14.1Indemnification by Customer
Customer will indemnify, defend and hold harmless Supplier, its Subsidiaries, Affiliates, the respective officers, directors, employees, Supplier Personnel, Subcontractors, agents and representatives of Supplier, Subsidiaries and its Affiliates, and the successors and permitted assigns of the foregoing (collectively, “Supplier Indemnitees”), from any and all Losses to the extent such Losses arise from, in connection with, or based on an allegation of, any of the following:

(a)
Any Claim based on allegations that, if true, would constitute a breach of Customer’s or any of its Subsidiaries’ and Affiliates’ or any other Service Recipient’s respective obligations under Section 8 (Confidentiality);

(b)
Any Claim that the Services provided by Supplier to Customer as part of this Agreement constitutes a breach or violation of any terms of any third-party Customer Resources, including any Claim arising out of the failure to obtain any Required Consents that it is the responsibility of Customer to obtain but excluding any Claim based on the use of Customer Resources by Supplier in violation of any license terms or restrictions under Section 6.2(b) above;

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(c)
Any Claim that Customer Independent IP provided by Customer to Supplier as part of this Agreement which Customer Independent IP was not in existence as of the Effective Date constitutes an infringement or misappropriation of any third party’s Intellectual Property Rights, except to the extent caused by the modification, misuse or improper combination with other products by Supplier, not authorized by Customer, of such Customer Independent IP;

(d)
Any Claim for death or bodily injury, or the damage, loss or destruction of real or tangible personal property (including employees of Customer and Supplier and their respective subcontractors) alleged to have been caused by the conduct of Customer or its Affiliates or their respective employees or independent contractors;

(e)
Any Claim based on allegations of intentional tort, willful misconduct (including willful breach of contract), unlawful conduct, or negligence of Customer (or any entity or person for which Customer is responsible); and

(f)
Without limiting the foregoing (a) through (e), any other Claims arising out of the performance of this Agreement or the provision or receipt of Services pursuant to this Agreement regardless of the legal theory asserted (other than Claims for which and to the extent that Supplier would have liability under Section 14.2, including Section 14.2(e)).

provided, however, that in no event will Customer be obligated to indemnify any Supplier Indemnitees for Claims for which Supplier was obligated to indemnify Customer under the Separation Agreement or the Merger Agreement.

14.2	Indemnification by Supplier

Supplier will indemnify, defend and hold harmless Customer, its Affiliates and their respective officers, directors, employees, agents and representatives (collectively, “Customer Indemnitees”), from any and all Losses to the extent arising from, in connection with, or based upon any of the following:

(a)
Any Claim based on allegations that, if true, would constitute a breach of Supplier's or any of its Subsidiaries’ and Affiliates’ or Subcontractor's respective obligations under Section 8 (Confidentiality) (it being understood that any breach of Section 7 (Data Security and Protection) shall not be deemed in itself to be a breach of Section 8 (Confidentiality));

(b)
Any Claim that the Services provided by Supplier to Customer as part of this Agreement constitutes a breach or violation of any terms of any third-party resources used by Supplier to perform the Services, including any Claim arising out of the failure to obtain any Required Consents that it is the responsibility of Supplier to obtain;

(c)
Any Claim for death or bodily injury, or the damage, loss or destruction of real or tangible personal property (including employees of Customer and Supplier and their respective subcontractors) alleged to have been caused by willful misconduct or negligence on the part of the Supplier or its Subsidiaries, Affiliates' or Subcontractors or their respective employees or independent contractors;

(d)	Any Claim that the Supplier Independent IP or Developed Materials (excluding any incorporated Customer Independent IP that was created after the Effective Date) provided

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by Supplier to Customer as part of this Agreement constitutes an infringement or misappropriation of any third party’s Intellectual Property Rights, except to the extent caused by the modification, misuse or improper combination with other products by Customer, not authorized by Supplier, of such Supplier Independent IP; and

(e)	Any Claim arising from Supplier’s willful misconduct or negligence with respect to the provision of Services, breach of this Agreement or failure to comply with Applicable Law.

provided, however, that in no event will Customer be obligated to indemnify any Supplier Indemnitees for Claims for which Supplier was obligated to indemnify Customer under the Separation Agreement or the Merger Agreement.

14.3	Indemnification Procedures

The Party seeking to be indemnified and defended under this Section 14 (Indemnification) (“Indemnitee”) shall give the Party providing the indemnity (“Indemnitor”) prompt written notice of any Claim for which the Indemnitee is seeking indemnification and defense under this Section 14 and shall provide Indemnitor with such information with respect thereto as the Indemnitor may reasonably request; provided, however, that the Indemnitee’s failure to give the Indemnitor prompt notice shall not reduce the Indemnitor’s obligations under this Section 14 except to the extent the Indemnitor is actually and materially prejudiced thereby. For any Claim as to which indemnification and defense is sought by the Indemnitee under this Section 14, Indemnitor shall have the right, upon written notice to Indemnitee within thirty (30) days of receipt of notice from Indemnitee of a Claim, to assume the defense thereof at the expense of Indemnitor with counsel selected by Indemnitor and reasonably satisfactory to Indemnitee. Indemnitor will not settle or compromise or consent to the entry of any judgment with respect to any such Claim without Indemnitee’s written consent unless the settlement, compromise or judgment includes a full, unconditional and final release of all Claims against Indemnitee, does not admit fault or liability on the part of Indemnitee or involve any finding or admission of wrongdoing by Indemnitee and does not impose any obligations on (other than the payment of money which is made by Indemnitor on behalf of Indemnitee), or is prejudicial to, to the Indemnitee, without the prior consent of Indemnitee; provided, further, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of Indemnitee for the same counsel to represent both the Indemnitor and the Indemnitee, then the Indemnitee shall be entitled to retain one firm or counsel in each jurisdiction for which the Indemnitee determines counsel is required, at the cost and expense of the Indemnitor. If an Indemnitor fails or neglects to defend a Claim in breach of its defense obligations under this Section following written notice from Indemnitee of such failure, Indemnitee may defend it. The Indemnitee shall cooperate in all reasonable respects with the Indemnitor, at the Indemnitor’s expense, in the investigation, trial and defense of the Claim and any appearance arising therefrom. Such cooperation shall include, without limitation, the making of statements and affidavits, attendance at hearings and trials, production of documents, assistance in securing and giving evidence and obtaining the attendance of witnesses. The Indemnitee will not be required to waive its attorney-client or other privileges. The Indemnitee will at all times have the right, at its own expense, to participate in the defense of any Claim for which it has sought indemnification and defense from the Indemnitor under this Section 14 and any appeal arising therefrom.

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15.	LIABILITY

15.1Limitation of Liability and Exclusions

(a)
Neither Party shall be liable to the other Party for any lost profits, loss of business or other consequential, special, incidental, or indirect damages, even if it has been advised of the possibility of such damages, except that, subject to Section 15.1(b), consequential and incidental damages may apply in connection with third party Claims that are subject to a Party’s indemnification obligations under Section 14 (Indemnification), breach of Section 8 (Confidentiality) (it being understood that any breach of Section 7 (Data Security and Protection) shall not be deemed in itself to be a breach of Section 8 (Confidentiality)) and nothing in this Section 15.1 shall limit either Party’s liability for willful misconduct.

(b)
Except in the case of fraud, willful misconduct, or willful and intentional breach of this Agreement and Customer’s payment obligations for Charges under the Agreement, each Party's total aggregate liability arising out of, resulting from, or in connection with this Agreement and the Services, whether arising under contract, tort, statute, or otherwise, will be limited to $30,000,000.

15.2Force Majeure

(a)
“Force Majeure Event” means any event beyond the reasonable control of a Party that delays or prevents the Party, directly or indirectly, from performing its obligations under this Agreement (other than payment obligations). Without limiting the generality of the foregoing, a Force Majeure Event includes acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes, and third-party telecommunications failures in each case that are beyond a Party’s reasonable control. In the event that a Subcontractor to Supplier is subject to a Force Majeure Event, Supplier may in turn also declare a Force Majeure Event until such Subcontractor is able to recover.

(b)
Upon the occurrence of a Force Majeure Event, the affected Party will promptly notify the other Party of the circumstances hindering its performance and of its plans and efforts to implement a work-around, in which case the affected Party will be excused from further performance or observance of the obligations so affected for as long as the Force Majeure Event continues. Supplier shall not be liable for any Losses whatsoever arising out of any interruption of Service or delay or failure to perform its obligations under this Agreement that is due to a Force Majeure Event and so long as Supplier met its obligations under this Section 15.2(b). The affected Party will continue to use commercially reasonable efforts to perform whenever and to whatever extent is possible and otherwise comply with any disaster recovery and business continuity obligations set forth in this Agreement. The affected Party will also notify the other Party promptly when the Force Majeure Event has abated. Without limiting the generality of the foregoing, if a Force Majeure Event affects the performance of the Services under this Agreement, Supplier shall work to recover the affected Services and allocate resources for such purpose with the same diligence and on no less favorable a basis as it works to recover and allocates resources for the recovery of services for itself, its Affiliates, and their respective customers receiving services similar to Services.

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16.	DISPUTE RESOLUTION

16.1Disputes
Any controversy, claim or dispute of whatever nature arising between the Parties with respect to this Agreement, including those arising out of or relating to the breach, termination, enforceability, scope, validity, performance, interpretation, or construction of this Agreement, whether such controversy, claim, or dispute existed prior to or arises on or after the Effective Date (a “Dispute”), shall be resolved as provided in this Section 16. This Section 16 shall continue in full force and effect despite the expiration, rescission or termination of this Agreement. Each Party shall continue performing its obligations under this Agreement during the pendency of any Dispute.
16.2Proceedings
Neither Party shall commence an arbitration proceeding pursuant to Section 16.3 below unless such Party first provides a written notice (a “Dispute Notice”) to the other Party setting forth the nature of the Dispute and the Parties attempt to resolve the Dispute informally as set forth in this Section 16.2. Promptly following receipt of a Dispute Notice, each Party shall escalate the Dispute to successively more senior-levels of executive within each Party’s organization for resolution. Each Party shall use commercially reasonable efforts to make such senior management or executives available to speak with (including by telephone) his or her counterpart upon reasonable notice and at a reasonable time in an effort to resolve the Dispute. If the Dispute is not resolved upon the earlier of: (i) the exhaustion of the foregoing informal dispute resolution procedures; or (ii) that date which is thirty (30) days after the Dispute Notice, the Parties shall then attempt in good faith to resolve the Dispute by mediation under the International Institute for Conflict Prevention and Resolution (“CPR”) Mediation Procedure in effect at the time of the Dispute. If the Parties cannot agree on the selection of a mediator, the mediator will be selected in accordance with the CPR Mediation Procedure.

16.3Arbitration
If the Dispute has not been resolved as provided above in Section 16.2 within sixty (60) days after receipt of the Dispute Notice, or if a Party fails to participate in a mediation, then the Dispute shall be determined by binding arbitration in Wilmington, Delaware. The arbitration shall be conducted in accordance with such rules as may be agreed upon by the Parties, or failing agreement within thirty (30) days after arbitration is demanded, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of the Dispute, subject to any modifications contained in this Agreement. The Dispute shall be determined by one arbitrator, except that if the Dispute involves an amount in excess of $1,000,000 (exclusive of interest and costs), three arbitrators shall be appointed. Arbitrators will be appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Persons eligible to serve as arbitrators shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to those persons listed on such AAA or CPR panels. The arbitrator(s) shall base the award on the applicable Law and judicial precedent which would apply if the Dispute were decided by a United States District Judge, and the arbitrator(s) shall have no authority to render an award which is inconsistent therewith. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based. Unless the Parties agree otherwise, discovery will be limited to an exchange of directly relevant documents. Depositions will not be taken except as needed in lieu of a live appearance or upon mutual agreement of the Parties. The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) and counsel of record will have the power of subpoena process as provided by Law. The Parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury. The

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arbitration shall be governed by the substantive Laws of the State of Delaware, without regard to conflicts-of-law rules, and by the arbitration Law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction. Notwithstanding the foregoing, upon the application by either Party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of Law based on the findings of fact determined by the arbitrator(s), the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the Parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator(s) shall be final and binding on the Parties and shall serve as the facts to be submitted to and relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated. Except as otherwise required by Law, the Parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute; provided, however, that (i) this restriction will not apply to information that is not “Confidential Information” under Section 8.3; (ii) disclosures that are permitted under Section 8.4 shall not be a breach of this sentence; and (iii) disclosures permitted under Section 8.2 shall be permitted with respect to such information and documents. If either Party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other Party shall be entitled to be awarded costs, including reasonable attorney’s fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

16.4	Remedies
Each Party hereby waives any and all rights it may have to receive exemplary or punitive damages with respect to any Claim it may have against the other Party, it being agreed that no Party shall be entitled to receive money damages in excess of its actual compensatory damages, notwithstanding any contrary provision contained in this Agreement or otherwise. The Parties recognize that certain business relationships could give rise to the need for one or more of the Parties to commence judicial proceedings to seek emergency, provisional or summary relief. Immediately following the issuance of any such relief, the Parties agree to the stay of any judicial proceedings pending mediation or arbitration of all underlying claims between the Parties.

16.5	Governing Law
The interpretation and construction of this Agreement, all performance under this Agreement, and all claims relating to, or arising out of, this Agreement or its breach, whether actionable under contract, tort, or otherwise, will be governed by the substantive Laws of the State of Delaware, U.S.A., except for any choice‑of‑law principles that would result in the application of the Laws of another jurisdiction.

16.6	Jurisdiction and Venue
Subject to the provisions of this Section 16 (Dispute Resolution), for any litigation arising out of or relating to this Agreement or the transactions and relationships contemplated by this Agreement, regardless of the form of action or the Party that initiates it, the Parties irrevocably and unconditionally submit to the exclusive jurisdiction and venue in the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does

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not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any proceeding arising out of or relating to this Agreement in the any such court. The Parties further consent to the jurisdiction of any state or federal court with subject matter jurisdiction located within a district that encompasses assets of a Party against whom a judgment (or award) has been rendered for the enforcement of the judgment (or award) against the assets of such Party.

17.	MISCELLANEOUS

17.1Waiver
No failure or delay by a Party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. If a Party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy that Party may have.

17.2	Certain Equitable Remedies; Remedies Cumulative
Notwithstanding anything to the contrary contained in this Agreement or under Law, each Party specifically understands and agrees that any breach or threatened breach of Section 7 (Data Security and Protection), Section 8 (Confidentiality) and Section 9 (Intellectual Property) by a Party, will result in irreparable injury to the non-breaching Party, that the remedy at law alone will be an inadequate remedy for such breach or threatened breach and that, in addition to any other remedy for such breach or threatened breach, the non-breaching Party or Parties shall be entitled to enforce the specific performance of this Agreement through both temporary and permanent injunctive relief, without the necessity of proving actual damages, and without limitation of the rights to recover such damages. All remedies provided in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to a Party under this Agreement, at law, or in equity.

17.3	Assignment
Subject to Section 17.4, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party, except that Supplier may assign this Agreement to an Affiliate (provided that no such assignment shall relieve Supplier of its obligations hereunder) or to a successor by merger, consolidation or similar transaction or an acquiror (including an Affiliate to be spun off or split off from Supplier) of all or substantially all of its assets or of all or substantially all of the assets of the Supplier’s wholesale and professional services businesses ( provided that the requirements in clauses (i) through (iv) of Section 17.4 are met). For the avoidance of doubt, a change of control in the equity ownership of either Party will not be considered to be an assignment for purposes of this Section 17.3.

17.4	Permitted Assignment
Each Party, after having given prior written notice to the other Party, may assign all of its rights, interest and obligations (but, in each case, not a part thereof) under this Agreement to the acquirer of all or a substantial portion of all of its assets (or all or substantially all of the assets of its wholesale business, in the case of Supplier), or to a successor entity in a merger or similar transaction, in its sole discretion and without the other Party’s consent; provided that the transferee: (i) agrees to be bound by the terms of this Agreement; (ii) is not engaged in any material litigation with the other Party; (iii) has not been declared insolvent, or is not the subject of any proceedings or application related to its winding up, liquidation, administration, receivership, administrative receivership,

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bankruptcy or other similar proceedings; (iv) possesses creditworthiness and business reputation sufficient to perform the obligations of the assigning Party. For the avoidance of doubt and without limiting the application of any other provision of this Agreement, in the event of any such assignment by Customer, Section 2.2 of Schedule B (Charges) shall apply to any increase in the volume of Services resulting from the assignment and Section 3.6 shall apply in the event of any Enhancements or New Services (individually or in the aggregate) to the Services to be provided under this Agreement including the cost for Supplier to provide the Services.

17.5	Notices
All notices, requests and demands, other than routine communications under this Agreement, shall be in writing and shall be deemed to have been duly given when sent (a) by certified or registered mail, return receipt requested, with postage prepaid, (b) by a nationally-recognized express courier for delivery within two Business Days, with delivery charges prepaid, or (c) in case expressly authorized in this Agreement, by email of a PDF document (with confirmation of transmission). Notices shall be sent to the Parties at the following addresses:
In the case of Customer:
Moran Foods, LLC
Attn: Legal Department
100 Corporate Office Dr.
Earth City, Missouri 63045

In the case of Supplier:
SUPERVALU INC.             and an additional electronic copy sent to:
Attn: Legal Department            Legal.Notices@supervalu.com
11840 Valley View Road
Eden Prairie, Minnesota 55344
Notices shall be deemed given as of the date such notice is postmarked, if sent by certified mail, is placed with an express courier, if sent by express courier, or on the date sent by e-mail. If the last day for giving any notice or taking any action required or permitted under this Agreement would otherwise fall on a Saturday, Sunday, or legal holiday, that last day shall be postponed until the next legal Business Day. Either Party may from time to time change the individual(s) to receive notices under this Section and its address for notification purposes by giving the other prior written notice of the new individual(s) and address and the date upon which the change will become effective.

17.6	Interpretation

(a)
Unless otherwise indicated, section references are to sections of the document in which the reference is contained. References to numbered (or lettered) sections will be deemed to also refer to and include all subsections of the referenced section.

(b)	The section headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.

(c)	This Agreement will be deemed to have been written by both Parties.

(d)
Unless the context requires otherwise, (i) “including” (and any of its derivative forms) means including but not limited to, (ii) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, (iii) “will” and “shall” are expressions of command, not merely expressions of future intent or expectation,

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(iv) “supplier” means any provider of goods and services or other third party not controlled by Supplier, (v) “written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in this Agreement in those and other circumstances, (vi) use of the singular imports the plural and vice versa, and (vii) use of a specific gender imports the other gender(s).

17.7Order of Precedence
In the event of a conflict between these GENERAL TERMS AND CONDITIONS and the documents comprising this Agreement on the one hand, and the Separation Agreement or the Merger Agreement on the other hand, the terms and conditions set forth in the Merger Agreement or Separation Agreement, respectively, shall prevail. In the event of a conflict between the documents comprising this Agreement, the terms and conditions set forth in these GENERAL TERMS AND CONDITIONS shall prevail; provided, however, that a Project Order may amend or override these GENERAL TERMS AND CONDITIONS if the Project Order specifically identifies the provision(s) of these GENERAL TERMS AND CONDITIONS that the Parties intend to amend or override.

17.8	Severability
If any provision of this Agreement is held invalid, void, or unenforceable by a court with jurisdiction over the Parties, such provision will be severed from this Agreement, and the remainder of this Agreement will remain in full force and effect. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

17.9	Counterparts
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will together constitute one and the same agreement.

17.10	Third Party Beneficiaries
This Agreement is entered into solely between Customer and Supplier and, except for the Parties’ indemnification obligations under Section 14 (Indemnification), will not be deemed to create any rights in any third parties or to create any obligations of either Customer or Supplier to any third parties.

17.11	Contract Amendments and Modifications
Any printed terms and conditions varying from this Agreement on any order, invoice form, or written notification from either Party will not be effective or binding on the other Party. This Agreement may be amended or modified solely in a writing signed by an authorized representative of each Party.

17.12	Survival
Any provision of this Agreement that contemplates or governs performance or observance subsequent to its termination or expiration will survive the expiration or termination of this Agreement for any reason.

17.13	Entire Agreement
This Agreement (consisting of the signature page, these GENERAL TERMS AND CONDITIONS, the attached GLOSSARY, any Schedules and Exhibits referred to herein and attached hereto, and any Project Order(s) referencing this Agreement) constitutes the entire agreement between the Parties with respect to its subject matter and merges, integrates and supersedes all prior and contemporaneous agreements and understandings between the Parties, whether written or oral, concerning its subject matter.
[End of General Terms and Condition]

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GLOSSARY
The following capitalized terms, when used in the Agreement, will have the meanings given below.

Defined Term	Meaning
“AAA”	The American Arbitration Association.
“ABL”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Accounting Firm”	Has the meaning given in Section 10.3(c) (Termination by Supplier) of the GENERAL TERMS AND CONDITIONS.
“ACH”	Automated Clearing House.
“Active Employee”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Actor”	Has the meaning given in Section 1.2(j) (Organization) of Schedule A-1 (Technical Services).
“Actual Volume”	The actual volume of Service provided by Supplier to Customer as measured by Supplier for those baseline volume categories set forth in Schedule B-2 (Monthly Baselines).
“AD&D”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“ADA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Additional Resource Charge” or “ARC”	Each of the additional resource charges set forth in Schedule B-3 (Rate Card).
“Affiliate”
With respect to an entity, any other entity or person that, now or in the future, either directly or through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Agreement”
The Services Agreement by and between Customer and Supplier. The Agreement consists of a signature document, plus the attached GENERAL TERMS AND CONDITIONS, GLOSSARY, Schedules, Exhibits, and any Project Orders and Change Orders executed during the Term.

“Annual Credit”	Has the meaning given in Section 4 (ANNUAL CREDIT) of Schedule B (Charges).
“AP or A/P”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“AR or A/R”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).

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Defined Term	Meaning
“ARS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Audit Services Fee”	Has the meaning given in Section 2.8 (Retail Store Audit Fees) of Schedule B (Charges).
“AUP”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Bankruptcy Code”	Has the meaning given in Section 9.4 (Licenses Survive Bankruptcy) of the GENERAL TERMS AND CONDITIONS.
“Base Charge”	Has the meaning given in Section 2.1 (Base Charge) of Schedule B (Charges).
“Baseline Volume”	The baseline volume for the Services for each of the categories set forth in Schedule B-2 (Monthly Baselines).
“Benefits Portal”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“BI Conversion Fee”	Has the meaning given in Section 2.4(a) (Oracle Cloud Services; Business Intelligence Software) of Schedule B (Charges).
“BI Hosting / Support Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-5 (Business Intelligence Services).
“BI Professional Services”	Has the meaning given in Section 1(d) (INTRODUCTION) of Schedule A-1-5 (Business Intelligence Services).
“BI Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-5 (Business Intelligence Services).
“BI Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-5 (Business Intelligence Services).
“BI Software Operating Guide”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-5 (Business Intelligence Services).
“BOD”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Business Critical Applications”	Has the meaning given in Section 2 (Disaster Recovery Services) of Schedule A-1 (Technical Services).

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Defined Term	Meaning
“Business Day”
Whether or not captalized, means any day Monday through Friday, excluding holidays observed by Supplier at its home office in Eden Prairie, Minnesota. Unless otherwise agreed by the Parties, when there is a requirement that something be performed within “X” Business Days of an event, it shall be performed no later than the same time as such event, “X” Business Days later (e.g., a response to a request made at 3 pm Central Time on Friday that requires a 1 Business Day turnaround shall be provided by 3 pm Central Time on Monday).

“Business Material Adverse Effect”	Has the meaning given in the Merger Agreement.
“Calculation Roster Review”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“CAM”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Capex”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Chargeable Project”	Has the meaning given in Section 3.2(a) (Chargeable Projects) of Schedule B (Charges).
“Cardholder Data”	Has the meaning given in Section 7.2(a) (PCI Compliance) of the GENERAL TERMS AND CONDITIONS.
“Change”	Has the meaning given in Section 3.6 (Change Control Procedure) of the GENERAL TERMS AND CONDITIONS.
“Change Control Procedure”	Has the meaning given in Section 3.6 (Change Control Procedure) of the GENERAL TERMS AND CONDITIONS.
“Change of Control”	Has the meaning given to it in the Merger Agreement.
“Change Order”	The form of an Order documenting the terms of the Parties’ agreement regarding a Change (including a New Service). The form of a Change Order is set forth on Exhibit 4 (Change Order Form).
“Change Request”	A document requesting a Change.
“Chargeable Projects”	Has the meaning given in Section 3.2(a) (Chargeable Projects) of Schedule B (Charges).
“Charges”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule B (Charges).

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Defined Term	Meaning
“Claims”
Any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced or threatened against an entity or person by an unaffiliated third party; provided that for the purposes of this definition, an employee of either Party is considered an unaffiliated third party.

“CMS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“COLA”	Has the meaning given in Section 2.1(e) (COLA) of Schedule B (Charges).
“Compensation Tool”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Confidential Information”	Has the meaning given in Section 8.1 (“Confidential Information” Defined) of the GENERAL TERMS AND CONDITIONS.
“Confidentiality Obligations”	Has the meaning given in Section 8.2 (Confidentiality Obligations) of the GENERAL TERMS AND CONDITIONS.
“Contingent Worker”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Corp”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Coupon Processing Fee”	Has the meaning given in Section 2.7(a) (Miscellaneous Charges) of the Schedule B (Charges).
“COTS”	Commercial off-the-shelf Software.
“Coupon Processing Fee”	Has the meaning given in Section 2.7(a) (Retained Third Party Fees; Miscellaneous Charges) of Schedule B (Charges).
“Covered Employee”	Has the meaning given in Section 4.3(b) (Non-Hiring of Employees) of the GENERAL TERMS AND CONDITIONS.
“Covered Population”	Personnel listed on Schedule A-2-9 (Covered Population Matrix).
“CPI-U”
The United States Consumer Price Index - All Urban Consumers, U.S. City Average, All items, not seasonally adjusted, 1982-84=100 reference base, as published by the United States Bureau of Labor Statistics.

“CPR”	Has the meaning given in Section 16.2 (Proceedings) of the GENERAL TERMS AND CONDITIONS.
“CRM”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).

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Defined Term	Meaning
“Customer”	Moran Foods, LLC
“Customer Equipment”	Equipment owned or leased by Customer to be made available to Supplier for use in providing the Services.
“Customer Expense Account”	Has the meaning given in Section 5(b) (Charges) of the GENERAL TERMS AND CONDITIONS.
“Customer Facilities”	Facilities owned or leased by Customer to be made available to Supplier for use in providing the Services.
“Customer Indemnitees”	Has the meaning given in Section 14.2 (Indemnification by Supplier) of the GENERAL TERMS AND CONDITIONS.
“Customer Independent IP”	Has the meaning given in Section 9.1 (Independent IP) of the GENERAL TERMS AND CONDITIONS.
“Customer Licensee”	Has the meaning given in Section 2.2 (Use of the Services) of the GENERAL TERMS AND CONDITIONS.
“Customer Resources”	Has the meaning given in Section 6.2(a) (Customer Facilities and Resources) of the GENERAL TERMS AND CONDITIONS.
“Customer Responsibilities”	Has the meaning given in Section 6.1 (General) of the GENERAL TERMS AND CONDITIONS.
“Customer Software”	Software owned or licensed by Customer to be made available to Supplier for use in providing the Services.
“Customer’s Share”	Has the meaning given in Section 10.3(c) (Termination by Supplier) of the GENERAL TERMS AND CONDITIONS.
“CVR”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“D&A”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“DC”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“DCRA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Dedicated Applications”	Has the meaning given in Section 5 (SUBSTITUTION) of Schedule B (Charges).
“Deliverable”	Any work product specifically identified as a ‘Deliverable’ in a Project Order.
“Dependent”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).

Services Agreement	Glossary Page 5

Defined Term	Meaning
“Depository Bank”	Has the meaning given in Section 5(b) (Charges) of the GENERAL TERMS AND CONDITIONS.
“Developed Material”	Has the meaning given in Section 9.2 (Work Product; Developed Material) of the GENERAL TERMS AND CONDITIONS.
“Disclosing Party”	Has the meaning given in Section 8.1 (“Confidential Information” Defined) of the GENERAL TERMS AND CONDITIONS.
“Discount Rate”	Has the meaning given in Section 11.1 (Invoices) of Schedule B (Charges).
“Disengagement Assistance”	Has the meaning given in Section 10.4 (Disengagement Assistance) of the GENERAL TERMS AND CONDITIONS.
“Dispute”	Has the meaning given in Section 16.1 (Disputes) of the GENERAL TERMS AND CONDITIONS.
“Dispute Notice”	Has the meaning given in Section 16.2 (Proceedings) of the GENERAL TERMS AND CONDITIONS.
“Diverse Suppliers”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“DR Services”	Has the meaning given in Section 2 (Disaster Recovery Services) of Schedule A-1 (Technical Services).
“DSD”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“EDI”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“EDW”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Effective Date”	The date on which the Agreement first takes effect, as set forth on its signature page.
“Elements”	Has the meaning given in Section 1.2(j) (Organization) of Schedule A-1 (Technical Services).
“Employee”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Employee on Leave”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Enhancement”	Has the meaning given in Section 2.4 (Enhancements) of the GENERAL TERMS AND CONDITIONS.

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Defined Term	Meaning
“Equipment”	All machines and other hardware used in connection with the Services, including all associated attachments, features, accessories and peripheral devices.
“Equipment Sourcing Services”	Has the meaning given in Section 2.6 (Purchase Order Fees) of Schedule B (Charges).
“Event Charge”	Has the meaning given in Section 2.5 (Event Charges) of Schedule B (Charges).
“Excluded Services”	Has the meaning given in Section 2.1 (Scope of Services) of the GENERAL TERMS AND CONDITIONS.
“Exempt Employee”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“F&A Project Work”	Has the meaning given in Section 3.1(a) (Pooled Projects) of Schedule B (Charges).
“FA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Facilities Maintenance Desk (FMD)”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“Facilities Manager (FM)”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“Facilities Team”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“FAS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“FCS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“FHH Hosting / Support Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-7-1 (Finance and HR Application Hosting Services).
“FHH Professional Services”	Has the meaning given in Section 1(d) (INTRODUCTION) of Schedule A-1-7 -1(Finance and HR Application Hosting Services).
“FHH Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-7-1 (Finance and HR Application Hosting Services).
“FHH Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-7 -1(Finance and HR Application Hosting Services).
“FH Professional Services”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-7 -1 (Finance and HR Application Services).

Services Agreement	Glossary Page 7

Defined Term	Meaning
“FH Services”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-7 -1 (Finance and HR Application Services).
“FH Software”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-7 -1 (Finance and HR Application Services).
“FH Software Operating Guides”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-7 -1 (Finance and HR Application Services).
“FH Support Services”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-7 -1 (Finance and HR Application Services).
“FMLA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Force Majeure Event”	Has the meaning given in Section 15.2(a) (Force Majeure) of the GENERAL TERMS AND CONDITIONS.
“FSA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Functions”	Functions, responsibilities, activities or tasks completed or to be completed by a Party.
“GAAP”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Garnishment Fee”	Has the meaning given in Section 2.7(b) (Miscellaneous Charges) of Schedule B (Charges).
“GL”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Governance”	Has the meaning given in Section 3.3 (Governance and Management) of the GENERAL TERMS AND CONDITIONS.
“H&W”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Hard Discount Business”	Has the meaning given in Section 1.1(a) (Background and Purpose) of the GENERAL TERMS AND CONDITIONS.
“HCM”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“HCRA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“HR”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“HR Manager”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).

Services Agreement	Glossary Page 8

Defined Term	Meaning
“HR Project Work”	Has the meaning given in Section 3.1(a) (Pooled Projects) of Schedule B (Charges).
“HR Self Service Portal”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“IBNR”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Indemnitee”	Has the meaning given in Section 14.3 (Indemnification Procedures) of the GENERAL TERMS AND CONDITIONS.
“Indemnitor”	Has the meaning given in Section 14.3 (Indemnification Procedures) of the GENERAL TERMS AND CONDITIONS.
“Independent IP”
Any material created prior to the Effective Date of the Agreement, or created subsequently outside and independent of the Agreement, and that is made available by a Party to the other Party in connection with this Agreement.

“Insolvency Event”
(a) the institution by or against Customer of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Customer’s debts; (b) Customer making an assignment for the benefit of creditors; (c) Customer’s dissolution, winding up, liquidation, composition of its debts, or ceasing to do business; (d) a circumstance where the Customer applies for, seeks, consents to or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any portion of its property; or (e) Customer’s action to authorize or effect any of the foregoing actions.

“Intellectual Property Rights”
All intellectual and industrial property rights recognized in any jurisdiction, including copyrights, mask work rights, moral rights, trade secrets, patent rights, rights in inventions, trademarks, trade names, and service marks (including applications for, and registrations, extensions, renewals, and re-issuances of, the foregoing).

“IT”	Information technology.
“IT Change Management”	Supplier’s processes, procedures, and project plans for implementing changes to IT Systems.
“IT Freeze Periods”
As designated by Supplier for each calendar year, those time periods within the applicable calendar year that no changes shall be made to Supplier’s IT Systems, other than in accordance exception process.

“IT Project Work”	Has the meaning given in Section 3.1(a) (Pooled Projects) of Schedule B (Charges).

Services Agreement	Glossary Page 9

Defined Term	Meaning
“IT Release Calendar”	Dates designated by application for completing upgrades and updates to Software within a Party’s IT Systems.
“IT Systems”	Software, Equipment, and processes used in combination to perform Functions.
“IVR”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“JE”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Law”
Any statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any governmental authority at any level (e.g., municipal, county, province, state or national).

“Learning Portal”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“License and Consent Costs”	Has the meaning given in Section 6.3 (Required Consents) of the GENERAL TERMS AND CONDITIONS.
“LOA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Losses”
Means all losses, liabilities, damages, liens, and claims, and all related costs, expenses, and other charges, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement, and judgment, and any taxes, interest, fees, penalties and fines with respect to any of the foregoing.

“LTD”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“LTI”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Manager”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Marketing Materials”	Has the meaning given in Section 8.9 (Public Disclosures) of the GENERAL TERMS AND CONDITIONS.
“Master COA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“MCC”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Mental Impressions”	Has the meaning given in Section 9.6 (Mental Impressions) of the GENERAL TERMS AND CONDITIONS.

Services Agreement	Glossary Page 10

Defined Term	Meaning
“Merger Agreement”	The Agreement and Plan of Merger by and among SMITH ACQUISITION CORP, SMITH MERGER SUB CORP, Customer and Supplier, Customer dated October 16, 2016, as amended from time to time.
“MICR”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Miscellaneous Services”	Has the meaning given in Section 1.1 (General) of Schedule A-4 (Miscellaneous Services).
“MMH Hosting / Support Services”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-2 (Merchandising management Hosting Services).
“MMH Professional Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-2 (Merchandising management Hosting Services).
“MMH Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-2 (Merchandising management Hosting Services).
“MMH Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-2 (Merchandising management Hosting Services).
“MRKT Business Process Services”	Has the meaning given in Section 1(d) (INTRODUCTION) of Schedule A-1-3-1 (Marketing Services).
“MRKT Hosting / Support Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-3-1 (Marketing Services).
“MRKT Professional Services”	Has the meaning given in Section 1(e) (INTRODUCTION) of Schedule A-1-3-1 (Marketing Services).
“MRKT Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-3-1 (Marketing Services).
“MRKT Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-3-1 (Marketing Services).
“MRKT Software Operating Guides”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-3-1 (Marketing Services).
“MRKT Hosting / Support Services”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-3-2 (Marketing Hosting Services).
“MRKT Professional Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-3-2 (Marketing Hosting Services).

Services Agreement	Glossary Page 11

Defined Term	Meaning
“MRKT Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-3-2 (Marketing Hosting Services).
“MRKT Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-3-2 (Marketing Hosting Services).
“MRO”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“MSS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“MUL”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“NCDPD”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“New Services”	Has the meaning given in Section 2.5 (New Services) of the GENERAL TERMS AND CONDITIONS.
“Operating Guides”	Has the meaning given in Section 2 (Disaster Recovery Services) of Schedule A-1 (Technical Services).
“Oracle Cloud Services”	An Oracle-hosted set of applications covering core finance and human resource business processes which will replace the current on premise Oracle EBS and PeopleSoft 9.2 applications over time.
“Oracle Conversion Fee”	Has the meaning given in Section 2.4(a) (Oracle Cloud Services; Business Intelligence Software) of Schedule B (Charges).
“OSHA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Out-of-Pocket Expenses”	Actual out-of-pocket expenses incurred by Supplier in connection with the Services reimbursable under the Agreement.
“P&L”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“PA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Parties”	Collectively, Customer and Supplier.
“Participant”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Party”	Individually, either Customer or Supplier.

Services Agreement	Glossary Page 12

Defined Term	Meaning
“Pass-Through Expenses”	Has the meaning given to it in Section 2.7(c) of Schedule B (Charges).
“Payment”	Has the meaning given in Section 5(b) (Charges) of the GENERAL TERMS AND CONDITIONS.
“PCI DSS”	Has the meaning given in Section 7.2(b) (PCI Compliance) of the GENERAL TERMS AND CONDITIONS.
“Period”	One of the thirteen (13) fiscal periods into which each fiscal year of Supplier is divided, according to Supplier's customs and practices.
“Personally Identifying Information”
An individual’s unencrypted computerized first and last name together with the individual’s Social Security Number, Driver’s License Number, Financial Account number, Passport information, or Protected Health Information or information which applicable Law treats as personal information.

“PNT”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“PO”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Pooled Projects”	Has the meaning given in Section 3.1(a) (Pooled Projects) of Schedule B (Charges).
“POS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“PPT”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Prime Suppliers”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“Process Documentation”	Has the meaning given in Section 2.14 (Process Documentation) of the GENERAL TERMS AND CONDITIONS
“Project”	A discrete unit of discretionary, non-recurring work.
“Project Order”
The form of an order issued under the Agreement documenting the terms of the Parties’ agreement regarding a Project to be performed by Supplier. The form of a Project Order is set forth on Exhibit 1 (Project Order).

“Project Services”	Has the meaning given in Section 2.3 (Projects) of the GENERAL TERMS AND CONDITIONS.
“Proposal”	Has the meaning given in Section 3.6(d) (Proposals) of the GENERAL TERMS AND CONDITIONS.

Services Agreement	Glossary Page 13

Defined Term	Meaning
“PTO”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Purchase Order Fees”	Has the meaning given in Section 2.6 (Purchase Order Fees) of Schedule B (Charges).
“Purpose”	Has the meaning given in Section 8.2 (Confidentiality Obligations) of the GENERAL TERMS AND CONDITIONS.
“QMCSO”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Rate Card”	The rate card set forth in Schedule B-3 (Rate Card), as the same may be updated and modified by mutual written agreement of the Parties from time to time.
“Receiving Party”	Has the meaning given in Section 8.1(a) (“Confidential Information” Defined) of the GENERAL TERMS AND CONDITIONS.
“Recruiting Portal”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Representatives”	Has the meaning given in Section 8.2 (Confidentiality Obligations) of the GENERAL TERMS AND CONDITIONS.
“Request”	A request for a Change, New Services, or a Project, as the case may be.
“Request Log”	Has the meaning given in Section 3.6(f) (Request Tracking and Reporting) of the GENERAL TERMS AND CONDITIONS.
“Required Consents”	Has the meaning given in Section 6.3 (Required Consents) of the GENERAL TERMS AND CONDITIONS.
“RET”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Retail Ops Support”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“Retiree”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“RM Business Process Services”	Has the meaning given in Section 1(d) (INTRODUCTION) of Schedule A-1-4-1 (Retail Management Services).
“RM Hosting / Support Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-4-1 (Retail Management Services).
“RM Professional Services”	Has the meaning given in Section 1(e) (INTRODUCTION) of Schedule A-1-4-1 (Retail Management Services).

Services Agreement	Glossary Page 14

Defined Term	Meaning
“RM Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-4-1 (Retail Management Services).
“RM Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-4-1 (Retail Management Services).
“RM Software Operating Guides”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-4-1 (Retail Management Services).
“RMD Hosted Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-6-2 (RMD Hosting Services).
“RMD Hosting Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-6-2 (RMD Hosting Services).
“RMD Hosting / Support Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-6-1 (RMD Services).
“RMD Professional Services”	Has the meaning given in Section 1(d) (INTRODUCTION) of Schedule A-1-6-1 (RMD Services).
“RMD Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-6-1 (RMD Services).
“RMD Services Term for SLIM”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-6-1 (RMD Services).
“RMD Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-6-1 (RMD Services).
“RMD Software Operating Guides”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-6-1 (RMD Services).
“RMH Hosting / Support Services”	Has the meaning given in Section 1(b) (INTRODUCTION) of Schedule A-1-4-2 (Retail Management Hosting Services).
“RMH Professional Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-4-2 (Retail Management Hosting Services).
“RMH Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-4-2 (Retail Management Hosting Services).
“RMH Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-4-2 (Retail Management Hosting Services).
“Roster Review”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).

Services Agreement	Glossary Page 15

Defined Term	Meaning
“RTW”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Salaried Employee”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“SBC”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“SCM Business Processing Services”	Has the meaning given in Section 1(c) (INTRODUCTION) of Schedule A-1-1 (Supply Chain Management Hosting Services).
“SCM Professional Services”	Has the meaning given in Section 1(d) (INTRODUCTION) of Schedule A-1-1 (Supply Chain Management Hosting Services).
“SCM Services”	Has the meaning given in Section 1 (INTRODUCTION) of Schedule A-1-1 (Supply Chain Management Hosting Services).
“SCM Software”	Has the meaning given in Section 1(a) (INTRODUCTION) of Schedule A-1-1 (Supply Chain Management Hosting Services).
“SEC”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Separated Employee”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Separation”	Has the meaning given in Section 1.1(a) (Background and Purpose) of the GENERAL TERMS AND CONDITIONS.
“Separation Agreement”	The Separation Agreement by and between Supervalu Inc. and Customer dated [October] __, 2016, as amended from time to time.
“Services”	Has the meaning given in Section 2.1 (Scope of Services) of the GENERAL TERMS AND CONDITIONS.
“Service Base Charge”	Has the meaning given in Section 10.2(a) (Termination by Customer) of the GENERAL TERMS AND CONDITIONS.
“Service Category”
The Services to be performed in connection with the function described in a row of the table set forth in Schedule B-1 (Base Charge); provided, however, that each of the following shall be treated as a single Service Category: (i) Payroll Services, Workforce Administration Services and HR Associate Contact Center Services; and (ii) Supplier Diversity and Accounts Payable.

Services Agreement	Glossary Page 16

Defined Term	Meaning
“Service Delivery Environment”
Collectively, the Equipment, Software, systems, communications networks and connectivity, facilities, and other infrastructure components owned, controlled, or operated by Supplier (or its Subcontractors) and used by Supplier Personnel in rendering the Services under the Agreement.

“Service Levels”	Has the meaning given in Section 3.1 (Time of Performance) of the GENERAL TERMS AND CONDITIONS.
“Service Recipient”	Has the meaning given in Section 2.2 (Use of the Services) of the GENERAL TERMS AND CONDITIONS.
“Service-Related Taxes”
Any sales, use, value added, services, consumption, excise, and other transaction-based taxes assessed in respect of the Services or Supplier’s charges for the Services excluding the taxes subject to Section 7.2 of Schedule B (Charges) and excluding taxes on Supplier’s (or its Affiliates’ or Subcontractors’) income.

“S&A”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“SMMs”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Software”	Program code and all supporting documentation, media, on-line help facilities and tutorials, including updates, enhancements, modifications, releases and derivatives works of any of them.
“SOX”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“SPDs”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Special Charges”
The expenses incurred by Supplier for any specialized equipment, software, facilities and third party services Supplier must acquire in order to perform the Project Services, as authorized by Customer in the applicable Project Order.

“STD”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Subcontractor”
Any third party to whom Supplier has subcontracted any Function(s) constituting a part of the Services (including any Affiliate of a Subcontractor or other entity to whom a Subcontractor further Subcontracts or otherwise sub-delegates any of its Subcontracted duties or obligations).

Services Agreement	Glossary Page 17

Defined Term	Meaning
“Subsidiary”
With respect to either Party, any corporation, limited liability company, joint venture or partnership of which such Party (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Supervisor”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Supplier”	SUPERVALU INC. or its successor-in-interest or assign.
“Supplier Hourly Rates”	Has the meaning given in Section 3.2 (Chargeable Projects) of Schedule B (Charges).
“Supplier Indemnitees”	Has the meaning given in Section 14.1 (Indemnification by Customer) of the GENERAL TERMS AND CONDITIONS.
“Supplier Independent IP”	Has the meaning given in Section 9.1 (Independent IP) of the GENERAL TERMS AND CONDITIONS.
“Supplier Personnel”	Has the meaning given in Section 4.1 (General Requirements for Supplier Personnel) of the GENERAL TERMS AND CONDITIONS.
“Supplier Platforms”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).
“Supplier’s Fiscal Calendar”	Supplier’s 13-Period fiscal year, as published by Supplier on an annual basis.
“Taleo Services”	Has the meaning given in Section 2.13 (Transitional Use of Taleo) of the GENERAL TERMS AND CONDITIONS
“Technical Services” or “TS”	Has the meaning given in Section 1.1 (General) of Schedule A-1 (Technical Services).
“Term”	Has the meaning given in Section 10.1 (Term) of the GENERAL TERMS AND CONDITIONS.
“Tier I”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“Tier II”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-4 (Miscellaneous Services).
“TPA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Transitional Claims Management Services”	Has the meaning given in Section 2.12 (Transitional Claims Management Services) of the GENERAL TERMS AND CONDITIONS.

Services Agreement	Glossary Page 18

Defined Term	Meaning
“Transitional Finance and Accounting Services”	Has the meaning given in Section 2.10 (Finance and Accounting Services) of the GENERAL TERMS AND CONDITIONS.
“Transitional Miscellaneous Services”	Has the meaning given in Section 2.11 (Transitional Miscellaneous Services) of the GENERAL TERMS AND CONDITIONS.
“Travel Expenses”	Has the meaning given in Section 5 (Travel Expenses) of Schedule B (Charges).
“TRecs”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“UCC”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“UDA”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“Value Chain Processes” or “Processes”	Has the meaning given in Section 1.2(j) (Organization) of Schedule A-1 (Technical Services).
“Virus”
Software code that is: (i) program code or programming instruction(s) or set(s) of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations (excluding software keys); or (ii) other code typically described as a virus, Trojan horse, worm, back door or other type of harmful code.

“Volume Limitations”	Has the meaning given in Section 9 (Volume Limitations) of Schedule B (Charges).
“WAS”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-3 (Finance and Accounting Services).
“WC”	Has the meaning given in Section 1.2 (Definitions) of Schedule A-2 (HR Services).

Services Agreement	Glossary Page 19

SCHEDULE A-1
TECHNICAL SERVICES

[**]

Services Agreement	Schedule A-1 Page A-1-1
** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SCHEDULE A-2
HR SERVICES

[**]

Services Agreement	Schedule A-2 Page A-2-1
** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SCHEDULE A-3
FINANCE AND ACCOUNTING SERVICES

[**]

Services Agreement	Schedule A-3 Page A-3-1
** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SCHEDULE A-4

MISCELLANEOUS SERVICES

[**]

Services Agreement	Schedule A-4 Page A-4-1
** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Schedule A-5

SERVICE LEVEL AGREEMENTS

[**]

Services Agreement	Schedule A-5 Page A-5-1
** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SCHEDULE A-6
DISENGAGEMENT ASSISTANCE

[**]

Services Agreement	Schedule A-6 Page A-6-1
** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SCHEDULE B

CHARGES

1.	Introduction
With reference to Section 5 (Charges) of the GENERAL TERMS AND CONDITIONS of the Agreement, this Schedule  B (which includes the following attached sub-schedules: Schedule B-1 (Service Base Charge); Schedule B-2 (Monthly Baselines); Schedule B-3 (Rate Card); Schedule B-4 (Pass Through Expenses); Schedule B-5 (Purchase Order Fees); Schedule B-6 (Form of Invoice); Schedule B-7 (Supplier Hourly Rates); Schedule B-8 (Audits); Schedule B-9 (Oracle Migration Plan and Acceptance Criteria); Schedule B-10 (Business Intelligence Software Migration Plan and Acceptance Criteria); Schedule B-11 (Dedicated Applications); and Schedule B-12 (IP/IT Expenses) describes (a) Customer’s payment responsibilities under this Agreement and the methods for calculating the charges, expenses, and any other amounts payable to Supplier for performing the Services and fulfilling its other obligations under this Agreement and other amounts payable to third parties in connection with this Agreement (collectively, the “Charges”), and (b) the associated invoicing and payment terms and procedures. On a monthly basis, the Charges for which Supplier may invoice Customer and for which Customer will be responsible shall be calculated as follows:
(i) the sum of:
(x) the Base Charge for the month as adjusted under Section 2.1 for certain events with a recurring effect; and
(y) the sum of all non-recurring Charges (or in the case of RRCs, credits) for the month as set forth in Sections 2.2 (Baseline Volumes and Changes--ARCs and RRCs), 2.4(a) (Oracle Conversion Fee), 2.4(d) (BI Conversion Fee), 2.5 (Event Charges), Section 2.6 (Purchase Order Fees), 2.8 (Retail Store Audit Fees), 3 (Projects), 6 (Travel Expenses), and 7.1 (Service-Related Taxes) of this Schedule B, and Section 3.6 (Change Control Procedure) of the GENERAL TERMS AND CONDITIONS,
Less
(ii) any credit for which Customer is eligible in accordance with Section 4 until such credit has been expended and any Service Level Credit to which Customer is entitled,
Subject to
(iii) Section 2.1(c) (Minimums)

Services Agreement December 5, 2016	Schedule B Page B-1

2.	BASE charge

2.1	Base Charge

(a)
Base Charge and Up-front Payment. Beginning on the Effective Date and for each month thereafter during the Term, Customer will be responsible for a monthly recurring charge for the Services (such monthly amount, the “Base Charge”) in an amount calculated in accordance with this Section 2.1. As further described in Section 11, the Base Charge will be invoiced on a monthly basis, except that that Customer shall prepay on the Effective Date an amount equal to thirty million dollars ($30,000,000), which amount will be credited against the Base Charge each month until such amount has been fully credited.

(b)	Calculation of Adjusted Base Charge. The Base Charge will be calculated as follows:

(i)	The Base Charge will be two million five-hundred thousand dollars ($2,500,000) per month as adjusted (up or down) by operation of the following sections:

2.1.b.i.1	Section 2.1(e) (COLA);

2.1.b.i.2	Section 2.3 (TS Staff Augmentation);

2.1.b.i.3	Section 2.4(c) [**];

2.1.b.i.4	Section 2.7(c) (Stand-Alone Costs and P&L Expenses);

2.1.b.i.5	Section 5 (Substitution);

2.1.b.i.6	Section 9 (Adjustments of Supplier's Rates and Charges);

2.1.b.i.7	Section 10 (Volume Limitations);

2.1.b.i.8	Section 2.5 (New Services) of the GENERAL TERMS AND CONDITIONS; and

2.1.b.i.9	Section 10.2 (Termination) of the GENERAL TERMS AND CONDITIONS.

(c)
Minimums. Notwithstanding Section 2.1(b), the Base Charge on an annual basis will not fall below the following amounts except: (i) in the event of termination of one or more Services for uncured material breach or failure to satisfy critical service levels under Section 10.2(a) or 10.2(d) of the GENERAL TERMS AND CONDITIONS; (ii) with respect to Years 1 to 3 only, as provided under Section 2.4(c) (Reduction in Base Charge Upon Oracle Conversion); (iii) pursuant to Section 2.3 (TS Staff Augmentation); and (iv) as provided in Sections 2.2 (Baseline and Volume Changes--ARCs and RRCs) and 10(a) (Volume Limitations), subject to Section 2.1(d) (RRCs and Volume Decreases);

(i)	Year 1: [**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-2

(ii)	Year 2: [**]

(iii)	Year 3: [**]

(iv)	Year 4: [**]

(v)	Year 5: [**]

(d)
RRCs and Volume Decreases. The application of RRCs under Section 2.2 and volume decreases under Section 10(a) of this Schedule B shall not reduce the Base Charges paid or payable to Supplier under the Agreement for any Year by more than [**] of the Base Charges before the application of any such reduction but after application of all other adjustments (other than the COLA adjustment pursuant to Section 2.1(e)).

(e)
COLA. [**] and for the remainder of the Term, the Base Charge will be increased by a percentage equal to [**] Any such annual Base Charge increase shall be made after the inclusion of the Base Charge adjustments, if any, required under Section 2.1(b).

2.2	Baseline and Volume Changes

After the Effective Date, Supplier's monthly invoices of the Base Charge will reflect the Actual Volume for the applicable Service(s) for the month. If the Actual Volume of any Service(s) for the month exceeds the corresponding Baseline Volume, then the Base Charge for the month shall be increased by multiplying the applicable Additional Resource Charge (ARC) in Schedule B-3 (Rate Card) by the Actual Volume in excess of the Baseline Volume and adding the total to the Base Charge for such month. Likewise, subject to Section 2.2(b) of this Schedule B (Charges), if the Actual Volume of any Service(s) for the month falls short of the corresponding Baseline Volume then the Base Charge for the month shall be decreased by multiplying the applicable Reduced Resource Charge (RRC) in Schedule B-3 (Rate Card) by the Actual Volume falling short of the Baselines Volume and subtracting the total from the Base Charge for such month.

Example: Baseline Volume = 100, Actual Volume = 118, ARC = $10

118-100 =18*$10=$180 increase to the Base Charge for the month

Example: Baseline Volume = 100, Actual Volume = 82, RRC = $10

100 - 82 = 18*$10 = $180 decrease to the Base Charge for the month subject to the limitation set forth in Section 2.1(a)(iv) of this Schedule B (Charges).

Starting in Year 3 of the Term, the Additional Resource Charges and Reduced Resource Charges set forth in Schedule B-3 (Rate Card) will be adjusted annually by a percentage equal to the COLA.

2.3	TS Staff Augmentation

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-3

For the TS Staff Augmentation Services set forth in Schedule A-1 (Technical Services), if Supplier determines (in its sole discretion) that any of the eleven (11) Supplier Personnel providing such TS Staff Augmentation Services as of the Effective Date are no longer available to provide the TS Staff Augmentation Services (i.e., such personnel leave Supplier’s employment or are re-assigned) that portion of the Base Charge attributable to such personnel, and, as of the date such personnel are unavailable, the level and amount of such Services that Supplier is obligated to provide, shall be reduced in proportion to the Supplier Personnel no longer assigned to the TS Staff Augmentation Services. Any such reductions shall take effect from and after the date such Supplier Personnel are no longer assigned to the TS Staff.
In such regard, Supplier shall calculate the decrease to the Base Charge using the base salary or wages of the affected Supplier Personnel. Such decrease shall be effective as of the next monthly invoice to Customer and shall include a credit for any decrease in Supplier Personnel taking effect in the prior month.

2.4	Oracle Cloud Services; Business Intelligence Software

(a)
Subject to Section 2.9 of the GENERAL TERMS AND CONDITIONS, Customer shall convert to a separate instance of the Oracle Cloud Services and Supplier shall assist in such conversion, as further provided in Schedule B-9 (Oracle Migration Plan and Acceptance Criteria). For such conversion, Customer shall pay to Supplier as a conversion fee (“Oracle Conversion Fee”) an amount equal to [**]

(i)	[**]

(ii)	[**]

(b)	[**]

(c)	[**]

(d)
Subject to Section 2.9 of the GENERAL TERMS AND CONDITIONS, Customer shall convert to a separate instance of the Business Intelligence and Supplier shall assist in such conversion, as further provided in Schedule B-10 (Business Intelligence Software Migration Plan and Acceptance Criteria). Such conversion support provided by Supplier as outlined in in Schedule B-10 (Business Intelligence Software Migration Plan and Acceptance Criteria) shall be performed [**].

2.5	Event Charges

Upon each occurrence of a set-up for opening or a closing of a Customer store (including any Customer Licensee store) or Customer distribution center, Customer shall be responsible for a one-time charge as set forth in Schedule B-3 (Rate Card) (“Event Charge”), to be billed to Customer within thirty (30) days of the date of the occurrence giving rise to such Event Charge. Starting with Year 3 and for the remainder of the Initial Term, the most current Event Charge rates set forth in Schedule B-3 (Rate Card) will be increased annually by the COLA.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-4

2.6	Purchase Order Fees
For the “Ongoing Equipment Services Support” and “Equipment Services Support” under the Process Name column in Schedule A-3-9 (Indirect & Strategic Sourcing) (the “Equipment Sourcing Services”), Supplier will assess monthly purchase order fees (“Purchase Order Fees”) of [**]. The “Licensee Gross Profit (Mark-up)” for a month shall be [**]. All fees (if any) collected by Supplier from Customer Licensees in connection with Equipment Sourcing Services in excess of the Purchase Order Fees shall be passed through to Customer consistent with past practice. For purposes of illustration, the Purchase Order Fees for FY2016 are set forth in Schedule B-5. Once Schedule A-3-9 has been eliminated from the scope of the Services pursuant to Section 2.10 of the GENERAL TERMS AND CONDITIONS, Customer will no longer be required to pay fees or charges under this Section 2.6 for such Services.

2.7	Retained Third Party Fees; Miscellaneous Charges

(a)
With respect to the coupon processing related Services provided under Schedule A-3-8 (FAS), Supplier shall retain all coupon handling fees received from third parties (the “Coupon Processing Fee”) for all coupons processed by Supplier on behalf of Customer and Customer Licensees. [**].

(b)
Customer assesses its employees subject to a garnishment proceeding the maximum processing fee allowed under applicable Law with respect to such garnishment. Supplier shall process all garnishments to include, and Supplier shall be entitled to retain (or receive from Customer if not received by Supplier from the affected Customer employee) such maximum processing fees (the “Garnishment Fees”) as part of the garnishment-related Services provided under Schedule A-2-6 (Payroll Services) and Schedule A-3-13 (Payroll Finance).

(c)
Without prejudice to either Party's rights or obligations under Section 7.9 of the Separation Agreement, Customer shall be responsible for [**] Other agreements between the Parties with regard to Shared Contracts and related matters are set out in Section 7.9 of the Separation Agreement. In the event of conflict between the Separation Agreement and this Section 2.7(c), the Separation Agreement will control.

(d)
Subject to Section 2.9 of the GENERAL TERMS AND CONDITIONS and Section 2.4 of this Schedule B, Customer may request from time to time that Customer’s data within Supplier’s IT Systems be physically separated. Customer and Supplier shall follow the Change Control Procedure in Section 3.6 of the GENERAL TERMS AND CONDITIONS for any such physical separation of Customer’s data. Any logical separation of Customer’s data shall not in itself give rise to a Change Order.

2.8	Retail Store Audit Fees
With respect to each occasion that Supplier provides Retail Store Audit Services as described in Schedule A-3-21 (Retail Store Audit) for a Customer store, Customer shall pay a fee equal to [**] (“Audit Services Fee”) plus all Travel Expenses incurred by Supplier in its performance of such Services. Upon each anniversary of the Effective Date, the Audit Services Fee shall increase by the COLA.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-5

2.9	Audits

The Parties' rights and responsibilities with regard to audits shall be as set forth on Schedule B-8 (Audits).

2.10	Cost of Providing Services.

Unless otherwise expressly set forth in the Agreement, Supplier shall bear all costs and expenses necessary to provide the Services (including all out-of-pocket and third-party expenses incurred by Supplier and its designees in order to provide the Services). As between Supplier and Customer, Supplier shall be solely responsible for the payment of all direct and indirect compensation (including all fringe benefits of any sort) for the personnel assigned to perform the Services under this Agreement and will be responsible for workers' compensation insurance, unemployment insurance, employment taxes, and all other employer liabilities relating to such personnel.

3.	PROJECT SERVICES

3.1	Pooled Projects

(a)
In addition to the Services set forth in Schedule A (Services), the Base Charge compensates Supplier for performing up to (i) [**] of Project work related but incremental to the Schedule A-1 (Technical Services) Services (“IT Project Work”), (ii) [**] of Project work related but incremental to the Schedule A-2 Services (“HR Project Work”), and (iii) [**] of Project work related but incremental to the Schedule A-3 (Finance Services) Services (“F&A Project Work”) (collectively, “Pooled Projects”). Accordingly, Supplier will not bill Customer for time spent performing Pooled Projects within such per month hour limit. For avoidance of doubt, work performed by Supplier in connection with conversion to Oracle Fusion and separation of Business Intelligence systems under Section 2.9 of the GENERAL TERMS AND CONDITIONS will not be considered Project work under this Section 3.1. In the event that Customer expends all of its available hours within one of the Project Work categories in a month but hours remain under the other Project Work categories and Customer requests additional Project work within such expended category during the applicable month, Supplier shall, subject to its resources availability and the type of Project proposed by Customer, use reasonable efforts to accommodate Customer’s request for completion of such Project up to the remaining Project Work hours for such month.

(b)
[**] of unused Pooled Project hours during a month for each of IT Project Work, HR Project Work and F&A Project Work will carryover for one month and then expire. Customer must use the Pooled Project hours for the current month before any carryover hours from the prior month may be used.

(c)	Pooled Projects may not be used for work that exceeds the capacity of the Supplier team providing the work in the month requested.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-6

(d)	The process for Pooled Projects will be as follows:

Supplier will maintain a work intake system consistent with past practice where Customer will log requests for Pool Projects.  This list will be reviewed by Supplier with Customer on a weekly basis to mutually determine prioritization and obtain Customer approval to proceed with a Pooled Project.  Supplier will estimate the required hours for a Pooled Project and estimate timing for completion of the Pooled Project based on the available capacity within Pooled Projects budgets as set forth in Section 3.1(a).  The prioritization and work assignments will be tracked in this system. Any Pooled Project that, together with any other Pooled Projects during the month, exceeds the hour limit set forth in Section 3.1(a) above will cause that Pooled Project, to the extent it exceeds such limit, to be considered a Chargeable Project under Section 3.2(a) below and all such excess hours will be billed automatically according to the Supplier personnel who are booking time within the Supplier’s time tracking system, at the Supplier Hourly Rates and will then be considered a Chargeable Project under Section 3.2(a) below.

3.2	Chargeable Projects

(a)
Projects that do not satisfy the criteria of a Pooled Project set forth in Section 3.1 will be authorized by Project Orders signed by authorized representatives of both Parties (“Chargeable Projects”). Chargeable Projects will be charged [**], such rates as of the Effective Date are set forth on Schedule B-7 (Supplier Hourly Rates) ([**] “Supplier Hourly Rates”). Supplier Hourly Rates are subject to change by Supplier under the conditions set forth in Schedule B-7 (Supplier Hourly Rates) and are inclusive of all overhead costs, general and administrative fees, and profit, but are exclusive of Travel Expenses and any Special Charges authorized by Customer in the applicable Project Order.

(b)	In instances where a Chargeable Project is to be performed for a fixed amount, such amount will be set forth on the applicable Project Order.

(c)
Supplier will include the Charges due for Chargeable Projects on Supplier’s regular monthly invoice as the Charges are incurred. The invoice will include Supplier’s Charges for Chargeable Projects and, as applicable, Special Charges authorized by Customer pursuant to the Project Order, and Service-Related Taxes. Upon Customer’s written request following receipt of the invoice, Supplier will also provide hours by resource and activity included in the invoice within five (5) Business Days after Customer's request.

4.	ANNUAL CREDIT

(a)	Supplier hereby grants Customer a credit (the “Annual Credit”) as follows:

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-7

Year	Credit
1	[**]
2	[**]
3	[**]
4	[**]
5	[**]

(b)
For each of Years 1, 2 and 3 of the Term, Customer may apply the Annual Credit for such Year only against ARCs, Enhancements, Projects (to the extent in connection with implementing Enhancements), and Event Charges, in each case applicable to the Year.

(c)	For each of Years 4 and 5 of the Term, Customer may apply the Annual Credit for such Year against only ARCs, and Event Charges applicable to the Year.

Any portion of an Annual Credit that is not used within the applicable Year may not be applied to subsequent Years. For the avoidance of doubt, Annual Credits may not be applied to New Services, Projects (except as specified in Section 4(b)), Substitutions and other items not expressly specified in this Section 4(b) and (c).

5.	SUBSTITUTION

From time to time during the Term, Customer may require Supplier to replace one or more of the software applications listed on Schedule B-11 and indicated therein as having a separate instance for Customer (“Dedicated Applications”) with another application selected by Customer. So long as such replacement is not required as a result of a Supplier material breach of this Agreement, the work required to implement and integrate such application (including conversion of data and testing) shall be performed by Supplier or one of its Subcontractors. Such work shall be billed against the Pooled Projects, with any excess treated as a Chargeable Project. If the replacement affects Supplier's recurring costs of providing the affected Service, the Base Charge and corresponding Service Base Charge for such Service will be increased or decreased, as applicable, by an equitable amount, provided, however, that no decrease in such Service Base Charge shall have the effect of reducing the Base Charge below the applicable minimum set forth in Section 2.1 of this Schedule B (Charges).

6.	TRAVEL EXPENSES

In addition to the Charges set forth in this Schedule B, Customer will pay any reasonable travel and related expenses incurred by Supplier Personnel (“Travel Expenses”) in connection with its performance of Project Services if Customer requests that Supplier travel to its facilities or other locations in connection with such Services or as set forth on a Project Order. Such expenses shall comply with Supplier’s Travel and Expense Policy, as such policy may be changed by Supplier from time to time on at least sixty (60) days' prior written notice.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B Page B-8

7.	SERVICE-RELATED TAXES

7.1	Responsibility for Service-Related Taxes

(a)
Customer will be financially responsible for and will pay (or reimburse) Supplier for any Service-Related Taxes invoiced by Supplier, except that Supplier will be financially responsible for and will pay (or reimburse) Customer to the extent that any increase in such Service-Related Taxes is caused by Supplier (i) opening new facilities or employing or engaging new personnel, in each case outside of jurisdictions where Supplier conducts its business as of the date hereof, with such increase measured at the time of such opening or employment or engagement; provided that Supplier will cease to be financially responsible for such Service-Related Taxes to the extent that Customer subsequently opens a new facility or employs or engages new personnel, in each that would have independently given rise to such Service-Related Taxes or (ii) otherwise making changes, other than at the request of a Service Recipient, to its manner of delivering the Services.

(b)
Supplier represents and warrants that as of the date of the Merger Agreement it does not incur or invoice Customer for any Service-Related Taxes and that the transactions contemplated by the Separation Agreement, the Merger Agreement, and this Agreement will not cause Supplier to incur or invoice Customer for any such Service-Related Taxes as of immediately following the Effective Date.

(c)
To the extent that Service-Related Taxes arise after the Effective Date due to changes in Laws, Section 10.3(c)(ii) of the GENERAL TERMS AND CONDITIONS will apply (notwithstanding any statement therein that such section does not apply to Laws related to taxes).

(d)
Supplier will not invoice Customer for Service Related Taxes except as contemplated by Section 7.1(a) or (c). (e) For the avoidance of doubt, except as otherwise agreed in writing by the Parties, Supplier’s Charges are exclusive of such Service-Related Taxes but Service-Related Taxes shall be considered Charges under the Agreement.

7.2	Supplier Responsibility for Other Taxes

Supplier will be responsible for taxes that are assessed on any goods or services used or consumed by Supplier (or its Affiliates or Subcontractors) in providing the Services where the tax is imposed on Supplier’s (or its Affiliate’s or Subcontractor’s) acquisition or use of the goods or services in its provision of the Services (regardless of whether the tax is assessed by tax authorities in the U.S. or elsewhere).

7.3	Mutual Cooperation

Each Party agrees to reasonably cooperate with the other to enable each to minimize tax liability to the extent legally permissible. Each Party will provide and make available to the other upon request any direct pay permits, resale certificates, multiple points of use certificates, treaty certification, information regarding out-of-state (or out-of-country) sales or use of Equipment, materials, or services, and other exemption certificates or information reasonably requested by the other Party. To the extent Customer is exempt from any tax, it will provide Supplier with a copy of the applicable tax exemption (or direct pay or resale certificate, as applicable) upon request.

Services Agreement December 5, 2016	Schedule B Page B-9

8.	CONTINGENCY FEE ARRANGEMENTS

To the extent Supplier must contract with third parties on a contingency basis on behalf of Customer (including Customer entering into an agreement directly), Customer shall only be entitled to receive the net recovery (i.e., amount recovered less fees to the third party).

9.	ADJUSTMENTS OF SUPPLIER'S RATES AND CHARGES

Upon the occurrence of either of the following:

(a)
A material impact on Customer’s operations or business levels arising from significant acquisitions, mergers, divestitures or pronounced increase in the level of Customer’s business operations due to major shifts in the U.S. economy or Customer’s business sector; or

(b)
Any assumptions or limitations in Section 3 of Schedule A (Services), Section 6 of Schedule A-1 (Technical Services), Section 2 of Schedule A-2 (HR Services), Section 2 of Schedule A-3 (Finance Services) or Section 2 of Schedule A-4 (Miscellaneous Services) no longer applies or Customer requests a change to the Services that violates any such limitation, except to the extent that such assumptions were not true and correct as of the date hereof.

Supplier may inform Customer of any anticipated increase in the costs of providing the Services to Customer (provided this does not apply to any changes to Charges that are addressed in Sections 2.2-2.5 above or Section 9 below) by sending a notice to Customer, together with an explanation in reasonable detail of the calculation of the increase and any supporting documentation. Following the receipt of such notice by Customer, each Party, acting reasonably, shall agree on the amount of an equitable adjustment to the Charges intended to compensate Supplier for such increased costs. If the Parties are unable to agree to the amount of such adjustment, either party may submit the dispute for resolution to the accounting firm under the conditions set forth in Section 10.3(c)(ii) of the GENERAL TERMS AND CONDITIONS.
The foregoing is without prejudice to Customer's termination rights under Section 10.3 of the GENERAL TERMS AND CONDITIONS.

10.	VOLUME LIMITATIONS

(a)
In the event of any sustained and material increase in the volume of inquiries, requests, actions, network and computational utilization, or other items under any Service that is not caused by actions or changes in policy of the Supplier, then upon request by Supplier, Customer shall negotiate in good faith with Supplier to agree on the amount of an equitable adjustment to the Charges intended to compensate Supplier for any increased or decreased costs of Supplier resulting from such volume increases. Similarly, subject to Section 2.1 of this Schedule B (Charges), in the event of any sustained and material decrease in such volumes, then, upon request by Customer, Supplier shall negotiate in good faith with Customer to agree on the amount of an equitable adjustment to the Charges intended to reflect any decreased costs to Supplier resulting from such volume decreases.

Services Agreement December 5, 2016	Schedule B Page B-10

(b)
Without limiting subsection (a), if the total number of Customer Litigation Holds (i.e., a process used to preserve relevant information when litigation is reasonably anticipated which includes Customer’s notification to its employees instructing them not to delete electronically stored information or paper documents that may be relevant to the existing or potential legal matter) exceeds 175 and/or the total number of Custodians on Customer Litigation Holds exceeds 45 at any time, Customer shall be required to acquire Software from a third party vendor that provides automated litigation hold support (such as Exterro’s Fusion software) to track and log all projects, custodians and collections to manage Customer's litigation hold process. Supplier shall no longer be able or obligated to provide any Services related to the litigation hold process should the number of Customer Litigation Holds and/or Custodians on Customer Litigation Holds (e.g., forensics) exceed such levels and Customer does not obtain such Software.

11.	INVOICING AND PAYMENT

11.1	Invoices

Except as otherwise set forth in the first sentence of Section 2.1, payment for the Base Charge and all other Charges due under this Agreement shall be due a monthly basis in arrears, such monthly payment due and payable within five (5) Business Days after receipt of Supplier's invoice. Supplier’s invoices for the Base Charge and for all other Charges shall be in substantially the form of Exhibit B-6 (Form of Invoice). All payments shall be paid by ACH. Payments that are not timely paid shall be subject to late charges, calculated at an interest rate per annum equal to six percent (6%) per year (or the maximum rate permitted by applicable Law, whichever is lower (the “Discount Rate”)), and calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

11.2	Disputed Charges

If Customer in good faith disputes any invoiced amount, Customer may, upon notice to Supplier with reasonable details of dispute, withhold payment of the disputed invoiced amount pending resolution of the dispute. If at any time Customer in good faith disputes amounts totaling more than one month's Base Charges under this Agreement, Customer must pay the disputed amount into escrow with a mutually agreed escrow agent, such agreement not to be unreasonably withheld, to be released upon resolution of the Parties' dispute. Customer will pay all undisputed amounts to Supplier in accordance with Section 11.1 above. The Parties agree to work together in good faith to resolve payment disputes expeditiously.

11.3	Currency

All Charges for the Services will be billed and paid in United States dollars throughout the Term without regard to fluctuations in exchange rates.

11.4	No Set Off

Customer shall not have the right to set off, discount, or otherwise reduce or refuse to pay any Charges or other payments due to Supplier, whether because of alleged or actual payments, damages or liabilities owed by the Supplier or any Affiliate of the Supplier to Customer, or any of its Affiliates, alleged or actual claims against the Supplier, any Affiliate of Supplier, or any other financial obligation of the

Services Agreement December 5, 2016	Schedule B Page B-11

Supplier or any Affiliate of the Supplier to Customer or any of its Affiliates. Notwithstanding anything else in this Agreement, the Merger Agreement, the Separation Agreement or any other agreement contemplated hereby or thereby, Customer and its Affiliates shall be entitled to set off from any payment due to Supplier or its Affiliates under this Agreement any amount paid to any Governmental Authority with respect to the matters underlying the Tax Reserves (as defined in the Merger Agreement) but only to the extent that such amounts are indemnifiable by Supplier in respect of such matters (in the relevant jurisdictions and for the relevant taxable periods, as specified in Schedule VI to the Merger Agreement) under Section 7.2 of the Merger Agreement, and any amounts so set off shall be treated as having been paid by Supplier to Customer under Section 7.2 of the Merger Agreement (and for the avoidance of doubt, such offset shall not be limited to the specific amounts included in the Tax Reserves, but rather the actual amounts paid in satisfaction of such matter(s) underlying the Tax Reserves); provided that no Purchaser Tax Indemnified Party (as defined in the Merger Agreement) will pay or cause to be paid any Taxes with respect to any Liabilities included in such Tax Reserves until legally required to do so.

Services Agreement December 5, 2016	Schedule B Page B-12

Schedule B-1 (Service Base Charge)

For purposes of calculating reductions in the Base Charge should Customer exercise its termination for convenience right or termination for cause right as to specific Services, the Base Charge consists of the charges applicable to certain sets of Services as set forth in the following table. Supplier will use commercially reasonable efforts to update such table and Annex B to Schedule A-5-1 within twelve (12) months after the Effective Date to provide a more granular list of Service Categories and Monthly Charges and Annual Charges. Customer may elect at its sole discretion either to retain the table and Annex B to Schedule A-5-1 agreed as of the Effective Date or to substitute Supplier's updated table and Annex B to Schedule A-5-1, and if Customer elects the latter the Parties will enter into an amendment to this Agreement substituting the updated table for the table and Annex B to Schedule A-5-1 agreed as of the Effective Date.
[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-1 Page B-1-1

Schedule B-2 (Monthly Baselines)

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-2 Page B-2-1

Schedule B-3 (Rate Card)
[**]

With respect to [**] and each year thereafter for the remainder of the Term, the most current ARC, RRC and Event Charge rates set forth above will be increased annually as set forth in Sections 2.2 and 2.5 of Schedule B.
Notes:
1.    The Employees ARC will be applied only in the event of each net increase of [**] Employees over the Baseline for Employees. For example, in Year One, if at the end of a month the net increase in Employees over the Baseline is [**], no Employee ARC will be applied to the Base Charge. If at the end of another month, the net increase in Employees over the Baseline is [**], an ARC of [**] will be added to the Base Charge. If, at the end of another month, the net increase in Employees over the Baseline is [**], the ARC will return to [**]. The Employees RRC will similarly apply only in the event of a net decrease of [**] Employees below the Baseline for Employees.
2.    "Hosted" Licensee Store is defined as any Customer Licensee store using one or more systems hosted by Supplier including Supplier's network.
3.    In addition to the Event Charge, any Supplier costs for additional IT Equipment or Software to support the opening of any new or additional Customer distribution center or store will be charged to Customer at the time of the Event Charge.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-3 Page B-3-1

Schedule B-4 (Pass Through Expenses)
[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-4 Page B-4-1

Schedule B-5 (Purchase Order Fees)

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-5 Page B-5-1

Schedule B-6 (Form of Invoice)

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-6 Page B-6-1

Schedule B-7 (Supplier Hourly Rates)

Supplier’s rates as of the Effective Date for the resources identified below, these rates are subject to change and updates by Supplier, from time to time on at least ninety (90) days' written notice, but only to the extent such changes affect Supplier's other customers and in any event not higher than market rates for resources with equivalent qualifications, experience and specialty in the same geographical location, which qualifications, experience, specialty and location shall be specified by Supplier, acting reasonably.

Resource	Supplier Hourly Rates (as of Effective Date) [**]
HR Executive Compensation / Benefit Consultant
HR Consultant
HR Analyst
HR Specialist
Finance Department Specialist
Finance Financial Analyst
Finance Accounting Manager
Generalist Business Resource
Analyst
Engineers I-Sr
Project Manager
Management
Principle Engineers
Architects
Cyber Security Consultant

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-7 Page B-7-1

Schedule B-8 (Audits)

Supplier shall create and maintain accurate books and records which are customarily maintained by service providers of services similar to the Services in connection with the provision of the Services to demonstrate Supplier’s compliance with this Agreement, including the performance of the Services in accordance with the standards set forth in this Agreement and in accordance with applicable Law and to demonstrate the accuracy of the charges and expenses charged to Customer hereunder. Upon reasonable advance notice of not less than 30 days, Supplier shall make such books and records, with respect to the period beginning as of the date of the last inspection or audit under this Schedule B-8, if any, or the Effective Date, if none, available to Customer and/or its representatives (who shall not include any accountant, consultant, attorney or other representative compensated on a contingency basis) for inspection during normal business hours to the extent reasonably requested to confirm (i) the performance of the Services in accordance with Service Level Agreements (ii) the accuracy of all Charges invoiced to Customer hereunder and (iii) Supplier’s compliance with the other terms and conditions of this Agreement, provided that such inspection shall be limited to not more than once each year (unless the previous inspection revealed any deficiencies that were material on an individual or aggregate basis or unless required more frequently to comply with applicable Laws); and provided, further, that Customer and its representatives shall have no right to an inspection or audit to confirm any matter that has already been audited by a third party under established industry standards, such as PCI DSS certification unless otherwise required to comply with Applicable Law. Customer will notify Supplier of its findings reasonably promptly following any such inspection or audit. In the event that any such inspection reveals deficiencies with regard to performance of the Services, Supplier shall at Customer’s request prepare a reasonably detailed corrective action plan and, after considering in good faith Customer’s comments on the plan, implement it in accordance with its terms. In the event such an audit reveals any overcharges, Supplier shall promptly refund the amount of the overcharges, and if an audit reveals any undercharges, Customer shall promptly pay the amount of the undercharges. Customer will bear the costs of audits unless an audit reveals an overcharge of greater than five percent (5%) during the audited period, in which case Supplier will bear the costs of the audit. In addition, Supplier shall make available promptly to Customer a summary of the results of any reviews or audits conducted by Supplier or its agents or representatives (including internal and external audits) relating to Supplier’s operating practices and procedures to the extent relevant to the Services or any of supplier’s obligations under this Agreement (including SSAE16 audits) as well as a summary of any corrective actions performed to remediate any deficiencies identified in such reviews or audits.

Services Agreement December 5, 2016	Schedule B-8 Page B-8-1

Schedule B-9 (Oracle Migration Plan and Acceptance Criteria)

Supplier will provide Customer with a dedicated Oracle Cloud instance, exclusively for Customer, that does not have any other customers or tenants within such instance. For the avoidance of doubt, Customer's data on the Oracle Cloud instance will not be co-mingled, either physically or logically, with Supplier's or any third party's data.

1.	Dedicated Instance: Supplier will provide Customer with a dedicated Oracle Cloud instance that does not have any other Customers or tenants within such instance.

2.	Oracle Licensing & Change of Control: If Customer undergoes a Change in Control, the dedicated Customer instance will continue to be provided to Customer pursuant to this Agreement.

3.
Number of Environments: Supplier will provide three environments: (1) DEV, (2) TEST and (3) PROD for use with Customer's dedicated Oracle cloud instance, for the Services. All environments will be exclusive to Customer, will be on-demand as needed, and for the avoidance of doubt not shared.

4.
Functionality & Supplier Process Standardization: The dedicated instance for HR and Finance Services will be configured by Supplier and Customer such that it will adhere to 90% plus of the best industry practices as represented in the Fusion system. Items that must comply with best industry practices without reference to the 90% standard include:

a.
Financial reporting and analysis (budgeting/forecasting, financial close process, financial reporting and analysis, and public company filing requirements as per Customer's needs, e.g., SOX compliance measures, etc.), to the extent such items can be performed in the dedicated Oracle instance.

5.
Data Migration: Supplier will migrate all Customer master data, historical data (e.g., sales, purchase, inventory, GL, etc.) from Supplier’s legacy systems (including Oracle EBS, Lawson, other Finance sub-systems but not including PeopleSoft) to support historical financial reporting requirements. Customer will, at its cost, provide migration of all Customer master data, historical data (e.g., sales, purchase, inventory, GL, etc.) from Customer’s legacy systems (e.g., WMS, etc.) to support historical financial reporting requirements.

6.
Interfaces: Supplier will set up new interfaces with relevant third-party connections with Supplier’s systems that are in place as of the Effective Date, excluding interfaces to Customer’s systems that are not supported on a PSA by Supplier (i.e. for which Customer is responsible).

7.
Data Removal: Supplier will remove all Customer data from Supplier’s legacy financial systems after migration is complete, subject to the Acceptance Criteria. Supplier will retain Customer’s data for the period legally required and consistent with Supplier’s document retention policy.

8.
Technical Implementation (Configuration, Development): Supplier will complete all other technical implementation responsibilities for the build of the Oracle environment, including but not limited to: core system configuration, workflow configuration/development, security configuration, and environment management.

9.
Migration Milestones: Provided Customer performs its obligations in connection with the Oracle Cloud instance, the below milestones are targeted for the migration to Customer’s new Oracle Cloud and subject to the Acceptance Criteria.

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-9 Page B-9-1

10.	ERP Acceptance Criteria (For illustrative purposes only, to be finalized upon project plan completion)
[**]

10. Guiding Principles: The following guiding principles represent assumptions and parameters which support the migration and implementation of Customer's Oracle Fusion instance:

ID	Guiding Principle

Customer will leverage standard, commercial implementation of Oracle Cloud whenever possible, minimizing customizations which may alter base-level configurations of the system (90% plus of the best industry practices as represented in the Fusion system). The standard implementation may include any Oracle-approved verticals or accelerators created for grocery retailers.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-9 Page B-9-2

Schedule B-10 (Business Intelligence Software Migration Plan and Acceptance Criteria)
The criteria below will be provided by Supplier as it relates to the Business Intelligence (BI) environment and migration project.

1.	[**]

2.	Supplier Services / Costs: Supplier agrees to perform the scope of services in Section 3 for [**].

3.	Roles & Responsibilities: The below roles and responsibilities matrix align to the steps in the Project Scope diagram.
[**]

4.	Software & Hardware Costs:
[**]

5.
Hosting Services & Go-forward BI PSA Support: Supplier will provide Customer with hosting services for the purposes of Business Intelligence systems to be hosted in the Supplier environment (primarily Omnico and Staging). Customer desires to host the SAL BI environment and SAL DW Servers in the Microsoft Azure public cloud. Supplier will work in good faith to support the Azure environment within the existing Services set forth in Schedule A-1-5, provided that should such hosting or support or any simultaneous hosting of SAL’s old and new BI environments result in any net increased cost to Supplier (taking into account any costs savings arising from Customer no longer using the legacy environment), such actual and documented cost shall be Customer’s responsibility.

6.	Number of Environments: Supplier will provide Customer with three environments: (1) DEV, (2) TEST and (3) PROD to support Business Intelligence systems.

7.
Data Removal: Supplier will remove all Customer data from Supplier’s legacy Business Intelligence systems after migration is complete, subject to the Acceptance Criteria and what is required by law. Supplier will retain Customer’s data for a period of 90 days after sign-off of Go-live.

8.	[**]

9.	Acceptance Criteria:
[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-10 Page B-10-1

10.	Guiding Principles: The following guiding principles represent assumptions and parameters which support the migration and implementation of Customer’s BI separation.

ID	Guiding Principle
1
Customer is responsible for the database architect, integration engineer, and reporting analyst necessary for the design of the BI system, including reporting and functionality and performance of the BI environment.

2	Whenever possible, Supplier will leverage Customer’s existing technologies (e.g., SQL Server, Tableau) and environments currently provisioned for Customer to minimize additional licenses and costs

Services Agreement December 5, 2016	Schedule B-10 Page B-10-2

Schedule B-11 (Dedicated Applications)

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-11 Page B-11-1

Schedule B-12 (IP/IT Expenses)

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement December 5, 2016	Schedule B-12 Page B-12-1

EXHIBIT 1
ILLUSTRATIVE EXAMPLES
[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement	Exhibit 1 Page 1

EXHIBIT 2

SUPPLIER AND CUSTOMER ORGANIZATIONS
The Supplier and Customer Organization Charts depict how the Parties’ management involved in the performance of this Agreement will interact and align:

SUPERVALU
Save a lot food stores
SUPERVALU
Save a lot food stores
Relationship Committee
PSA Owner
TS Account Manager
Controller
PMO Lead
Sponsors
Executive Sponsor
Executive Sponsor
Functional Teams:
Finance
Controller
Controller
HR
VP HR / Benefits
VP Shared Services
HR Lead
Tech Services
TS Account Manager
CIO
Real Estate
VP Real Estate
VP Real Estate
Other
Functional Lead – WIC
Functional Lead – Supplier Diversity
Functional Lead(s)

Services Agreement	Exhibit 2 Page 1

EXHIBIT 3
GOVERNANCE MEETINGS

The Parties will conduct the following meetings at the frequency and with the attendees (or their designee) in attendance as listed in the table below:

Meeting Name and Purpose	Key Attendees	Frequency	Party Responsible for Agenda, Meeting Notes and Chairing the Meeting
Transition Meetings	Customer Designate Supplier Designate	Weekly during initial year of Term and monthly thereafter, as needed	Customer
Project Approval and Priority Setting Meetings	Customer Designate Supplier Designate	For Chargeable Projects, on a quarterly basis or as needed; For Pooled Projects, on a monthly basis	Customer
Functional Team Meeting(s)	Customer Designate Supplier Designate	Monthly or as needed	Customer
Relationship Steering Committee Meeting	Relationship Steering Committee	As needed and mutually agreed to by subject matter experts	Supplier
Relationship Steering and Executive Committee Meeting	Relationship Steering Committee Executive Committee	Weekly, or as needed for the first 3 months after the Effective Date	Supplier
Executive Management Strategic planning meeting	Key members from Relationship Steering Committee, Executive Committee and Functional Teams to deliver / receive Customer annual plan	Quarterly, subject to project submission schedule	Customer

Services Agreement	Exhibit 3 Page 1

EXHIBIT 4

PROJECT ORDER FORM

[Sample Template with Completion Instructions - Do Not Execute]

SERVICES AGREEMENT
PROJECT ORDER NO. ___

This Project Order No. ___ (this “Project Order”) is issued under and pursuant to the Services Agreement with an Effective Date of _____________, 2016 (the “Agreement”) between Save-A-Lot, LLC (“Customer”) and SUPERVALU Inc. (“Supplier”). Capitalized terms used but not defined in this Change Order will have the meanings given them in the GLOSSARY of the Agreement, as applicable.
Project Name:1     __________________________________
Project Order Effective Date: ________________________
Project Order End Date:2 ___________________________

1.	Project Overview
[Insert an executive-level summary of nature and scope of the Project for which this Project Order is being issued including any Project objectives.]

2.	Project Order Contacts
The following individuals are the Parties’ principal points of contact for this Project Order:

For Customer:	For Supplier:
Name:	Name:
Title:	Title:
Address:	Address:

Email:	Email:
Tel:	Tel:
Mob:	Mob:
Fax:	Fax:

All formal notices, requests, demands, approvals and communications under this Project Order (collectively, “Notices”) will meet the requirements for notices set forth in Section 17.4 (Notices) of the GENERAL TERMS AND CONDITIONS of Agreement. Notices to a Party shall be addressed to the Project Order Contact of the Party at the address given above and to the Party’s address for notices set forth in the Agreement.

1     Insert the name/subject of the Project for which the Project Order is being issued.

[2]	Insert a description of the event/milestone that will signify the successful completion and end-point of the Project. Alternatively insert the fixed end date.

Services Agreement	Exhibit 4 Page 1

3.	Scope of Project Services
This Section 3 describes the Project Services to be performed under this Project Order in accordance with Section 2.3 (Projects) of the GENERAL TERMS AND CONDITIONS.

3.1	Description of Project Services
[Insert a detailed description of the Project Services including both Customer and Supplier roles and responsibilities.]

3.2	Project Plan
[Insert or attach a Project Plan for the Project Services.]

3.3	Deliverables
Subject to Section 9 (Intellectual Property Rights) and Section 12.1 (Deliverables) of the GENERAL TERMS AND CONDITIONS, Supplier shall develop the following Deliverables as part of this Project:

Deliverable Name	Due Date	Acceptance Criteria

4.	Project Charges

Subject to Schedule B (Charges) of the Agreement, the Charges for this Project Order will be calculated as follows:
[Insert the terms describing how the Charges for this Project will be calculated; include any attachments necessary including rate cards, detailed budgets/forecasts and other calculations.]

5.	Project Term and Termination

5.1	Term
This Project Order shall begin on the Project Order Effective Date and expire on the Project Order End Date unless terminated earlier by either Party in accordance with the Agreement or Section 5.2 (Termination) of this Project Order.

5.2	Termination
In addition to the termination rights of the Parties set forth in Section 10 (Term and Termination) of the GENERAL TERMS AND CONDITIONS, the following termination rights shall apply specifically to this Project Order:
[Insert any Project Order termination rights including any termination for convenience fees associated with such rights.]

6.	Agreement Overrides or Modifications

Solely for the purposes of this Project Order and the Project to be carried out under it, the following provisions of the Agreement are amended as set out below:

Services Agreement	Exhibit 4 Page 2

[Insert (in the style of a formal amendment) the revised version of any provisions of the Agreement that are being amended or superseded for purposes of this Project Order or, if there are none, insert “N/A.”.]

7.	Conflicts
Any conflicts between or among the various documents composing the transaction effectuated by this Project Order will be resolved according to the order of precedence rules set out in Section 17.6 (Order of Precedence) of the GENERAL TERMS AND CONDITIONS of the Agreement.

8.	Execution
Intending to be legally bound, each of the undersigned Parties has caused its duly authorized representative to execute this Project Order on the date indicated below, effective as of the Effective Date set forth above.

	SUPERVALU INC.		Save-A-Lot, LLC
By:		By:
Printed:		Printed:
Title:		Title:
Date:		Date

Services Agreement	Exhibit 4 Page 3

EXHIBIT 5

CHANGE ORDER FORM

[Sample Template with Completion Instructions - Do Not Execute]

SERVICES AGREEMENT
CHANGE ORDER NO. ___

This document is Change Order No. __ issued under and pursuant to the Services Agreement with an Effective Date of ____________, 2016 (the “Agreement”) between Save-A-Lot, LLC (“Customer”) and SUPERVALU Inc. (“Supplier”). Capitalized terms used but not defined in this Change Order will have the meanings given them in the GLOSSARY of the Agreement, as applicable.
[Insert here a description of the agreed Changes to the Agreement, including a description of how the agreed Changes will impact the scope of Supplier’s Services, the nature or timing of the Services to be delivered by Supplier, and impact on Supplier’s Charges under the Agreement. Add attachments as necessary for a full description of the Changes.]
Execution

Intending to be legally bound, each of the undersigned Parties has caused its duly authorized representative to execute this Change Order on the date indicated below, effective as of the date of last signature below.

	SUPERVALU INC.		Save-A-Lot, LLC
By:		By:
Printed:		Printed:
Title:		Title:
Date:		Date:

Services Agreement	Exhibit 5 Page 1

EXHIBIT 6
PCI RESPONSIBILITY MATRIX

PCI DSS Requirements	Customer (Save-A-Lot or SAL)[**]	SAL could impact Security of the POS[**]
SAL is a national retail grocer with over 1,300 stores. They outsource IT functions to SVU, including but not limited to supporting and maintaining all software, hardware, network equipment, and IT related systems; designing, building, and implementing software applications for operations; monitoring and security administration functions.

1.1 Establish and implement firewall and router configuration standards that include the following:
1.1.1 A formal process for approving and testing all network connections and changes to the firewall and router configurations
1.1.2 Current network diagram that identifies all connections between the cardholder data environment and other networks, including any wireless networks
1.1.3 Current diagram that shows all cardholder data flows across systems and networks
1.1.4 Requirements for a firewall at each Internet connection and between any demilitarized zone (DMZ) and the internal network zone
1.1.5 Description of groups, roles, and responsibilities for management of network components
1.1.6 Documentation and business justification for use of all services, protocols, and ports allowed, including documentation of security features implemented for those protocols considered to be insecure.

Examples of insecure services, protocols, or ports include but are not limited to FTP, Telnet, POP3, IMAP, and SNMP v1 and v2.

1.1.7 Requirement to review firewall and router rule sets at least every six months
1.2 Build firewall and router configurations that restrict connections between untrusted networks and any system components in the cardholder data environment.

Note: An “untrusted network” is any network that is external to the networks belonging to the entity under review, and/or which is out of the entity's ability to control or manage.

1.2.1 Restrict inbound and outbound traffic to that which is necessary for the cardholder data environment, and specifically deny all other traffic.
1.2.2 Secure and synchronize router configuration files.
1.2.3 Install perimeter firewalls between all wireless networks and the cardholder data environment, and configure these firewalls to deny or, if traffic is necessary for business purposes, permit only authorized traffic between the wireless environment and the cardholder data environment.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Services Agreement	Exhibit 6 Page 1

1.3 Prohibit direct public access between the Internet and any system component in the cardholder data environment.
1.3.1 Implement a DMZ to limit inbound traffic to only system components that provide authorized publicly accessible services, protocols, and ports.
1.3.2 Limit inbound Internet traffic to IP addresses within the DMZ.
1.3.3 Do not allow any direct connections inbound or outbound for traffic between the Internet and the cardholder data environment.
1.3.4 Implement anti-spoofing measures to detect and block forged source IP addresses from entering the network.
(For example, block traffic originating from the Internet with an internal source address.)

1.3.5 Do not allow unauthorized outbound traffic from the cardholder data environment to the Internet.
1.3.6 Implement stateful inspection, also known as dynamic packet filtering. (That is, only “established” connections are allowed into the network.)
1.3.7 Place system components that store cardholder data (such as a database) in an internal network zone, segregated from the DMZ and other untrusted networks.
1.3.8 Do not disclose private IP addresses and routing information to unauthorized parties.

Note: Methods to obscure IP addressing may include, but are not limited to:
• Network Address Translation (NAT)
• Placing servers containing cardholder data behind proxy servers/firewalls,
• Removal or filtering of route advertisements for private networks that employ registered addressing,
• Internal use of RFC1918 address space instead of registered addresses.

1.4 Install personal firewall software on any mobile and/or employee-owned devices that connect to the Internet when outside the network (for example, laptops used by employees), and which are also used to access the network. Firewall configurations include:
• Specific configuration settings are defined for personal firewall software.
• Personal firewall software is actively running.
• Personal firewall software is not alterable by users of mobile and/or employee-owned devices.

1.5 Ensure that security policies and operational procedures for managing firewalls are documented, in use, and known to all affected parties.

Services Agreement	Exhibit 6 Page 2

2.1 Always change vendor-supplied defaults and remove or disable unnecessary default accounts before installing a system on the network.

This applies to ALL default passwords, including but not limited to those used by operating systems, software that provides security services, application and system accounts, point-of-sale (POS) terminals, Simple Network Management Protocol (SNMP) community strings, etc.).

2.1.1 For wireless environments connected to the cardholder data environment or transmitting cardholder data, change ALL wireless vendor defaults at installation, including but not limited to default wireless encryption keys, passwords, and SNMP community strings.

2.2 Develop configuration standards for all system components. Assure that these standards address all known security vulnerabilities and are consistent with industry-accepted system hardening standards.

Sources of industry-accepted system hardening standards may include, but are not limited to:
• Center for Internet Security (CIS)
• International Organization for Standardization (ISO)
• SysAdmin Audit Network Security (SANS) Institute
• National Institute of Standards Technology (NIST).

2.2.1 Implement only one primary function per server to prevent functions that require different security levels from co-existing on the same server. (For example, web servers, database servers, and DNS should be implemented on separate servers.)

Note: Where virtualization technologies are in use, implement only one primary function per virtual system component.

2.2.2 Enable only necessary services, protocols, daemons, etc., as required for the function of the system.
2.2.3 Implement additional security features for any required services, protocols, or daemons that are considered to be insecure—for example, use secured technologies such as SSH, S-FTP, TLS, or IPSec VPN to protect insecure services such as NetBIOS, file-sharing, Telnet, FTP, etc.

Note: SSL and early TLS are not considered strong cryptography and cannot be used as a security control after 30th June, 2016. Prior to this date, existing implementations that use SSL and/or early TLS must have a formal Risk Mitigation and Migration Plan in place.

Effective immediately, new implementations must not use SSL or early TLS.

POS POI terminals (and the SSL/TLS termination points to which they connect) that can be verified as not being susceptible to any known exploits for SSL and early TLS may continue using these as a security control after 30th June, 2016.

Services Agreement	Exhibit 6 Page 3

2.2.4 Configure system security parameters to prevent misuse.
2.2.5 Remove all unnecessary functionality, such as scripts, drivers, features, subsystems, file systems, and unnecessary web servers.
2.3 Encrypt all non-console administrative access using strong cryptography. Use technologies such as SSH, VPN, or TLS for web-based management and other non-console administrative access.

Note: SSL and early TLS are not considered strong cryptography and cannot be used as a security control after 30th June, 2016. Prior to this date, existing implementations that use SSL and/or early TLS must have a formal Risk Mitigation and Migration Plan in place.

Effective immediately, new implementations must not use SSL or early TLS.

POS POI terminals (and the SSL/TLS termination points to which they connect) that can be verified as not being susceptible to any known exploits for SSL and early TLS may continue using these as a security control after 30th June, 2016.

2.4 Maintain an inventory of system components that are in scope for PCI DSS.
2.5 Ensure that security policies and operational procedures for managing vendor defaults and other security parameters are documented, in use, and known to all affected parties.
2.6 Shared hosting providers must protect each entity’s hosted environment and cardholder data. These providers must meet specific requirements as detailed in Appendix A: Additional PCI DSS Requirements for Shared Hosting Providers.

3.1 Keep cardholder data storage to a minimum by implementing data-retention and disposal policies, procedures and processes that include at least the following for all CHD storage:
• Limiting data storage amount and retention time to that which is required for legal, regulatory, and/or business requirements.
• Specific retention requirements for cardholder data
• Processes for secure deletion of data when no longer needed.
• A quarterly process for identifying and securely deleting stored cardholder data that exceeds defined retention.

Services Agreement	Exhibit 6 Page 4

3.2 Do not store sensitive authentication data after authorization (even if encrypted). If sensitive authentication data is received, render all data unrecoverable upon completion of the authorization process.

It is permissible for issuers and companies that support issuing services to store sensitive authentication data if:
• There is a business justification and
• The data is stored securely.

Sensitive authentication data includes the data as cited in the following Requirements 3.2.1 through 3.2.3:

3.2.1 Do not store the full contents of any track (from the magnetic stripe located on the back of a card, equivalent data contained on a chip, or elsewhere) after authorization. This data is alternatively called full track, track, track 1, track 2, and magnetic-stripe data.

Note: In the normal course of business, the following data elements from the magnetic stripe may need to be retained:
• The cardholder’s name
• Primary account number (PAN)
• Expiration date · Service code

To minimize risk, store only these data elements as needed for business.

3.2.2 Do not store the card verification code or value (three-digit or four-digit number printed on the front or back of a payment card) used to verify card-not-present transactions after authorization.

3.2.3 Do not store the personal identification number (PIN) or the encrypted PIN block after authorization.
3.3 Mask PAN when displayed (the first six and last four digits are the maximum number of digits to be displayed), such that only personnel with a legitimate business need can see the full PAN.

Note: This requirement does not supersede stricter requirements in place for displays of cardholder data—for example, legal or payment card brand requirements for point-of-sale (POS) receipts.

Services Agreement	Exhibit 6 Page 5

3.4 Render PAN unreadable anywhere it is stored (including on portable digital media, backup media, and in logs) by using any of the following approaches:
• One-way hashes based on strong cryptography, (hash must be of the entire PAN)
• Truncation (hashing cannot be used to replace the truncated segment of PAN)
• Index tokens and pads (pads must be securely stored)
• Strong cryptography with associated key-management processes and procedures.

Note: It is a relatively trivial effort for a malicious individual to reconstruct original PAN data if they have access to both the truncated and hashed version of a PAN. Where hashed and truncated versions of the same PAN are present in an entity’s environment, additional controls must be in place to ensure that the hashed and truncated versions cannot be correlated to reconstruct the original PAN.

3.4.1 If disk encryption is used (rather than file- or column-level database encryption), logical access must be managed separately and independently of native operating system authentication and access control mechanisms (for example, by not using local user account databases or general network login credentials). Decryption keys must not be associated with user accounts.

3.5 Document and implement procedures to protect keys used to secure stored cardholder data against disclosure and misuse:

Note: This requirement applies to keys used to encrypt stored cardholder data, and also applies to key-encrypting keys used to protect data-encrypting keys—such key-encrypting keys must be at least as strong as the data-encrypting key.

3.5.1 Restrict access to cryptographic keys to the fewest number of custodians necessary.
3.5.2 Store secret and private keys used to encrypt/decrypt cardholder data in one (or more) of the following forms at all times:
• Encrypted with a key-encrypting key that is at least as strong as the data-encrypting key, and that is stored separately from the data-encrypting key
• Within a secure cryptographic device (such as a hardware/host security module (HSM) or PTS-approved point-of-interaction device)
• As at least two full-length key components or key shares, in accordance with an industry-accepted method

Note: It is not required that public keys be stored in one of these forms.

3.5.3 Store cryptographic keys in the fewest possible locations.

Services Agreement	Exhibit 6 Page 6

3.6 Fully document and implement all key-management processes and procedures for cryptographic keys used for encryption of cardholder data, including the following:

Note: Numerous industry standards for key management are available from various resources including NIST, which can be found at http://csrc.nist.gov.

3.6.1 Generation of strong cryptographic keys
3.6.2 Secure cryptographic key distribution
3.6.3 Secure cryptographic key storage
3.6.4 Cryptographic key changes for keys that have reached the end of their cryptoperiod (for example, after a defined period of time has passed and/or after a certain amount of cipher-text has been produced by a given key), as defined by the associated application vendor or key owner, and based on industry best practices and guidelines (for example, NIST Special Publication 800-57).

3.6.5 Retirement or replacement (for example, archiving, destruction, and/or revocation) of keys as deemed necessary when the integrity of the key has been weakened (for example, departure of an employee with knowledge of a clear-text key component), or keys are suspected of being compromised.

Note: If retired or replaced cryptographic keys need to be retained, these keys must be securely archived (for example, by using a key-encryption key). Archived cryptographic keys should only be used for decryption/verification purposes.

3.6.6 If manual clear-text cryptographic key-management operations are used, these operations must be managed using split knowledge and dual control.

Note: Examples of manual key-management operations include, but are not limited to: key generation, transmission, loading, storage and destruction.

3.6.7 Prevention of unauthorized substitution of cryptographic keys.
3.6.8 Requirement for cryptographic key custodians to formally acknowledge that they understand and accept their key-custodian responsibilities.
3.7 Ensure that security policies and operational procedures for protecting stored cardholder data are documented, in use, and known to all affected parties.

Services Agreement	Exhibit 6 Page 7

4.1 Use strong cryptography and security protocols (for example, SSL/TLS, IPSEC, SSH, etc.) to safeguard sensitive cardholder data during transmission over open, public networks, including the following:
• Only trusted keys and certificates are accepted.
• The protocol in use only supports secure versions or configurations.
• The encryption strength is appropriate for the encryption methodology in use.

Examples of open, public networks include but are not limited to:
• The Internet
• Wireless technologies, including 802.11 and Bluetooth
• Cellular technologies, for example, Global System for Mobile communications (GSM), Code division multiple access (CDMA)
• General Packet Radio Service (GPRS).
• Satellite communications.

Note: SSL and early TLS are not considered strong cryptography and cannot be used as a security control after 30th June, 2016. Prior to this date, existing implementations that use SSL and/or early TLS must have a formal Risk Mitigation and Migration Plan in place.

Effective immediately, new implementations must not use SSL or early TLS.

POS POI terminals (and the SSL/TLS termination points to which they connect) that can be verified as not being susceptible to any known exploits for SSL and early TLS may continue using these as a security control after 30th June, 2016.

4.1.1 Ensure wireless networks transmitting cardholder data or connected to the cardholder data environment, use industry best practices (for example, IEEE 802.11i) to implement strong encryption for authentication and transmission.

Note: The use of WEP as a security control is prohibited.

4.2 Never send unprotected PANs by end-user messaging technologies (for example, e-mail, instant messaging, SMS, chat, etc.).
4.3 Ensure that security policies and operational procedures for encrypting transmissions of cardholder data are documented, in use, and known to all affected parties.
5.1 Deploy anti-virus software on all systems commonly affected by malicious software (particularly personal computers and servers).
5.1.1 Ensure that anti-virus programs are capable of detecting, removing, and protecting against all known types of malicious software.
5.1.2 For systems considered to be not commonly affected by malicious software, perform periodic evaluations to identify and evaluate evolving malware threats in order to confirm whether such systems continue to not require anti-virus software.

Services Agreement	Exhibit 6 Page 8

5.2 Ensure that all anti-virus mechanisms are maintained as follows: • Are kept current, • Perform periodic scans • Generate audit logs which are retained per PCI DSS Requirement 10.7.
5.3 Ensure that anti-virus mechanisms are actively running and cannot be disabled or altered by users, unless specifically authorized by management on a case-by-case basis for a limited time period.

Note: Anti-virus solutions may be temporarily disabled only if there is legitimate technical need, as authorized by management on a case-by-case basis. If anti-virus protection needs to be disabled for a specific purpose, it must be formally authorized. Additional security measures may also need to be implemented for the period of time during which anti-virus protection is not active.

5.4 Ensure that security policies and operational procedures for protecting systems against malware are documented, in use, and known to all affected parties.
6.1 Establish a process to identify security vulnerabilities, using reputable outside sources for security vulnerability information, and assign a risk ranking (for example, as “high,” “medium,” or “low”) to newly discovered security vulnerabilities.

6.2 Ensure that all system components and software are protected from known vulnerabilities by installing applicable vendor-supplied security patches. Install critical security patches within one month of release.

Note: Critical security patches should be identified according to the risk ranking process defined in Requirement 6.1.

6.3 Develop internal and external software applications (including web-based administrative access to applications) securely, as follows:
• In accordance with PCI DSS (for example, secure authentication and logging)
• Based on industry standards and/or best practices.
• Incorporating information security throughout the software-development life cycle

Note: this applies to all software developed internally as well as bespoke or custom software developed by a third party.

6.3.1 Remove development, test and/or custom application accounts, user IDs, and passwords before applications become active or are released to customers.

Services Agreement	Exhibit 6 Page 9

6.3.2 Review custom code prior to release to production or customers in order to identify any potential coding vulnerability (using either manual or automated processes) to include at least the following:
• Code changes are reviewed by individuals other than the originating code author, and by individuals knowledgeable about code-review techniques and secure coding practices.
• Code reviews ensure code is developed according to secure coding guidelines
• Appropriate corrections are implemented prior to release.
• Code-review results are reviewed and approved by management prior to release.

Note: This requirement for code reviews applies to all custom code (both internal and public-facing), as part of the system development life cycle.
Code reviews can be conducted by knowledgeable internal personnel or third parties. Public-facing web applications are also subject to additional controls, to address ongoing threats and vulnerabilities after implementation, as defined at PCI DSS Requirement 6.6.

6.4 Follow change control processes and procedures for all changes to system components. The processes must include the following:
6.4.1 Separate development/test environments from production environments, and enforce the separation with access controls.
6.4.2 Separation of duties between development/test and production environments
6.4.3 Production data (live PANs) are not used for testing or development
6.4.4 Removal of test data and accounts before production systems become active
6.4.5 Change control procedures for the implementation of security patches and software modifications must include the following:
6.4.5.1 Documentation of impact.
6.4.5.2 Documented change approval by authorized parties.
6.4.5.3 Functionality testing to verify that the change does not adversely impact the security of the system.
6.4.5.4 Back-out procedures.

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6.5 Address common coding vulnerabilities in software-development processes as follows:
• Train developers in secure coding techniques, including how to avoid common coding vulnerabilities, and understanding how sensitive data is handled in memory.
• Develop applications based on secure coding guidelines.

Note: The vulnerabilities listed at 6.5.1 through 6.5.10 were current with industry best practices when this version of PCI DSS was published. However, as industry best practices for vulnerability management are updated (for example, the OWASP Guide, SANS CWE Top 25, CERT Secure Coding, etc.), the current best practices must be used for these requirements.

6.5.1 Injection flaws, particularly SQL injection. Also consider OS Command Injection, LDAP and XPath injection flaws as well as other injection flaws.
6.5.2 Buffer overflows
6.5.3 Insecure cryptographic storage
6.5.4 Insecure communications
6.5.5 Improper error handling
6.5.6 All “high risk” vulnerabilities identified in the vulnerability identification process (as defined in PCI DSS Requirement 6.1).
Note: Requirements 6.5.7 through 6.5.10, below, apply to web applications and application interfaces (internal or external):
6.5.7 Cross-site scripting (XSS)
6.5.8 Improper access control (such as insecure direct object references, failure to restrict URL access, directory traversal, and failure to restrict user access to functions).
6.5.9 Cross-site request forgery (CSRF)
6.5.10 Broken authentication and session management Note: Requirement 6.5.10 is a best practice until June 30, 2015, after which it becomes a requirement.
6.6 For public-facing web applications, address new threats and vulnerabilities on an ongoing basis and ensure these applications are protected against known attacks by either of the following methods:
• Reviewing public-facing web applications via manual or automated application vulnerability security assessment tools or methods, at least annually and after any changes

Note: This assessment is not the same as the vulnerability scans performed for Requirement 11.2.

• Installing an automated technical solution that detects and prevents web-based attacks (for example, a web-application firewall) in front of public-facing web applications, to continually check all traffic.

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6.7 Ensure that security policies and operational procedures for developing and maintaining secure systems and applications are documented, in use, and known to all affected parties.
7.1 Limit access to system components and cardholder data to only those individuals whose job requires such access. Access limitations must include the following:
7.1.1 Define access needs for each role, including:
• System components and data resources that each role needs to access for their job function
• Level of privilege required (for example, user, administrator, etc.) for accessing resources.

7.1.2 Restrict access to privileged user IDs to least privileges necessary to perform job responsibilities.
7.1.3 Assign access based on individual personnel’s job classification and function.
7.1.4 Require documented approval by authorized parties specifying required privileges.
7.2 Establish an access control system for systems components that restricts access based on a user’s need to know, and is set to “deny all” unless specifically allowed.
This access control system must include the following:

7.2.1 Coverage of all system components
7.2.2 Assignment of privileges to individuals based on job classification and function.
7.2.3 Default “deny-all” setting.
7.3 Ensure that security policies and operational procedures for restricting access to cardholder data are documented, in use, and known to all affected parties.
8.1 Define and implement policies and procedures to ensure proper user identification management for non-consumer users and administrators on all system components as follows:
8.1.1 Assign all users a unique ID before allowing them to access system components or cardholder data.
8.1.2 Control addition, deletion, and modification of user IDs, credentials, and other identifier objects.
8.1.3 Immediately revoke access for any terminated users.
8.1.4 Remove/disable inactive user accounts within 90 days.
8.1.5 Manage IDs used by vendors to access, support, or maintain system components via remote access as follows:
• Enabled only during the time period needed and disabled when not in use.
• Monitored when in use.

8.1.6 Limit repeated access attempts by locking out the user ID after not more than six attempts.
8.1.7 Set the lockout duration to a minimum of 30 minutes or until an administrator enables the user ID.

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8.1.8 If a session has been idle for more than 15 minutes, require the user to re-authenticate to re-activate the terminal or session.
8.2 In addition to assigning a unique ID, ensure proper user-authentication management for non-consumer users and administrators on all system components by employing at least one of the following methods to authenticate all users:
• Something you know, such as a password or passphrase
• Something you have, such as a token device or smart card
• Something you are, such as a biometric.

8.2.1 Using strong cryptography, render all authentication credentials (such as passwords/phrases) unreadable during transmission and storage on all system components.
8.2.2 Verify user identity before modifying any authentication credential—for example, performing password resets, provisioning new tokens, or generating new keys.
8.2.3 Passwords/phrases must meet the following:
• Require a minimum length of at least seven characters.
• Contain both numeric and alphabetic characters.

Alternatively, the passwords/phrases must have complexity and strength at least equivalent to the parameters specified above.

8.2.4 Change user passwords/passphrases at least once every 90 days.
8.2.5 Do not allow an individual to submit a new password/phrase that is the same as any of the last four passwords/phrases he or she has used.
8.2.6 Set passwords/phrases for first-time use and upon reset to a unique value for each user, and change immediately after the first use.
8.3 Incorporate two-factor authentication for remote network access originating from outside the network by personnel (including users and administrators) and all third parties, (including vendor access for support or maintenance).

Note: Two-factor authentication requires that two of the three authentication methods (see Requirement 8.2 for descriptions of authentication methods) be used for authentication. Using one factor twice (for example, using two separate passwords) is not considered two-factor authentication.

Examples of two-factor technologies include remote authentication and dial-in service (RADIUS) with tokens; terminal access controller access control system (TACACS) with tokens; and other technologies that facilitate two-factor authentication.

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8.4 Document and communicate authentication policies and procedures to all users including:
• Guidance on selecting strong authentication credentials
• Guidance for how users should protect their authentication credentials
• Instructions not to reuse previously used passwords
• Instructions to change passwords if there is any suspicion the password could be compromised.

8.5 Do not use group, shared, or generic IDs, passwords, or other authentication methods as follows:
• Generic user IDs are disabled or removed.
• Shared user IDs do not exist for system administration and other critical functions.
• Shared and generic user IDs are not used to administer any system components.

8.5.1 Additional requirement for service providers only: Service providers with remote access to customer premises (for example, for support of POS systems or servers) must use a unique authentication credential (such as a password/phrase) for each customer.

Note: This requirement is not intended to apply to shared hosting providers accessing their own hosting environment, where multiple customer environments are hosted.

Note: Requirement 8.5.1 is a best practice until June 30, 2015, after which it becomes a requirement.

8.6 Where other authentication mechanisms are used (for example, physical or logical security tokens, smart cards, certificates, etc.), use of these mechanisms must be assigned as follows:
• Authentication mechanisms must be assigned to an individual account and not shared among multiple accounts.
• Physical and/or logical controls must be in place to ensure only the intended account can use that mechanism to gain access.

8.7 All access to any database containing cardholder data (including access by applications, administrators, and all other users) is restricted as follows:
• All user access to, user queries of, and user actions on databases are through programmatic methods.
• Only database administrators have the ability to directly access or query databases.
• Application IDs for database applications can only be used by the applications (and not by individual users or other non-application processes).

8.8 Ensure that security policies and operational procedures for identification and authentication are documented, in use, and known to all affected parties.
9.1 Use appropriate facility entry controls to limit and monitor physical access to systems in the cardholder data environment.

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9.1.1 Use video cameras and/or access control mechanisms to monitor individual physical access to sensitive areas. Review collected data and correlate with other entries. Store for at least three months, unless otherwise restricted by law.

Note: “Sensitive areas” refers to any data center, server room or any area that houses systems that store, process, or transmit cardholder data. This excludes public-facing areas where only point-of-sale terminals are present, such as the cashier areas in a retail store.

9.1.2 Implement physical and/or logical controls to restrict access to publicly accessible network jacks.

For example, network jacks located in public areas and areas accessible to visitors could be disabled and only enabled when network access is explicitly authorized. Alternatively, processes could be implemented to ensure that visitors are escorted at all times in areas with active network jacks.

9.1.3 Restrict physical access to wireless access points, gateways, handheld devices, networking/communications hardware, and telecommunication lines.
9.2 Develop procedures to easily distinguish between onsite personnel and visitors, to include:
• Identifying onsite personnel and visitors (for example, assigning badges)
• Changes to access requirements
• Revoking or terminating onsite personnel and expired visitor identification (such as ID badges).

9.3 Control physical access for onsite personnel to sensitive areas as follows:
• Access must be authorized and based on individual job function.
• Access is revoked immediately upon termination, and all physical access mechanisms, such as keys, access cards, etc., are returned or disabled.

9.4 Implement procedures to identify and authorize visitors. Procedures should include the following:
9.4.1 Visitors are authorized before entering, and escorted at all times within, areas where cardholder data is processed or maintained.
9.4.2 Visitors are identified and given a badge or other identification that expires and that visibly distinguishes the visitors from onsite personnel.
9.4.3 Visitors are asked to surrender the badge or identification before leaving the facility or at the date of expiration.

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9.4.4 A visitor log is used to maintain a physical audit trail of visitor activity to the facility as well as computer rooms and data centers where cardholder data is stored or transmitted.

Document the visitor’s name, the firm represented, and the onsite personnel authorizing physical access on the log.

Retain this log for a minimum of three months, unless otherwise restricted by law.

9.5 Physically secure all media.
9.5.1 Store media backups in a secure location, preferably an off-site facility, such as an alternate or backup site, or a commercial storage facility. Review the location’s security at least annually.

9.6 Maintain strict control over the internal or external distribution of any kind of media, including the following:
9.6.1 Classify media so the sensitivity of the data can be determined.
9.6.2 Send the media by secured courier or other delivery method that can be accurately tracked.
9.6.3 Ensure management approves any and all media that is moved from a secured area (including when media is distributed to individuals).
9.7 Maintain strict control over the storage and accessibility of media.
9.7.1 Properly maintain inventory logs of all media and conduct media inventories at least annually.
9.8 Destroy media when it is no longer needed for business or legal reasons as follows:
9.8.1 Shred, incinerate, or pulp hard-copy materials so that cardholder data cannot be reconstructed. Secure storage containers used for materials that are to be destroyed.
9.8.2 Render cardholder data on electronic media unrecoverable so that cardholder data cannot be reconstructed.
9.9 Protect devices that capture payment card data via direct physical interaction with the card from tampering and substitution.

Note: These requirements apply to card-reading devices used in card-present transactions (that is, card swipe or dip) at the point of sale. This requirement is not intended to apply to manual key-entry components such as computer keyboards and POS keypads.

Note: Requirement 9.9 is a best practice until June 30, 2015, after which it becomes a requirement.

9.9.1 Maintain an up-to-date list of devices. The list should include the following:
• Make, model of device
• Location of device (for example, the address of the site or facility where the device is located)
• Device serial number or other method of unique identification.

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9.9.2 Periodically inspect device surfaces to detect tampering (for example, addition of card skimmers to devices), or substitution (for example, by checking the serial number or other device characteristics to verify it has not been swapped with a fraudulent device). Note: Examples of signs that a device might have been tampered with or substituted include unexpected attachments or cables plugged into the device, missing or changed security labels, broken or differently colored casing, or changes to the serial number or other external markings.

Note: Examples of signs that a device might have been tampered with or substituted include unexpected attachments or cables plugged into the device, missing or changed security labels, broken or differently colored casing, or changes to the serial number or other external markings.

9.9.3 Provide training for personnel to be aware of attempted tampering or replacement of devices. Training should include the following:
• Verify the identity of any third-party persons claiming to be repair or maintenance personnel, prior to granting them access to modify or troubleshoot devices.
• Do not install, replace, or return devices without verification.
• Be aware of suspicious behavior around devices (for example, attempts by unknown persons to unplug or open devices).
• Report suspicious behavior and indications of device tampering or substitution to appropriate personnel (for example, to a manager or security officer).

9.10 Ensure that security policies and operational procedures for restricting physical access to cardholder data are documented, in use, and known to all affected parties.
10.1 Implement audit trails to link all access to system components to each individual user.
10.2 Implement automated audit trails for all system components to reconstruct the following events:
10.2.1 All individual user accesses to cardholder data
10.2.2 All actions taken by any individual with root or administrative privileges
10.2.3 Access to all audit trails
10.2.4 Invalid logical access attempts
10.2.5 Use of and changes to identification and authentication mechanisms—including but not limited to creation of new accounts and elevation of privileges—and all changes, additions, or deletions to accounts with root or administrative privileges

10.2.6 Initialization, stopping, or pausing of the audit logs
10.2.7 Creation and deletion of system-level objects
10.3 Record at least the following audit trail entries for all system components for each event:

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10.3.1 User identification
10.3.2 Type of event
10.3.3 Date and time
10.3.4 Success or failure indication
10.3.5 Origination of event
10.3.6 Identity or name of affected data, system component, or resource.
10.4 Using time-synchronization technology, synchronize all critical system clocks and times and ensure that the following is implemented for acquiring, distributing, and storing time.

Note: One example of time synchronization technology is Network Time Protocol (NTP).

10.4.1 Critical systems have the correct and consistent time.
10.4.2 Time data is protected.
10.4.3 Time settings are received from industry-accepted time sources.
10.5 Secure audit trails so they cannot be altered.
10.5.1 Limit viewing of audit trails to those with a job-related need.
10.5.2 Protect audit trail files from unauthorized modifications.
10.5.3 Promptly back up audit trail files to a centralized log server or media that is difficult to alter.
10.5.4 Write logs for external-facing technologies onto a secure, centralized, internal log server or media device.
10.5.5 Use file-integrity monitoring or change-detection software on logs to ensure that existing log data cannot be changed without generating alerts (although new data being added should not cause an alert).

10.6 Review logs and security events for all system components to identify anomalies or suspicious activity. Note: Log harvesting, parsing, and alerting tools may be used to meet this Requirement.
10.6.1 Review the following at least daily:
• All security events
• Logs of all system components that store, process, or transmit CHD and/or SAD
• Logs of all critical system components
• Logs of all servers and system components that perform security functions (for example, firewalls, intrusion-detection systems/intrusion-prevention systems (IDS/IPS), authentication servers, e-commerce redirection servers, etc.)

10.6.2 Review logs of all other system components periodically based on the organization’s policies and risk management strategy, as determined by the organization’s annual risk assessment.

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10.6.3 Follow up exceptions and anomalies identified during the review process.
10.7 Retain audit trail history for at least one year, with a minimum of three months immediately available for analysis (for example, online, archived, or restorable from backup).
10.8 Ensure that security policies and operational procedures for monitoring all access to network resources and cardholder data are documented, in use, and known to all affected parties.
11.1 Implement processes to test for the presence of wireless access points (802.11), and detect and identify all authorized and unauthorized wireless access points on a quarterly basis.

Note: Methods that may be used in the process include but are not limited to wireless network scans, physical/logical inspections of system components and infrastructure, network access control (NAC), or wireless IDS/IPS.

Whichever methods are used, they must be sufficient to detect and identify both authorized and unauthorized devices.

11.1.1 Maintain an inventory of authorized wireless access points including a documented business justification.
11.1.2 Implement incident response procedures in the event unauthorized wireless access points are detected.
11.2 Run internal and external network vulnerability scans at least quarterly and after any significant change in the network (such as new system component installations, changes in network topology, firewall rule modifications, product upgrades).

Note: Multiple scan reports can be combined for the quarterly scan process to show that all systems were scanned and all applicable vulnerabilities have been addressed. Additional documentation may be required to verify non-remediated vulnerabilities are in the process of being addressed.

For initial PCI DSS compliance, it is not required that four quarters of passing scans be completed if the assessor verifies 1) the most recent scan result was a passing scan, 2) the entity has documented policies and procedures requiring quarterly scanning, and 3) vulnerabilities noted in the scan results have been corrected as shown in a re-scan(s). For subsequent years after the initial PCI DSS review, four quarters of passing scans must have occurred.

11.2.1 Perform quarterly internal vulnerability scans and rescans as needed, until all “high-risk” vulnerabilities (as identified in Requirement 6.1) are resolved. Scans must be performed by qualified personnel.

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11.2.2 Perform quarterly external vulnerability scans, via an Approved Scanning Vendor (ASV) approved by the Payment Card Industry Security Standards Council (PCI SSC). Perform rescans as needed, until passing scans are achieved.

Note: Quarterly external vulnerability scans must be performed by an Approved Scanning Vendor (ASV), approved by the Payment Card Industry Security Standards Council (PCI SSC). Refer to the ASV Program Guide published on the PCI SSC website for scan customer responsibilities, scan preparation, etc.

11.2.3 Perform internal and external scans, and rescans as needed, after any significant change. Scans must be performed by qualified personnel.
11.3 Implement a methodology for penetration testing that includes the following:
• Is based on industry-accepted penetration testing approaches (for example, NIST SP800-115).
• Includes coverage for the entire CDE perimeter and critical systems.
• Includes testing from both inside and outside of the network.
• Includes testing to validate any segmentation and scope reduction controls.
• Defines application-layer penetration tests to include, at a minimum, the vulnerabilities listed in Requirement 6.5.
• Defines network-layer penetration tests to include components that support network functions as well as operating systems.
• Includes review and consideration of threats and vulnerabilities experienced in the last 12 months.
• Specifies retention of penetration testing results and remediation activities results.

Note: This update to Requirement 11.3 is a best practice until June 30, 2015, after which it becomes a requirement. Prior to this date, PCI DSS v2.0 requirements for penetration testing must be followed until version 3 is in place.

11.3.1 Perform external penetration testing at least annually and after any significant infrastructure or application upgrade or modification (such as an operating system upgrade, a sub-network added to the environment, or a web server added to the environment).

11.3.2 Perform internal penetration testing at least annually and after any significant infrastructure or application upgrade or modification (such as an operating system upgrade, a sub-network added to the environment, or a web server added to the environment).

11.3.3 Exploitable vulnerabilities found during penetration testing are corrected and testing is repeated to verify the corrections.

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11.3.4 If segmentation is used to isolate the CDE from other networks, perform penetration tests at least annually and after any changes to segmentation controls/methods to verify that the segmentation methods are operational and effective, and isolate all out-of-scope systems from systems in the CDE.

11.4 Use intrusion-detection and/or intrusion-prevention techniques to detect and/or prevent intrusions into the network. Monitor all traffic at the perimeter of the cardholder data environment as well as at critical points in the cardholder data environment, and alert personnel to suspected compromises.

Keep all intrusion-detection and prevention engines, baselines, and signatures up to date.

11.5 Deploy a change-detection mechanism (for example, file-integrity monitoring tools) to alert personnel to unauthorized modification (including changes, additions and deletions) of critical system files, configuration files, or content files; and configure the software to perform critical file comparisons at least weekly.

Note: For change-detection purposes, critical files are usually those that do not regularly change, but the modification of which could indicate a system compromise or risk of compromise. Change-detection mechanisms such as file-integrity monitoring products usually come pre-configured with critical files for the related operating system. Other critical files, such as those for custom applications, must be evaluated and defined by the entity (that is, the merchant or service provider).

11.5.1 Implement a process to respond to any alerts generated by the change-detection solution.
11.6 Ensure that security policies and operational procedures for security monitoring and testing are documented, in use, and known to all affected parties.
12.1 Establish, publish, maintain, and disseminate a security policy.
12.1.1 Review the security policy at least annually and update the policy when business objectives or the risk environment change.
12.2 Implement a risk-assessment process that:
• Is performed at least annually and upon significant changes to the environment (for example, acquisition, merger, relocation, etc.),
• Identifies critical assets, threats, and vulnerabilities, and
• Results in a formal, documented analysis of risk.

Examples of risk-assessment methodologies include but are not limited to OCTAVE, ISO 27005 and NIST SP 800-30.

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12.3 Develop usage policies for critical technologies and define proper use of these technologies.

Note: Examples of critical technologies include, but are not limited to, remote access and wireless technologies, laptops, tablets, removable electronic media, e-mail usage and Internet usage.

Ensure these usage policies require the following:

12.3.1 Explicit approval by authorized parties
12.3.2 Authentication for use of the technology
12.3.3 A list of all such devices and personnel with access
12.3.4 A method to accurately and readily determine owner, contact information, and purpose (for example, labeling, coding, and/or inventorying of devices)
12.3.5 Acceptable uses of the technology
12.3.6 Acceptable network locations for the technologies
12.3.7 List of company-approved products
12.3.8 Automatic disconnect of sessions for remote-access technologies after a specific period of inactivity.
12.3.9 Activation of remote-access technologies for vendors and business partners only when needed by vendors and business partners, with immediate deactivation after use
12.3.10 For personnel accessing cardholder data via remote-access technologies, prohibit the copying, moving, and storage of cardholder data onto local hard drives and removable electronic media, unless explicitly authorized for a defined business need.

Where there is an authorized business need, the usage policies must require the data be protected in accordance with all applicable PCI DSS Requirements.

12.4 Ensure that the security policy and procedures clearly define information security responsibilities for all personnel.
12.5 Assign to an individual or team the following information security management responsibilities:
12.5.1 Establish, document, and distribute security policies and procedures.
12.5.2 Monitor and analyze security alerts and information, and distribute to appropriate personnel.
12.5.3 Establish, document, and distribute security incident response and escalation procedures to ensure timely and effective handling of all situations.
12.5.4 Administer user accounts, including additions, deletions, and modifications.
12.5.5 Monitor and control all access to data.

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12.6 Implement a formal security awareness program to make all personnel aware of the importance of cardholder data security.
12.6.1 Educate personnel upon hire and at least annually. Note: Methods can vary depending on the role of the personnel and their level of access to the cardholder data.
12.6.2 Require personnel to acknowledge at least annually that they have read and understood the security policy and procedures.
12.7 Screen potential personnel prior to hire to minimize the risk of attacks from internal sources. (Examples of background checks include previous employment history, criminal record, credit history, and reference checks.)

Note: For those potential personnel to be hired for certain positions such as store cashiers who only have access to one card number at a time when facilitating a transaction, this requirement is a recommendation only.

12.8 Maintain and implement policies and procedures to manage service providers with whom cardholder data is shared, or that could affect the security of cardholder data, as follows:
12.8.1 Maintain a list of service providers.
12.8.2 Maintain a written agreement that includes an acknowledgement that the service providers are responsible for the security of cardholder data the service providers possess or otherwise store, process or transmit on behalf of the customer, or to the extent that they could impact the security of the customer’s cardholder data environment.

Note: The exact wording of an acknowledgement will depend on the agreement between the two parties, the details of the service being provided, and the responsibilities assigned to each party. The acknowledgement does not have to include the exact wording provided in this requirement.

12.8.3 Ensure there is an established process for engaging service providers including proper due diligence prior to engagement.
12.8.4 Maintain a program to monitor service providers’ PCI DSS compliance status at least annually.
12.8.5 Maintain information about which PCI DSS requirements are managed by each service provider, and which are managed by the entity.

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12.9 Additional requirement for service providers only: Service providers acknowledge in writing to customers that they are responsible for the security of cardholder data the service provider possesses or otherwise stores, processes, or transmits on behalf of the customer, or to the extent that they could impact the security of the customer’s cardholder data environment.

Note: This requirement is a best practice until June 30, 2015, after which it becomes a requirement.

Note: The exact wording of an acknowledgement will depend on the agreement between the two parties, the details of the service being provided, and the responsibilities assigned to each party. The acknowledgement does not have to include the exact wording provided in this requirement.

12.10 Implement an incident response plan. Be prepared to respond immediately to a system breach.
12.10.1 Create the incident response plan to be implemented in the event of system breach. Ensure the plan addresses the following, at a minimum:
• Roles, responsibilities, and communication and contact strategies in the event of a compromise including notification of the payment brands, at a minimum
• Specific incident response procedures
• Business recovery and continuity procedures
• Data backup processes
• Analysis of legal requirements for reporting compromises
• Coverage and responses of all critical system components
• Reference or inclusion of incident response procedures from the payment brands.

12.10.2 Test the plan at least annually.
12.10.3 Designate specific personnel to be available on a 24/7 basis to respond to alerts.
12.10.4 Provide appropriate training to staff with security breach response responsibilities.
12.10.5 Include alerts from security monitoring systems, including but not limited to intrusion-detection, intrusion-prevention, firewalls, and file-integrity monitoring systems.
12.10.6 Develop a process to modify and evolve the incident response plan according to lessons learned and to incorporate industry developments.
Indicate whether the assessed entity is a shared hosting provider (indicated at Requirement 2.6). (yes/no)
If “no,” mark the below as “Not Applicable” (no further explanation required)
If “yes,” complete the following:

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A.1 Protect each entity’s (that is, merchant, service provider, or other entity) hosted environment and data, per A.1.1 through A.1.4:

A hosting provider must fulfill these requirements as well as all other relevant sections of the PCI DSS.

Note: Even though a hosting provider may meet these requirements, the compliance of the entity that uses the hosting provider is not guaranteed. Each entity must comply with the PCI DSS and validate compliance as applicable.

A.1.1 Ensure that each entity only runs processes that have access to that entity’s cardholder data environment.
A.1.2 Restrict each entity’s access and privileges to its own cardholder data environment only.
A.1.3 Ensure logging and audit trails are enabled and unique to each entity’s cardholder data environment and consistent with PCI DSS Requirement 10.
A.1.4 Enable processes to provide for timely forensic investigation in the event of a compromise to any hosted merchant or service provider.

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